Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159392

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. The securities offered hereby may not be sold, nor may offers to buy be accepted, prior to the time a final prospectus supplement is completed. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

You should carefully consider the risk factors beginning on page S-9 in this prospectus supplement and on page 1 in the prospectus.

The notes are obligations of the issuing entity, World Omni Auto Receivables Trust 2012-A, and are backed only by the assets of the issuing entity. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

SUBJECT TO COMPLETION DATED JULY 9, 2012

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 9, 2012

$713,410,000

World Omni Auto Receivables Trust 2012-A

Issuing Entity

$309,800,000 Class A-2 Asset-Backed Notes, Series 2012-A

$257,000,000 Class A-3 Asset-Backed Notes, Series 2012-A

$127,670,000 Class A-4 Asset-Backed Notes, Series 2012-A

$18,940,000 Class B Asset-Backed Notes, Series 2012-A

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

The issuing entity is offering the following classes of World Omni Auto Receivables Trust 2012-A notes by this prospectus supplement and the prospectus:

2012-A Asset Backed Notes(1)	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes(2)
Principal Amount	$309,800,000	$257,000,000	$127,670,000	$18,940,000
Interest Rate	%	%	%	%
Payment Dates	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	August 15, 2012	August 15, 2012	August 15, 2012	August 15, 2012
Final Scheduled Payment Date	June 15, 2015	February 15, 2017	August 15, 2018	May 15, 2019
Price to Public	%	%	%	%
Underwriting Discount	%	%	%	%
Proceeds to Depositor	$	$	$	$

(1)	The issuing entity will also issue on the closing date Class A-1 Notes with an aggregate initial principal amount of $190,000,000, which are not being offered under this prospectus supplement and instead will be retained by the depositor or one or more affiliates thereof.
(2)	All or a portion of the Class B Notes may be retained by the depositor or sold to one or more affiliates thereof.

Before deducting expenses of $         payable by the depositor, proceeds to the depositor are estimated to be $        .

The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. See “Fees and Expenses” in this prospectus supplement for a description of fees and expenses payable on each payment date out of available funds.

Credit Enhancement

•	A reserve account with an initial balance of $2,310,518.58.
•	Overcollateralization, excluding the yield supplement overcollateralization amount, to the extent built through the application of excess interest, up to a target level.
•	A yield supplement overcollateralization amount.
•	Excess interest on the receivables.
•	The Class B Notes are subordinated to the Class A Notes.

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes (except any notes retained by the depositor or sold to one or more affiliates thereof), in book-entry form only, will be made through The Depository Trust Company against payments in immediately available funds on or about July 18, 2012.

Joint Bookrunners of the Class A Notes

Barclays	BofA Merrill Lynch	Morgan Stanley

Co-Managers of the Class A Notes

BB&T Capital Markets	Comerica Securities	J.P. Morgan	PNC Capital Markets	Raymond James/ Morgan Keegan	Wells Fargo Securities

Underwriters of the Class B Notes

Barclays	BofA Merrill Lynch	Morgan Stanley

The date of this Prospectus Supplement is July     , 2012

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

Information about the notes is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the notes; and

•	this prospectus supplement, which describes the specific terms of the notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus supplement and the prospectus is accurate only as of the dates stated on their respective covers.

This prospectus supplement begins with two introductory sections describing the Series 2012-A Notes and the issuing entity in abbreviated form:

Summary of Terms, which gives a brief introduction of the key features of the notes and a description of the receivables; and

Risk Factors, appearing on page S-9 of this prospectus supplement, which describes risks that apply to the notes which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The “Table of Contents” in this prospectus supplement and in the prospectus identify the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to the Prospectus Supplement” which appears at the end of this prospectus supplement and in the “Glossary of Terms to the Prospectus” which appears at the end of the prospectus.

If the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information By Reference” beginning on page 55 of the prospectus.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to World Omni Auto Receivables LLC.

Section	Page
Transaction Structure and Parties	ii
Summary of Terms	S-1
Risk Factors	S-9
Class B Notes are subject to greater risk because of subordination of that class	S-9
Holders of the Class B Notes may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes may occur	S-9
Payment priorities increase risk of loss or delay in payment to certain notes	S-10
The notes are not suitable investments for all investors	S-10
Limited assets of the issuing entity could result in losses on the notes	S-10
Proceeds of the sale of receivables may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default until maturity	S-11
Prepayment on receivables will cause prepayments on your notes	S-11
You may experience reduced returns and delays on your notes resulting from a vehicle recall	S-11
The geographic concentration and performance of the receivables may increase the risk of loss on your investment	S-12
You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market	S-13
Continuing economic developments may adversely affect the performance and market value of your notes	S-14

Federal financial regulatory legislation could have an adverse effect on World Omni Financial Corp., the depositor and the issuing entity, which could result in losses or delays in payments on your notes

S-14

Withdrawal or downgrade of the initial ratings of the notes will, and the issuance of unsolicited ratings on your notes or any adverse changes to a hired rating agency may, affect the prices for the notes upon resale

S-16
The failure to pay interest on the subordinated classes of notes is not an event of default	S-17
The depositor may retain or sell to one or more affiliates thereof all or a portion of the Class B Notes, which may reduce the liquidity of your Class B Notes	S-17

i

TRANSACTION STRUCTURE AND PARTIES(1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus supplement and the prospectus for a further description.

(1)	The issuing entity will issue Class A-1 Notes on the closing date, which are not being offered under this prospectus supplement and instead will be retained by the depositor or one or more affiliates thereof. All or a portion of the Class B Notes may be retained by the depositor or sold to one or more affiliates thereof.

ii

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

Parties and Dates

Issuing Entity

The issuing entity of the notes is World Omni Auto Receivables Trust 2012-A, also referred to herein as the “issuing entity.”

Depositor

World Omni Auto Receivables LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the depositor is:

190 Jim Moran Blvd.

Deerfield Beach, Florida 33442

(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc. that commenced in 1968 and has been subsequently renewed through October 2014. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the Southeast Toyota Finance name since 1996.

Indenture Trustee

The Bank of New York Mellon

Owner Trustee

U.S. Bank Trust National Association

Cutoff Date

June 1, 2012

The information presented in this prospectus supplement relates to the pool of receivables as of the cutoff date.

The aggregate principal balance of the receivables included in the pool sold to the issuing entity on the closing date will be $940,449,326.13 as of the cutoff date.

Closing Date

On or about July 18, 2012.

The Notes

World Omni Auto Receivables Trust 2012-A will issue the following notes:

Class A-1     % Asset-Backed Notes in the aggregate original principal amount of $190,000,000;

Class A-2     % Asset-Backed Notes in the aggregate original principal amount of $309,800,000;

Class A-3     % Asset-Backed Notes in the aggregate original principal amount of $257,000,000;

Class A-4     % Asset-Backed Notes in the aggregate original principal amount of $127,670,000; and

Class B     % Asset-Backed Notes in the aggregate original principal amount of $18,940,000.

The Class A-1 Notes are not being offered under this prospectus supplement and instead will be retained by the depositor or one or more affiliates thereof. All or a portion of the Class B Notes may be retained by the depositor or sold to one or more affiliates thereof.

The aggregate original principal amount of the Class A Notes will be $884,470,000 and the aggregate original principal amount of the Class B Notes will be $18,940,000. The notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus supplement and “Description of the Notes—Book-Entry Registration” in the prospectus. We expect that delivery of the notes will be made on the closing date.

Payment Dates

The issuing entity will make payments on the notes on the 15th day of each month, except that when the 15th day is not a business day, the issuing entity will make payments on the notes on the next business day. We refer to such date as a “payment date.” The initial payment date will be August 15, 2012.

The final scheduled payment date for each class of notes is listed below. The issuing entity expects that each class of notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes	July 15, 2013
Class A-2 Notes	June 15, 2015
Class A-3 Notes	February 15, 2017
Class A-4 Notes	August 15, 2018
Class B Notes	May 15, 2019

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the related record date interest at the respective per annum interest rate applicable to that class of notes on the outstanding principal amount of that class of notes as of the close of business on the preceding payment date.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on the Class A-1 Notes on each payment date will be the product of:

•	the aggregate outstanding principal balance of the Class A-1 Notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date, since the closing date) divided by 360.

Interest for a related period on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the aggregate outstanding principal balance of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, 27, assuming a closing date of July 18, 2012) divided by 360.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus supplement, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full.

We refer you to “Description of the Notes—Payments of Interest” in this prospectus supplement.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (2), (4) and (6) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class A-4 Notes until they are paid in full; and then

(5) to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes from funds allocated to the holders of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full; then

(2) to the holders of the remaining Class A Notes, pro rata, based upon their respective unpaid principal amount until the Class A Notes have been paid in full; and then

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement.

Redemption Upon Optional Purchase

The servicer may, at its option, cause a redemption of the outstanding notes by purchasing all the receivables. The servicer may only do this on any payment date following the last day of any collection period during which the aggregate outstanding principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The redemption price of the notes shall equal the aggregate outstanding principal amount of the notes plus accrued and unpaid interest thereon to but excluding the date of redemption and the purchase price for the receivables shall not be less than the redemption price.

Priority of Payments

On each payment date, any funds available for distribution from the receivables, funds in excess of the amount required to be on deposit in the reserve account and other specified amounts constituting available funds, if any, in each case, with respect to that payment date, after the deduction of servicing fees, unpaid servicing fees and reimbursement of advances, in each case, paid to or retained by the servicer, will be distributed in the following amounts and order of priority:

(1) interest on the Class A Notes;

(2) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date exceeds (b) the aggregate outstanding principal balance of the receivables as of the last day of the related collection period less the yield supplement overcollateralization amount as of the last day of the related collection period, also referred to herein as the “YSOC Amount,” as described under “Description of the Trust Documents—The YSOC Amount” in this prospectus supplement;

(3) interest on the Class B Notes;

(4) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such payment date exceeds (b) the aggregate outstanding principal balance of receivables as of the last day of the related collection period less the YSOC Amount as of the last day of the related collection period less (c) any amounts allocated to pay principal of the notes under clause (2) above;

(5) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(6) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date exceeds (b) the aggregate outstanding principal balance of the receivables as of the last day of the related collection period less the sum of (x) the YSOC Amount as of the last day of the related collection period and (y) the overcollateralization target amount for that payment date, less (c) any amounts allocated to pay principal of the notes under clauses (2) and (4) above; and

(7) the remainder, if any, as distributions to the certificateholders.

In the event that available funds are not sufficient to make the entire allocations required by clauses (1) through (4) above, the indenture trustee shall withdraw funds from the reserve account and will apply those funds to complete the distributions required by those clauses in the priority specified above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, available funds will be distributed in the following order of priority:

(1) interest on the Class A Notes;

(2) if the notes have been declared to be due and payable as a result of the occurrence of an event of default under the indenture as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(3) interest on the Class B Notes;

(4) if the notes have been declared to be due and payable as a result of the occurrence of an event of default under the indenture other than as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(5) principal on the Class B Notes; and

(6) the remainder, if any, as distributions to the certificateholders.

We refer you to “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus supplement. We also refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement and “Fees and Expenses” in this prospectus supplement for a description of fees and expenses payable on each payment date out of available funds.

Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•

a default for five business days or more in the payment of any interest on any note; provided, that, until the outstanding amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default;

•

a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice or cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes or the redemption date.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the notes are so accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Trust Documents— Distributions—Payments to Noteholders” in this prospectus supplement.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of each class of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of noteholders, see “Description of the Notes—The Indenture” and “Description of the Trust Documents—Voting Rights; Controlling Securities” in the prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities. See “Holders of the Class B Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur” in this prospectus supplement. Notes retained by the depositor or held by any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding amount of the controlling securities have given any request, demand, authorization, direction, notice, consent or waiver under any related transaction document.

Servicing

After the sale of the receivables to the issuing entity, World Omni Financial Corp. will continue to service the receivables. World Omni Financial Corp.’s responsibilities as servicer will include collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of defaulted receivables, monitoring the performance of the receivables and advancing interest on delinquent receivables. We refer you to “Description of the Trust Documents—Advances” in this prospectus supplement for more information on advances. In return for World Omni Financial Corp.’s services, the issuing entity will pay a fee to World Omni Financial Corp. on each payment date out of collections received by the issuing entity, which generally will be 1/12 of 1.00% of the principal balance of receivables as of the first day of the related collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month. We refer you to “Description of the Trust Documents—Servicing Compensation” in this prospectus supplement.

The Receivables

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. We refer to these contracts as “receivables.” The issuing entity will be entitled to receive all payments received after the cutoff date with respect to the receivables.

We refer to the principal balance of a receivable as of the cutoff date as the “starting principal balance” of that receivable and the principal balance of a receivable as of the date it was originated as the “original principal balance” of that receivable.

There is no requirement or ability to add or remove pool assets from the pool other than the right of the issuing entity to remove a pool asset from the pool upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repayment of the diverted amounts.

The assets of the issuing entity will also include monies on deposit in specific accounts, including the reserve account, other property and the proceeds thereof. See “The Issuing Entity—The Trust Property” in this prospectus supplement for additional information regarding the assets of the issuing entity.

The receivables acquired by the issuing entity will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the issuing entity. The issuing entity will grant a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders.

As of the cutoff date, the receivables in the pool had the following general characteristics:

Aggregate Principal Balance	$940,449,326.13
Weighted Average Annual Percentage Rate	4.47%
Range of Annual Percentage Rates	0.00% to 20.00%
Weighted Average Remaining Term to Maturity (months)	59.55
Weighted Average Original Term to Maturity (months)	64.70
Latest Scheduled Maturity Date	October 19, 2018

For further information about the characteristics of the receivables in the pool as of the cutoff date, see “The Receivables Pool” in this prospectus supplement.

All receivables acquired by the issuing entity, however, must satisfy the eligibility criteria specified in the trust documents.

The aggregate principal balance of receivables included in the pool sold to the issuing entity on the closing date will be $940,449,326.13 as of the cutoff date.

There are no outstanding series or classes of securities that are backed by the asset pool and there are no material direct or contingent claims on or against the receivables other than those held by the secured parties under the indenture.

In connection with the offering of the Notes, the depositor has performed a review of the receivables pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables in the pool, as described under “The Receivables— Review of Pool Assets” in this prospectus supplement

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the notes. The credit enhancement for the notes is in the form of a reserve account, subordination, overcollateralization, the yield supplement overcollateralization amount and excess interest.

Reserve Account

On the closing date, $2,310,518.58 will be deposited into the reserve account, which is equal to 0.25% of the expected aggregate starting principal balance of the receivables as of the cutoff date less the YSOC Amount as of the cutoff date.

The indenture trustee will apply funds in the reserve account to make the payments in clauses (1) through (4) under the section entitled “Priority of Payments” above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount of such class of notes remains outstanding, the indenture trustee will apply funds from the reserve account to repay such class of notes in full.

The amount required to be on deposit in the reserve account on any payment date is equal to the lesser of (a) 0.25% of the aggregate starting principal balance of all receivables transferred to the issuing entity less the YSOC Amount of those receivables as of the applicable cutoff date or (b) the aggregate outstanding principal amount of the notes on such payment date after giving effect to all payments of principal thereof. Amounts in the reserve account in excess of the required amount for any payment date will become part of available funds for that payment date. The reserve account will be replenished, if necessary, to its required amount with collections on the receivables remaining after making required allocations of interest and principal payments on the notes.

Subordination of the Class B Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes. The Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus supplement.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of notes in the reverse order of priority of payments on the notes, such that losses will be first allocated to the overcollateralization, if any, then to the principal balance of the Class B Notes and then to the principal balance of the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate outstanding principal balance of the receivables held by the issuing entity less the YSOC Amount of those receivables exceeds the aggregate outstanding principal amount of the notes. Overcollateralization as of the closing date is expected to be approximately 2.25% of the aggregate starting principal balance of the receivables less the YSOC Amount of the receivables as of the cutoff date. In addition, the application of funds according to clause (6) under the section entitled “Priority of Payments” above is designed to increase the level of overcollateralization as of any payment date to a target amount of 4.50% of the aggregate outstanding principal balance of the receivables as of the end of the related collection period less the YSOC Amount, but not less than 1.00% of the aggregate starting principal balance of the receivables less the YSOC Amount as of the closing date. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on the receivables, if any.

The Yield Supplement Overcollateralization Amount

The YSOC Amount, with respect to any calendar month and the related payment date, or with respect to the cutoff date, is the aggregate amount by which the principal balance as of the last day of such calendar month or the respective cutoff date of each of the related receivables with an annual percentage rate as stated in the related contract of less than 3.10%, or such other percentage approved by the rating agencies hired by the sponsor to rate the notes, herein referred to as the “required rate,” other than a defaulted receivable, exceeds the present value, calculated using a discount rate equal to the required rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Tax Status

Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) will be characterized as indebtedness and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a note, each holder of that note will be deemed to agree to treat the note as indebtedness for income tax purposes.

We refer you to “Material Federal Income Tax Consequences” in the prospectus and in this prospectus supplement for additional information concerning the application of federal tax laws to the issuing entity and the notes and to “State and Local Tax Consequences” in this prospectus supplement for additional information concerning the application of state tax laws to the issuing entity and the notes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

Subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement, the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of a note each investor will be deemed to represent that either it is not acquiring such note with the assets of any plan or that, its purchase and holding of such note will not give rise to a nonexempt prohibited transaction.

We refer you to “Certain ERISA Considerations” in this prospectus supplement.

Ratings of the Notes

We expect that the notes (other than the Class A-1 Notes) will receive credit ratings from at least two nationally recognized rating agencies hired by the sponsor to rate the notes.

The rating agencies hired by the sponsor have discretion to monitor and adjust the ratings on the notes. The notes may receive an unsolicited rating from a rating agency not hired by the sponsor that is different from the ratings provided by the rating agencies hired by the sponsor to rate the notes. As of the date of this prospectus supplement, we are not aware of any unsolicited ratings on the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors— Withdrawal or downgrading of the initial ratings of the notes will, and the issuance of unsolicited ratings on your notes or any adverse changes to a hired rating agency may, affect the prices for the notes upon resale” in this prospectus supplement and “Risk Factors—A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the notes” in the prospectus for more information.

Certificates

The issuing entity will also issue certificates that represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificates. The certificates are not being offered by this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Prospective investors in the notes should consider the following factors and the additional factors discussed under “Risk Factors” in the prospectus.

Class B Notes are subject to greater risk because of subordination of that class.	The Class B Notes bear greater risks than the Class A Notes because payments of interest on and principal of the Class B Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in the prospectus supplement, to payments of interest on and principal of the Class A Notes.

Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due and reimbursement of advances to the servicer, interest payments on the Class A Notes, and principal payments to the Class A Notes to the extent the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding the related payment date exceeds the aggregate outstanding principal balance of the receivables less the YSOC amount less amounts previously distributed as principal on such payment date. In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid to the Class B Notes until all principal of and interest on the Class A Notes have been paid in full.

Principal payments on the Class B Notes will be subordinated in priority to the Class A Notes, as described in “Description of the Notes—Payments of Principal” in the prospectus supplement. No principal will be paid on the Class B Notes until all principal of the Class A Notes has been paid in full. In addition, principal payments on the Class B Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes. See “Description of the Notes—Payments of Principal” in the prospectus supplement.

This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes.

Holders of the Class B Notes may suffer losses because they have limited control over actions of the issuing entity and conflicts between classes of notes may occur.	The Class A Notes will be the “controlling class” under the indenture while any Class A Notes are outstanding. Only after the Class A Notes have been paid in full will the Class B Notes be the controlling class.

The rights of the controlling class will include the following:

•

following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity, including a sale of the receivables;

•	following a servicer default, to waive the servicer default or to terminate the servicer;

•	to remove the indenture trustee and appoint a successor; and

•	to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the controlling class may act solely in its own interests. Therefore, holders of Class B Notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class could take actions that would adversely affect the holders of the Class B Notes.

Payment priorities increase risk of loss or delay in payment to certain notes.	Because the principal of each class of notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to the risk of losses on the receivables during periods after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished and (ii) Class B Notes will be outstanding longer than the Class A Notes, and, therefore, will be exposed to the risk of losses on the receivables during periods after the Class A Notes have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full, then to the Class B Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, as compared to the yield on the Class A-1 Notes, will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

The notes are not suitable investments for all investors.	The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Limited assets of the issuing entity could result in losses on the notes.

The issuing entity will not have any significant assets or sources of funds to make payments on the notes other than the collections on the receivables and the amounts available in the reserve account. You must rely upon payments on the receivables and amounts available in the reserve account for repayment of your notes. Although (1) funds in the reserve account may be available on any payment date to cover shortfalls in distributions of interest and certain distributions of principal on the notes and (2) funds in the reserve account may be replenished with collections on the receivables remaining after making required interest payments and certain principal payments on the notes, the amounts available from the reserve account are limited. If the amounts on deposit in the reserve account become depleted, the issuing entity will depend solely on collections on the receivables to make payments on the notes. If the amounts on deposit in the reserve account are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.

Proceeds of the sale of receivables may not be sufficient to pay your notes in full; failure to pay principal on your notes will not constitute an event of default until maturity.	If so directed by the requisite noteholders, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the issuing entity. We cannot assure you, however, that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and available amounts from the reserve account). Therefore, the failure to pay principal of your notes where funds are not available for such payment will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

Prepayment on receivables will cause prepayments on your notes.	Principal on each class of notes must be fully paid by the final scheduled payment date for that class of notes. However, because some prepayments of the receivables are likely and some receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class’ final scheduled payment date, the actual payment of any class of notes may occur earlier, and could occur significantly earlier, than that class’ final scheduled payment date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of notes will be earlier than that class’ final scheduled payment date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus supplement. You may not be able to reinvest any principal repaid to you earlier than you expected at a rate of return that is equal to or greater than your expected yield on your notes.

You may experience reduced returns and delays on your notes resulting from a vehicle recall.	Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected. See “Risk Factors—Prepayment on receivables will cause prepayments on your notes” in this prospectus supplement and “Risk Factors—You may experience reduced returns on your notes resulting from prepayments” in the accompanying prospectus.

The geographic concentration and performance of the receivables may increase the risk of loss on your investment.	Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. Economic conditions that may affect payments on the receivables include:

•	unemployment,

•	fuel prices,

•	declines in home values,

•	interest rates,

•	inflation rates,

•	consumer perceptions of the economy, and

•	effects of natural catastrophes.

Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the receivables. The consequences of a significant economic downturn, including rising unemployment and continued lack of availability of credit, may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the automobiles securing the receivables, which could increase the amount of a loss if the receivable defaults. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your notes and you may suffer a loss. As of the cutoff date, World Omni Financial Corp.’s records indicate that the billing addresses of the obligors of the receivables in the pool were concentrated in Florida, North Carolina, Georgia, Alabama and South Carolina. Adverse economic conditions as a result of a recession in the Five-State Area, including a decline in home values, may affect payments on the receivables from obligors residing in those states. The occurrence of hurricanes or geological disasters, such as the recent oil spill in the Gulf Coast region of the United States, in those states may adversely affect receivables located in those states. In addition, we may be unable to accurately assess the effect of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, on the economy or on the receivables in those states. The effect of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of delinquency, default and prepayment experience of the receivables because any adverse impact as a result of a future recession, hurricane, tornado or human-caused event or any similar event may be borne by the noteholders. We refer you to “The Receivables Pool—Geographic Distribution of the Receivables in the Pool as of the Cutoff Date” in this prospectus supplement.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The underwriters may, but are not obligated to, provide a secondary market for the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof). We cannot assure you that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your notes.

Recent and, in some cases, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, or even worsen, and there can be no assurance that future events will not occur that could have an additional adverse effect on liquidity in the secondary market. Periods of illiquidity in the secondary market could adversely affect the market value of your notes and your ability to locate a willing purchaser. Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to further disruption of the credit markets in the United States. If the sovereign credit rating of the United States or government guaranteed debt instruments are further downgraded, the ratings, the market price and the marketability of your notes could be adversely affected, as could the general economic conditions in the United States. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

In addition, the issuance and offering of the notes may not comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“CRD”). Lack of compliance with the CRD may preclude certain investors from purchasing the notes. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

Continuing economic developments may adversely affect the performance and market value of your notes.	Over the past few years, the United States has experienced a period of economic weakness that may adversely affect the performance and market value of your notes. This period has been accompanied by high unemployment and reduced availability of credit, which may lead to increased default rates on the receivables. If the economic slowdown worsens or continues for a prolonged period of time, delinquencies and losses with respect to motor vehicle receivables could increase and market values of motor vehicles securing the receivables could decrease, which may weaken collateral coverage and could result in losses on your notes. Significant increases in the inventory of used motor vehicles during periods of economic weakness may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. While certain economic factors have improved recently, other factors, such as unemployment, have not yet returned to levels existing prior to the economic slowdown. If the economic downturn worsens or continues for a prolonged period of time, delinquencies and losses with respect to automobile loans generally could increase again.

Additionally, higher future energy and fuel prices could reduce the amount of disposable income that the affected obligors have available to make monthly payments on their automobile finance contracts. Higher energy costs could also cause business disruptions, which could cause unemployment and a further or deepening economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Federal financial regulatory legislation could have an adverse effect on World Omni Financial Corp., the depositor and the issuing entity, which could result in losses or delays in payments on your notes.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which generally took effect on July 22, 2010, and many provisions will require additional implementing regulations to be issued. The Dodd Frank Act, amongst other things:

•	created the Bureau of Consumer Financial Protection (“BCFP”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•	created a new framework for the regulation of over-the-counter derivatives activities;

•	strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•	created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include World Omni Financial Corp. The BCFP will have supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair, deceptive or abusive practices. This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on World Omni Financial Corp.’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

The Dodd Frank Act increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It will also give broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd Frank Act or the oversight of the SEC or BCFP may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni Financial Corp. or its affiliates. Until all of the implementing regulations have been issued, no assurance can be given that these new requirements imposed by the Dodd Frank Act will not have a significant impact on the servicing of the receivables, on the regulation and supervision of World Omni Financial Corp., the servicer, the sponsor, the depositor, the issuing entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to World Omni Financial Corp. or its affiliates, including the depositor and the issuing entity. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—Potential Applicability to World Omni Financial Corp., the Depositor and the Issuing Entity” in the accompanying prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni Financial Corp., the depositor or the issuing entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni Financial Corp. has structured the transfers of the receivables to the depositor and the issuing entity as a valid and perfected sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of World Omni Financial Corp. Any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes. In addition, if the issuing entity were to become subject to OLA, the FDIC may repudiate the debt of the issuing entity and the related noteholders would have a secured claim in the receivership of the issuing entity. Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in the accompanying prospectus.

In addition, and also assuming that the FDIC were appointed receiver of World Omni Financial Corp., the depositor or the issuing entity under OLA, the FDIC could avoid transfers of receivables that are deemed “preferential.” Under one potential interpretation of OLA, the FDIC could avoid World Omni Financial Corp.’s transfer of receivables to the depositor perfected merely by the filing of a UCC financing statement. If the transfer were voided as a preference under OLA, noteholders would have only an unsecured claim in the receivership for the purchase price of the receivables. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Avoidance Power Under OLA” in the accompanying prospectus.

Withdrawal or downgrade of the initial ratings of the notes will, and the issuance of unsolicited ratings on your notes or any adverse changes to a hired rating agency may, affect the prices for the notes upon resale.

The depositor expects that the notes (other than the Class A-1 Notes) will receive ratings from two nationally recognized statistical rating organizations (“NRSROs”) hired by the sponsor to rate the notes. Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes. SEC rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the obligors on the related receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes. See also “Risk Factors—A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the notes” in the accompanying prospectus.

The failure to pay interest on the subordinated classes of notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes—for example, for so long as any of the Class A Notes are outstanding, the Class B Notes—will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not a controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

The depositor may retain or sell to one or more affiliates thereof all or a portion of the Class B Notes, which may reduce the liquidity of your Class B Notes.	The amount of Class B Notes sold to investors as contemplated by this prospectus supplement and the accompanying prospectus, if any, and the amount of Class B Notes retained by the depositor or sold to one or more affiliates thereof, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase the Class B Notes. A significant reduction in liquidity in the secondary market for your Class B Notes may result if the depositor retains or sells to one or more affiliates thereof a large principal amount of such notes. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price of notes already in the market could be adversely affected. Additionally, if any retained Class B Notes are subsequently sold, the voting power of the noteholders of the outstanding notes may be diluted.

THE ISSUING ENTITY

The issuing entity is a statutory trust under the laws of the State of Delaware formed pursuant to a trust agreement between World Omni Auto Receivables LLC, a Delaware limited liability company, and the owner trustee. Before the sale and assignment of the trust assets to the issuing entity, the issuing entity will have no assets, obligations or operating history. The issuing entity will not engage in any business other than:

•	acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;

•	issuing and making payments on the notes and certificates;

•	assigning and pledging the property of the issuing entity to the indenture trustee; and

•	performing its obligations under the transaction documents and engaging in other activities to accomplish the above.

The requirements that apply to an amendment of the trust agreement are described in the prospectus under “Description of the Trust Documents—Amendments.” The issuing entity’s initial equity capitalization is expected to be approximately $39,349,844.71, which is the expected aggregate starting principal balance of the receivables, including the YSOC Amount, as of the cutoff date less the aggregate original principal amount of the notes as of the closing date, plus the amounts on deposit in the reserve account. The certificates, evidencing an undivided beneficial interest in the issuing entity that is subordinate to the interest of the holders of the notes, will be issued to and initially retained by the depositor. The certificates represent the equity or residual interest in the issuing entity and are not being offered by this prospectus supplement and prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Receivables	$940,449,326.13
Reserve Account	2,310,518.58

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes(1)	$190,000,000
Class A-2 Notes	309,800,000
Class A-3 Notes	257,000,000
Class A-4 Notes	127,670,000
Class B Notes(2)	18,940,000

Total	$903,410,000

(1)	The Class A-1 Notes will be retained by the depositor or one or more affiliates thereof and are not being offered under this prospectus supplement.
(2)	All or a portion of the Class B Notes may be retained by the depositor or sold to one or more affiliates thereof.

No expenses will be incurred in connection with the selection and acquisition of the receivables from the offering proceeds.

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

U.S. Bank Trust National Association (“U.S. Bank Trust”), a national banking association, will act as owner trustee under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $341 billion as of March 31, 2012, is the parent company of U.S. Bank. As of March 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of March 31, 2012, U.S. Bank Trust was acting as owner trustee with respect to over 600 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto-backed securities since 2000. As of March 31, 2012, U.S. Bank Trust was acting as owner trustee on 81 issuances of auto-backed securities.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee described in the trust documents.

The Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the indenture trustee under the indenture for the benefit of the noteholders. The Bank of New York Mellon is a New York banking corporation and its corporate trust office is located at 101 Barclay Street, 4W, New York, New York 10286, Attention: Asset Backed Securities Unit. The Bank of New York Mellon has served and is currently serving as indenture trustee for securitization transactions involving pools of automobile receivables.

The indenture trustee shall make each monthly statement available to the noteholders via the indenture trustee’s internet website at https://gctinvestorreporting.bnymellon.com. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 254-2826.

The indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee described in the trust documents.

The Trust Property

The primary assets of the issuing entity will include the following:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the applicable cutoff date;

•

amounts that from time to time may be held in one or more trust accounts, including the reserve account, the note distribution account and the collection account, each established and maintained on behalf of the issuing entity by a trustee;

•

the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the issuing entity under the sale and servicing agreement pursuant to which the depositor sold the receivables to the issuing entity and the servicer services the receivables on behalf of the trust;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement; and

•	any and all proceeds of the foregoing.

THE RECEIVABLES POOL

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of receivables.

The characteristics set forth in this section are based on the pool of receivables as of the cutoff date.

The issuing entity will acquire the receivables in the pool from the depositor on the closing date. The aggregate principal balance of receivables included in the pool sold to the issuing entity on the closing date will be $940,449,326.13, measured as of the cutoff date.

As of the cutoff date, approximately 1.78% of the aggregate principal balance of the receivables in the pool were originated by World Omni Financial Corp. under a program in which World Omni Financial Corp. finances the purchase of a vehicle that was previously leased. See “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in the prospectus for more information on this program. As of the cutoff date, each of the receivables in the pool met certain eligibility criteria, which formed the basis for the selection of the receivables. The eligibility criteria provide that each receivable:

•	was secured by a new or used automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a simple interest receivable;

•	provided for level monthly payments that fully amortize the amount financed over its original term, except for minimal differences in the first or last months;

•	had an original term to maturity of 24 to 75 months;

•	provided for the payment of a finance charge at a stated annual percentage rate ranging from 0% to 20.00%;

•	did not have a scheduled payment for which $40.00 or more was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than October 19, 2018.

The following table sets forth information regarding the composition of the receivables in the pool as of the cutoff date. The “Weighted Average Annual Percentage Rate,” the “Weighted Average Original Term to Maturity,” the “Weighted Average Remaining Term to Maturity” and the “Weighted Average FICO® score” in the table are weighted based on the principal balance of the related receivables as of the cutoff date.

Composition of the Receivables in the Pool as of the Cutoff Date

Aggregate Principal Balance	$940,449,326.13
Number of Receivables	47,477
Average Principal Balance	$19,808.52
Average Original Principal Balance	$23,689.59
Range of Original Principal Balances	$5,000.00 to $67,505.35
Weighted Average Annual Percentage Rate	4.47%
Range of Annual Percentage Rates	0.00% to 20.00%
Weighted Average Original Term to Maturity	64.70 months
Range of Original Terms to Maturity	24 months to 75 months
Percent of Aggregate Principal Balance with Original Terms greater than 60 months	58.14%
Weighted Average Remaining Term to Maturity	59.55 months
Range of Remaining Terms to Maturity	3 months to 75 months
Weighted Average FICO® score(1)(2)	728
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)(2)(3)	596 to 834

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected.
(2)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(3)

A 90% FICO® score range of 596—834 has the meaning that greater than 90% of the aggregate outstanding principal balance of the applicable receivables is composed of obligors with FICO® scores between 596 and 834, with less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) exceeding 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falling below 596.

As of the cutoff date, approximately 87.93% of the aggregate principal balance of the receivables in the pool, constituting approximately 82.82% of the total number of receivables in the pool, represented financings of new vehicles, and approximately 12.07% of the aggregate principal balance of the receivables in the pool, constituting approximately 17.18% of the total number of receivables in the pool, represented financings of used vehicles. As of the cutoff date, approximately 98.62% of the aggregate principal balance of the receivables in the pool, constituting approximately 97.54% of the total number of receivables in the pool, represented financings of Toyota manufactured vehicles. No other manufacturer of vehicles is represented by more than 0.55% of the total number of receivables in the pool.

The following table sets forth information regarding the composition of the receivables relating to financings of Toyota manufactured vehicles in the pool as of the cutoff date.

Distribution of the Toyota Manufactured Vehicles in the Pool by Product Segment as

of the Cutoff Date(1)

Product Segment	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	28,959	62.53%	$530,151,791.65	57.16%
Other Truck / Other SUV / Minivan	13,531	29.22	311,349,278.59	33.57
Large Truck / Large SUV(2)	3,819	8.25	85,994,071.00	9.27

Total	46,309	100.00%	$927,495,141.24	100.00%

(1)	Includes only retail installment sales contracts representing financings of new and used Toyota manufactured vehicles.
(2)	Consists of Toyota Tundra, Toyota Sequoia and Toyota Landcruiser retail installment sales contracts.

The following table sets forth information regarding the geographic distribution of the receivables in the pool as of the cutoff date for the states with the largest concentrations of receivables. No other state accounts for more than 0.38% of the aggregate principal balance of the receivables in the pool. The breakdown by state is based on the billing addresses of the obligors of the receivables. The percentages in the table may not add up to 100% because of rounding.

Geographic Distribution of the Receivables in the Pool as of the Cutoff Date

State	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	21,173	44.60%	$418,537,748.60	44.50%
North Carolina	8,199	17.27	160,731,394.09	17.09
Georgia	8,064	16.99	160,506,085.14	17.07
Alabama	4,962	10.45	106,139,812.59	11.29
South Carolina	3,835	8.08	73,973,441.43	7.87
All Others	1,244	2.62	20,560,844.28	2.19

Total	47,477	100.00%	$940,449,326.13	100.00%

The following table sets forth information regarding the distribution of the receivables in the pool by annual percentage rate as of the cutoff date. Percentages in the table may not add up to 100% because of rounding.

Distribution of the Receivables in the Pool by Annual Percentage Rate as

of the Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000 – 1.000%	9,349	19.69%	$208,745,256.65	22.20%
1.001 – 2.000%	5,681	11.97	130,063,351.40	13.83
2.001 – 3.000%	3,843	8.09	90,443,811.51	9.62
3.001 – 4.000%	5,150	10.85	117,957,275.81	12.54
4.001 – 5.000%	3,597	7.58	91,082,475.23	9.68
5.001 – 6.000%	3,258	6.86	70,511,892.73	7.50
6.001 – 7.000%	2,272	4.79	38,441,268.57	4.09
7.001 – 8.000%	2,688	5.66	33,219,481.61	3.53
8.001 – 9.000%	2,221	4.68	25,314,931.72	2.69
9.001 – 10.000%	2,115	4.45	25,445,705.10	2.71
10.001 – 11.000%	1,837	3.87	26,016,256.34	2.77
11.001 – 12.000%	1,222	2.57	17,227,001.95	1.83
12.001 – 13.000%	886	1.87	13,096,867.82	1.39
13.001 – 14.000%	767	1.62	12,631,916.01	1.34
14.001 – 15.000%	676	1.42	11,708,368.91	1.24
15.001 – 16.000%	886	1.87	14,155,541.57	1.51
16.001 – 17.000%	630	1.33	9,145,502.26	0.97
17.001 – 18.000%	223	0.47	2,920,600.92	0.31
18.001 – 19.000%	153	0.32	2,003,558.33	0.21
19.001 – 20.000%	23	0.05	318,261.69	0.03

Total	47,477	100.00%	$940,449,326.13	100.00%

Pool Underwriting

As described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in the accompanying prospectus, under World Omni Financial Corp.’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni Financial Corp. associate with appropriate approval authority. 22,282 receivables, having an aggregate outstanding principal balance as of the cutoff date of $440,674,987.36 (approximately 46.86% of the aggregate outstanding principal balance as of the cutoff date) were automatically approved by World Omni Financial Corp.’s computer-based evaluation software, while 25,195 receivables, having an aggregate outstanding principal balance as of the cutoff date of $499,774,338.77 (approximately 53.14% of the aggregate outstanding principal balance as of the cutoff date) were evaluated and approved by a World Omni Financial Corp. associate in accordance with World Omni Financial Corp.’s written underwriting guidelines. World Omni Financial Corp. does not consider any of the receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in the accompanying prospectus.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The depositor consulted with, and was assisted by, responsible personnel of World Omni Financial Corp. in performing the review. For specified portions of the review, World Omni Financial Corp. engaged third parties to assist with portions of the review. World Omni Financial Corp. determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni Financial Corp. identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni Financial Corp., who approved those descriptions as accurate in all material respects. World Omni Financial Corp., assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate in all material respects. Members of World Omni Financial Corp.’s treasury group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

The depositor uses information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on the receivables. From this tape, the depositor constructs the pool composition and stratification tables in “The Receivables” in this prospectus supplement.

The depositor designed procedures to test the accuracy of the transmission of individual receivable data from information databases maintained by World Omni Financial Corp. to the electronic data tape. Through a random process, 125 receivables were selected. World Omni Financial Corp. made available to responsible personnel of World Omni Financial Corp. and third parties that assisted World Omni Financial Corp. with its review electronic copies of the pertinent underlying documentation, including data records, for each reviewed receivable. A variety of numerical values and data points for each receivable were either compared to the corresponding information in the electronic data tape or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. The depositor found no discrepancies in this review.

The pool review also evaluated the eligibility criteria that pertain to standard terms of receivables and standard business practices, such as the criteria related to each receivable providing for level payments that fully amortize the amount financed over its original term. The depositor confirmed with responsible personnel of World Omni Financial Corp. that its systems would not permit the origination of receivables that fail to meet these types of eligibility criteria. The depositor found no discrepancies in this review.

Another aspect of the pool review consisted of a comparison of selected statistical data contained in this prospectus supplement describing the receivables to data in, or derived from, the data tape. The review consisted of a recalculation from the data in the information databases of the number of receivables, monetary amounts, amounts and percentages displayed in this prospectus supplement. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni Financial Corp. monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of retail systems and operations. Internal control processes used by World Omni Financial Corp. include reviews of retail documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its originated portfolio of fixed rate retail installment sale contracts originated by or acquired in the ordinary course of business by World Omni Financial Corp. or its affiliates. The originated portfolio does not include receivables acquired from unaffiliated third parties.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of March 31, 2012, the number of bankrupt contracts greater than 60 days past due was 2,308. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the issuing entity with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated. The percentages in the table may not add up to 100% because of rounding.

Delinquency Experience

	At March 31,		At December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars in Thousands)
Ending Net Receivables	$5,536,832	$5,187,412	$5,405,517	$5,095,146	$4,520,928	$4,708,895	$4,230,104
Ending Number of Contracts	362,686	350,872	357,192	345,764	318,218	315,240	287,653
Number of Delinquent Contracts(1)
31-60 Days	4,674	5,024	6,868	7,068	6,746	6,396	4,417
61-90 Days	681	862	1,353	1,396	1,582	1,643	1,072
91 Days and Over	96	109	235	249	326	564	422

Total	5,451	5,995	8,456	8,713	8,654	8,603	5,911

Percent of Delinquent Contracts
31-60 Days	1.29%	1.43%	1.92%	2.04%	2.12%	2.03%	1.54%
61-90 Days	0.19	0.25	0.38	0.40	0.50	0.52	0.37
91 Days and Over	0.03	0.03	0.07	0.07	0.10	0.18	0.15

Total	1.51%	1.71%	2.37%	2.51%	2.72%	2.73%	2.06%

Dollar Amount of Delinquent Contracts(1)
31-60 Days	$61,262	$68,701	$90,096	$95,925	$98,827	$101,913	$66,481
61-90 Days	9,312	12,556	19,126	20,272	24,837	27,358	17,835
91 Days and Over	1,587	1,784	3,559	3,977	5,550	10,785	7,482

Total	$72,161	$83,041	$112,781	$120,174	$129,214	$140,056	$91,798

Percent of Dollar Amount of Delinquent Contracts
31-60 Days	1.11%	1.32%	1.67%	1.88%	2.19%	2.16%	1.57%
61-90 Days	0.17	0.24	0.35	0.40	0.55	0.58	0.42
91 Days and Over	0.03	0.03	0.07	0.08	0.12	0.23	0.18

Total	1.31%	1.59%	2.09%	2.36%	2.86%	2.97%	2.17%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes $40 or more of the scheduled monthly payment after the related due date. The period of delinquency is based on the number of days that $40 or more of a payment is contractually past due.

Net Loss and Repossession Experience

	Three months ending March 31,		Year ending December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars in Thousands)
Ending Net Receivables	$5,536,832	$5,187,412	$5,405,517	$5,095,146	$4,520,928	$4,708,895	$4,230,104
Ending Number of Contracts	362,686	350,872	357,192	345,764	318,218	315,240	287,653
Average Portfolio Outstanding During the Period	$5,458,807	$5,136,266	$5,254,271	$4,821,931	$4,533,434	$4,534,677	$4,006,366
Average Number of Contracts Outstanding During the Period	359,412	348,198	352,574	332,343	312,417	304,125	276,631
Number of Repossessions	1,520	1,766	6,256	7,105	8,075	6,390	3,571
Repossessions as a Percentage of Average Number of Contracts Outstanding	1.69%	2.03%	1.77%	2.14%	2.58%	2.10%	1.29%
Gross Charge-Offs	$12,042	$13,907	$49,382	$66,089	$91,942	$87,239	$41,804
Recoveries	$(4,466)	$(3,839)	$(14,060)	$(16,296)	$(19,818)	$(16,278)	$(11,841)
Net Repossession Losses	$7,576	$10,068	$35,322	$49,793	$72,124	$70,961	$29,963
Net Repossession Losses as a Percentage of Average Portfolio Outstanding	0.56%	0.78%	0.67%	1.03%	1.59%	1.56%	0.75%

“Repossessions as a Percentage of Average Number of Contracts Outstanding” and “Net Repossession Losses as a Percentage of Average Portfolio Outstanding” for any period of less than one year have been annualized. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period, plus accrued but unpaid interest earned through the period of charge-off, minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off. Net repossession losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off, and does not include expenses incurred to dispose of or recover vehicles.

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS SECURITIZED POOLS

Appendix A to this prospectus supplement sets forth in tabular format static pool information regarding specified pools of retail installment sale contract receivables securitized by the sponsor during the last five years. The term ‘securitized pool’ refers to the pool of receivables included in the applicable statistical pool of receivables or, if there was no statistical pool of receivables, in the pool of receivables. The characteristics of each securitized pool described above are based on the securitized pool as of the related statistical cutoff date or initial cutoff date, as applicable. The characteristics of the final pool of receivables for that transaction may vary somewhat from the characteristics of the receivables in the applicable securitized pool.

The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables included in the pool of receivables for this transaction, and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

All of the receivables can be prepaid at any time without charge. For this purpose, “prepayments” include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and receivables repurchased for administrative reasons. A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. In addition, the receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the servicer of its option to purchase the receivables and cause a redemption of the notes under the conditions described in “Description of the Notes—Redemption Upon Optional Purchase” in this prospectus supplement will also accelerate the payment of the notes.

The following information is provided solely to illustrate the effect of prepayments on the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables may be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the receivables. We cannot assure you that the receivables will prepay at any assumed rate.

The tables beginning on page S-32 have been prepared on the basis of the characteristics of the receivables in the pool. Each absolute prepayment model table assumes that (a) the receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the receivables, (b) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days, (c) interest accrues on the notes at the assumed coupon rate of 0.34817% for the Class A-1 Notes, 0.80% for the Class A-2 Notes, 1.00% for the Class A-3 Notes, 1.25% for the Class A-4 Notes and 2.05% for the Class B Notes, (d) payments on the notes are made on each payment date (and each payment date is assumed to be the 15th day of each applicable month) commencing on August 15, 2012, (e) the closing date is July 18, 2012, (f) the servicer exercises its option to purchase all of the receivables and cause a redemption of the notes when the aggregate principal balance of the receivables is equal to 10.00% or less of the aggregate starting principal balance of the receivables as of their respective cutoff dates, (g) the servicing fee for each month is equal to a rate of 1/12 of 1.00%, provided that, for the first collection period, the servicing fee will be pro-rated to compensate for the length of the initial collection period not equaling one month (h) interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year and interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months, and (i) the YSOC Amount at each payment date is the amount set forth in the schedule below.

The YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under “Prepayment and Yield Considerations—Weighted Average Life of the Securities.” The actual YSOC Amount may differ depending on the actual receivables included in the pool of receivables and the actual prepayments and losses on those receivables with an annual percentage rate less than the Required Rate. For purposes of the YSOC Amount schedule set forth below, the Required Rate is assumed to be 3.10%.

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing	$16,241,892.42	September 2015	$1,388,736.53
August 2012	$15,027,469.35	October 2015	$1,242,922.79
September 2012	$14,438,498.21	November 2015	$1,106,653.18
October 2012	$13,861,736.31	December 2015	$979,944.04
November 2012	$13,297,001.87	January 2016	$862,797.30
December 2012	$12,744,286.86	February 2016	$755,157.05
January 2013	$12,203,605.96	March 2016	$656,941.67
February 2013	$11,674,978.49	April 2016	$568,027.63
March 2013	$11,158,428.53	May 2016	$487,990.16
April 2013	$10,653,979.29	June 2016	$416,072.58
May 2013	$10,161,652.87	July 2016	$351,346.79
June 2013	$9,681,483.60	August 2016	$292,701.40
July 2013	$9,213,508.09	September 2016	$240,152.25
August 2013	$8,757,763.15	October 2016	$193,710.94
September 2013	$8,314,285.71	November 2016	$153,382.76
October 2013	$7,883,112.80	December 2016	$119,170.56
November 2013	$7,464,281.55	January 2017	$90,950.94
December 2013	$7,057,827.17	February 2017	$68,263.39
January 2014	$6,663,786.67	March 2017	$50,516.99
February 2014	$6,282,195.88	April 2017	$37,163.09
March 2014	$5,913,087.70	May 2017	$27,602.85
April 2014	$5,556,499.69	June 2017	$21,253.09
May 2014	$5,212,468.42	July 2017	$17,331.81
June 2014	$4,881,028.70	August 2017	$14,123.28
July 2014	$4,562,218.01	September 2017	$11,496.59
August 2014	$4,256,066.66	October 2017	$9,300.60
September 2014	$3,962,610.60	November 2017	$7,360.35
October 2014	$3,681,881.80	December 2017	$5,674.31
November 2014	$3,413,918.07	January 2018	$4,238.14
December 2014	$3,158,744.22	February 2018	$3,043.62
January 2015	$2,916,319.83	March 2018	$2,084.95
February 2015	$2,686,384.57	April 2018	$1,347.28
March 2015	$2,468,535.09	May 2018	$802.25
April 2015	$2,262,392.24	June 2018	$425.60
May 2015	$2,067,473.40	July 2018	$188.05
June 2015	$1,883,183.48	August 2018	$53.56
July 2015	$1,708,892.34	September 2018 and thereafter	$0.00
August 2015	$1,544,068.79

For purposes of these absolute prepayment model tables, the receivables have an assumed cutoff date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the original principal amount of each class of notes that is projected to be outstanding after each of the payment dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the receivables have been aggregated into seven hypothetical pools with all of the receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s principal balance, weighted average annual percentage rate, weighted average remaining term to maturity and weighted average seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Pool	Assumed Cutoff Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Remaining Term to Maturity (In Months)	Weighted Average Seasoning (In Months)
1	06/01/2012	$7,899,053.95	8.406%	8	59
2	06/01/2012	$32,600,957.96	10.164%	17	56
3	06/01/2012	$52,982,212.23	0.625%	33	3
4	06/01/2012	$88,348,523.88	1.413%	46	3
5	06/01/2012	$293,375,302.12	2.637%	57	3
6	06/01/2012	$307,594,008.05	6.041%	68	4
7	06/01/2012	$157,649,267.94	6.439%	74	1

Total		$940,449,326.13

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level until maturity or that all of the receivables will prepay at the same level. Moreover, the diverse terms of the receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the weighted average seasoning of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of notes.

Percentage of Original Class A-1 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2012	75.05	69.67	65.76	61.89	49.65
September 2012	62.90	55.02	49.36	43.87	29.13
October 2012	50.84	40.60	33.31	26.41	13.37
November 2012	38.87	26.40	17.64	9.52	0.00
December 2012	27.28	13.26	3.51	0.00	0.00
January 2013	17.17	1.24	0.00	0.00	0.00
February 2013	7.11	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00	0.00
January 2014	0.00	0.00	0.00	0.00	0.00
February 2014	0.00	0.00	0.00	0.00	0.00
March 2014	0.00	0.00	0.00	0.00	0.00
April 2014	0.00	0.00	0.00	0.00	0.00
May 2014	0.00	0.00	0.00	0.00	0.00
June 2014	0.00	0.00	0.00	0.00	0.00
July 2014	0.00	0.00	0.00	0.00	0.00
August 2014	0.00	0.00	0.00	0.00	0.00
September 2014	0.00	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00
January 2015	0.00	0.00	0.00	0.00	0.00
February 2015	0.00	0.00	0.00	0.00	0.00
March 2015	0.00	0.00	0.00	0.00	0.00
April 2015	0.00	0.00	0.00	0.00	0.00
May 2015	0.00	0.00	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00
July 2015	0.00	0.00	0.00	0.00	0.00
August 2015	0.00	0.00	0.00	0.00	0.00
September 2015	0.00	0.00	0.00	0.00	0.00
October 2015	0.00	0.00	0.00	0.00	0.00
November 2015	0.00	0.00	0.00	0.00	0.00
December 2015	0.00	0.00	0.00	0.00	0.00
January 2016	0.00	0.00	0.00	0.00	0.00
February 2016	0.00	0.00	0.00	0.00	0.00
March 2016	0.00	0.00	0.00	0.00	0.00
April 2016	0.00	0.00	0.00	0.00	0.00
May 2016	0.00	0.00	0.00	0.00	0.00
June 2016	0.00	0.00	0.00	0.00	0.00
July 2016	0.00	0.00	0.00	0.00	0.00
August 2016	0.00	0.00	0.00	0.00	0.00
September 2016	0.00	0.00	0.00	0.00	0.00
October 2016	0.00	0.00	0.00	0.00	0.00
November 2016	0.00	0.00	0.00	0.00	0.00
December 2016	0.00	0.00	0.00	0.00	0.00
January 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call(1)	0.31	0.25	0.22	0.19	0.15
Weighted Average Life to Maturity(1)	0.31	0.25	0.22	0.19	0.15

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-2 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2012	100.00	100.00	100.00	100.00	100.00
September 2012	100.00	100.00	100.00	100.00	100.00
October 2012	100.00	100.00	100.00	100.00	100.00
November 2012	100.00	100.00	100.00	100.00	98.70
December 2012	100.00	100.00	100.00	96.75	90.36
January 2013	100.00	100.00	94.05	88.16	82.22
February 2013	100.00	93.50	86.14	79.88	74.22
March 2013	98.52	86.59	78.57	71.86	66.36
April 2013	92.71	79.78	71.16	64.08	58.64
May 2013	86.94	73.07	63.91	56.64	51.06
June 2013	81.19	66.46	56.82	49.60	43.63
July 2013	75.48	59.94	49.89	42.68	36.34
August 2013	69.80	53.53	43.12	35.89	29.20
September 2013	64.16	47.22	36.51	29.22	22.20
October 2013	58.54	41.01	30.06	22.68	15.35
November 2013	52.96	34.90	23.79	16.26	8.64
December 2013	47.97	29.27	17.76	9.97	2.08
January 2014	43.01	23.71	11.85	3.81	0.00
February 2014	38.08	18.24	6.04	0.00	0.00
March 2014	33.17	12.85	0.34	0.00	0.00
April 2014	28.30	7.53	0.00	0.00	0.00
May 2014	23.46	2.29	0.00	0.00	0.00
June 2014	18.64	0.00	0.00	0.00	0.00
July 2014	13.86	0.00	0.00	0.00	0.00
August 2014	9.11	0.00	0.00	0.00	0.00
September 2014	4.39	0.00	0.00	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00
January 2015	0.00	0.00	0.00	0.00	0.00
February 2015	0.00	0.00	0.00	0.00	0.00
March 2015	0.00	0.00	0.00	0.00	0.00
April 2015	0.00	0.00	0.00	0.00	0.00
May 2015	0.00	0.00	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00
July 2015	0.00	0.00	0.00	0.00	0.00
August 2015	0.00	0.00	0.00	0.00	0.00
September 2015	0.00	0.00	0.00	0.00	0.00
October 2015	0.00	0.00	0.00	0.00	0.00
November 2015	0.00	0.00	0.00	0.00	0.00
December 2015	0.00	0.00	0.00	0.00	0.00
January 2016	0.00	0.00	0.00	0.00	0.00
February 2016	0.00	0.00	0.00	0.00	0.00
March 2016	0.00	0.00	0.00	0.00	0.00
April 2016	0.00	0.00	0.00	0.00	0.00
May 2016	0.00	0.00	0.00	0.00	0.00
June 2016	0.00	0.00	0.00	0.00	0.00
July 2016	0.00	0.00	0.00	0.00	0.00
August 2016	0.00	0.00	0.00	0.00	0.00
September 2016	0.00	0.00	0.00	0.00	0.00
October 2016	0.00	0.00	0.00	0.00	0.00
November 2016	0.00	0.00	0.00	0.00	0.00
December 2016	0.00	0.00	0.00	0.00	0.00
January 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call(1)	1.44	1.18	1.05	0.96	0.89
Weighted Average Life to Maturity(1)	1.44	1.18	1.05	0.96	0.89

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-3 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2012	100.00	100.00	100.00	100.00	100.00
September 2012	100.00	100.00	100.00	100.00	100.00
October 2012	100.00	100.00	100.00	100.00	100.00
November 2012	100.00	100.00	100.00	100.00	100.00
December 2012	100.00	100.00	100.00	100.00	100.00
January 2013	100.00	100.00	100.00	100.00	100.00
February 2013	100.00	100.00	100.00	100.00	100.00
March 2013	100.00	100.00	100.00	100.00	100.00
April 2013	100.00	100.00	100.00	100.00	100.00
May 2013	100.00	100.00	100.00	100.00	100.00
June 2013	100.00	100.00	100.00	100.00	100.00
July 2013	100.00	100.00	100.00	100.00	100.00
August 2013	100.00	100.00	100.00	100.00	100.00
September 2013	100.00	100.00	100.00	100.00	100.00
October 2013	100.00	100.00	100.00	100.00	100.00
November 2013	100.00	100.00	100.00	100.00	100.00
December 2013	100.00	100.00	100.00	100.00	100.00
January 2014	100.00	100.00	100.00	100.00	94.79
February 2014	100.00	100.00	100.00	97.33	87.24
March 2014	100.00	100.00	100.00	90.21	79.87
April 2014	100.00	100.00	93.68	83.25	72.69
May 2014	100.00	100.00	87.07	76.45	65.68
June 2014	100.00	96.55	80.60	69.80	58.86
July 2014	100.00	90.42	74.26	63.31	52.23
August 2014	100.00	84.40	68.05	56.99	45.77
September 2014	100.00	78.47	61.98	50.82	39.51
October 2014	99.63	72.65	56.05	44.81	33.43
November 2014	94.01	66.91	50.25	38.96	27.54
December 2014	88.43	61.28	44.59	33.28	21.83
January 2015	82.89	55.75	39.06	27.76	16.18
February 2015	77.38	50.32	33.67	22.40	10.60
March 2015	71.92	44.99	28.43	17.11	5.22
April 2015	66.98	40.15	23.64	12.15	0.29
May 2015	62.09	35.40	18.97	7.33	0.00
June 2015	57.22	30.74	14.22	2.67	0.00
July 2015	52.39	26.17	9.61	0.00	0.00
August 2015	47.60	21.69	5.12	0.00	0.00
September 2015	42.83	17.21	0.78	0.00	0.00
October 2015	38.11	12.72	0.00	0.00	0.00
November 2015	33.41	8.32	0.00	0.00	0.00
December 2015	28.76	4.02	0.00	0.00	0.00
January 2016	24.14	0.00	0.00	0.00	0.00
February 2016	19.55	0.00	0.00	0.00	0.00
March 2016	14.80	0.00	0.00	0.00	0.00
April 2016	10.07	0.00	0.00	0.00	0.00
May 2016	5.97	0.00	0.00	0.00	0.00
June 2016	1.90	0.00	0.00	0.00	0.00
July 2016	0.00	0.00	0.00	0.00	0.00
August 2016	0.00	0.00	0.00	0.00	0.00
September 2016	0.00	0.00	0.00	0.00	0.00
October 2016	0.00	0.00	0.00	0.00	0.00
November 2016	0.00	0.00	0.00	0.00	0.00
December 2016	0.00	0.00	0.00	0.00	0.00
January 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call(1)	3.09	2.66	2.40	2.24	2.08
Weighted Average Life to Maturity(1)	3.09	2.66	2.40	2.24	2.08

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-4 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2012	100.00	100.00	100.00	100.00	100.00
September 2012	100.00	100.00	100.00	100.00	100.00
October 2012	100.00	100.00	100.00	100.00	100.00
November 2012	100.00	100.00	100.00	100.00	100.00
December 2012	100.00	100.00	100.00	100.00	100.00
January 2013	100.00	100.00	100.00	100.00	100.00
February 2013	100.00	100.00	100.00	100.00	100.00
March 2013	100.00	100.00	100.00	100.00	100.00
April 2013	100.00	100.00	100.00	100.00	100.00
May 2013	100.00	100.00	100.00	100.00	100.00
June 2013	100.00	100.00	100.00	100.00	100.00
July 2013	100.00	100.00	100.00	100.00	100.00
August 2013	100.00	100.00	100.00	100.00	100.00
September 2013	100.00	100.00	100.00	100.00	100.00
October 2013	100.00	100.00	100.00	100.00	100.00
November 2013	100.00	100.00	100.00	100.00	100.00
December 2013	100.00	100.00	100.00	100.00	100.00
January 2014	100.00	100.00	100.00	100.00	100.00
February 2014	100.00	100.00	100.00	100.00	100.00
March 2014	100.00	100.00	100.00	100.00	100.00
April 2014	100.00	100.00	100.00	100.00	100.00
May 2014	100.00	100.00	100.00	100.00	100.00
June 2014	100.00	100.00	100.00	100.00	100.00
July 2014	100.00	100.00	100.00	100.00	100.00
August 2014	100.00	100.00	100.00	100.00	100.00
September 2014	100.00	100.00	100.00	100.00	100.00
October 2014	100.00	100.00	100.00	100.00	100.00
November 2014	100.00	100.00	100.00	100.00	100.00
December 2014	100.00	100.00	100.00	100.00	100.00
January 2015	100.00	100.00	100.00	100.00	100.00
February 2015	100.00	100.00	100.00	100.00	100.00
March 2015	100.00	100.00	100.00	100.00	100.00
April 2015	100.00	100.00	100.00	100.00	100.00
May 2015	100.00	100.00	100.00	100.00	91.03
June 2015	100.00	100.00	100.00	100.00	81.84
July 2015	100.00	100.00	100.00	96.32	73.01
August 2015	100.00	100.00	100.00	87.58	64.56
September 2015	100.00	100.00	100.00	79.16	56.47
October 2015	100.00	100.00	93.08	71.06	0.00
November 2015	100.00	100.00	84.87	63.28	0.00
December 2015	100.00	100.00	76.93	55.83	0.00
January 2016	100.00	99.65	69.27	0.00	0.00
February 2016	100.00	91.39	61.89	0.00	0.00
March 2016	100.00	83.34	54.79	0.00	0.00
April 2016	100.00	75.49	0.00	0.00	0.00
May 2016	100.00	68.64	0.00	0.00	0.00
June 2016	100.00	61.97	0.00	0.00	0.00
July 2016	95.69	55.47	0.00	0.00	0.00
August 2016	87.62	0.00	0.00	0.00	0.00
September 2016	79.63	0.00	0.00	0.00	0.00
October 2016	71.69	0.00	0.00	0.00	0.00
November 2016	63.83	0.00	0.00	0.00	0.00
December 2016	56.03	0.00	0.00	0.00	0.00
January 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call(1)	4.37	3.94	3.61	3.37	3.13
Weighted Average Life to Maturity(1)	4.56	4.14	3.81	3.56	3.30

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class B Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00	100.00	100.00	100.00	100.00
August 2012	100.00	100.00	100.00	100.00	100.00
September 2012	100.00	100.00	100.00	100.00	100.00
October 2012	100.00	100.00	100.00	100.00	100.00
November 2012	100.00	100.00	100.00	100.00	100.00
December 2012	100.00	100.00	100.00	100.00	100.00
January 2013	100.00	100.00	100.00	100.00	100.00
February 2013	100.00	100.00	100.00	100.00	100.00
March 2013	100.00	100.00	100.00	100.00	100.00
April 2013	100.00	100.00	100.00	100.00	100.00
May 2013	100.00	100.00	100.00	100.00	100.00
June 2013	100.00	100.00	100.00	100.00	100.00
July 2013	100.00	100.00	100.00	100.00	100.00
August 2013	100.00	100.00	100.00	100.00	100.00
September 2013	100.00	100.00	100.00	100.00	100.00
October 2013	100.00	100.00	100.00	100.00	100.00
November 2013	100.00	100.00	100.00	100.00	100.00
December 2013	100.00	100.00	100.00	100.00	100.00
January 2014	100.00	100.00	100.00	100.00	100.00
February 2014	100.00	100.00	100.00	100.00	100.00
March 2014	100.00	100.00	100.00	100.00	100.00
April 2014	100.00	100.00	100.00	100.00	100.00
May 2014	100.00	100.00	100.00	100.00	100.00
June 2014	100.00	100.00	100.00	100.00	100.00
July 2014	100.00	100.00	100.00	100.00	100.00
August 2014	100.00	100.00	100.00	100.00	100.00
September 2014	100.00	100.00	100.00	100.00	100.00
October 2014	100.00	100.00	100.00	100.00	100.00
November 2014	100.00	100.00	100.00	100.00	100.00
December 2014	100.00	100.00	100.00	100.00	100.00
January 2015	100.00	100.00	100.00	100.00	100.00
February 2015	100.00	100.00	100.00	100.00	100.00
March 2015	100.00	100.00	100.00	100.00	100.00
April 2015	100.00	100.00	100.00	100.00	100.00
May 2015	100.00	100.00	100.00	100.00	100.00
June 2015	100.00	100.00	100.00	100.00	100.00
July 2015	100.00	100.00	100.00	100.00	100.00
August 2015	100.00	100.00	100.00	100.00	100.00
September 2015	100.00	100.00	100.00	100.00	100.00
October 2015	100.00	100.00	100.00	100.00	0.00
November 2015	100.00	100.00	100.00	100.00	0.00
December 2015	100.00	100.00	100.00	100.00	0.00
January 2016	100.00	100.00	100.00	0.00	0.00
February 2016	100.00	100.00	100.00	0.00	0.00
March 2016	100.00	100.00	100.00	0.00	0.00
April 2016	100.00	100.00	0.00	0.00	0.00
May 2016	100.00	100.00	0.00	0.00	0.00
June 2016	100.00	100.00	0.00	0.00	0.00
July 2016	100.00	100.00	0.00	0.00	0.00
August 2016	100.00	0.00	0.00	0.00	0.00
September 2016	100.00	0.00	0.00	0.00	0.00
October 2016	100.00	0.00	0.00	0.00	0.00
November 2016	100.00	0.00	0.00	0.00	0.00
December 2016	100.00	0.00	0.00	0.00	0.00
January 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call(1)	4.49	4.08	3.74	3.49	3.24
Weighted Average Life to Maturity(1)	5.48	5.21	4.84	4.51	4.14

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

POOL FACTORS AND OTHER INFORMATION

The pool factor with respect to any class of notes is a seven-digit decimal which the servicer will compute each month indicating the outstanding principal amount of that class of notes as a fraction of the original principal amount of that class of notes. The pool factor will be 1.0000000 as of the closing date; thereafter, the pool factor will decline to reflect reductions in the principal amount of the applicable class of notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your note and (2) the pool factor.

Under the indenture, the indenture trustee will receive monthly reports concerning the payments received on the receivables, the pool factors and various other items of information. The indenture trustee will post these reports to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus supplement. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Trust Documents—Reports to Noteholders” in this prospectus supplement.

USE OF PROCEEDS

World Omni Auto Receivables LLC will use the net proceeds of the sale of the notes (1) to purchase the receivables from World Omni Financial Corp. and (2) to deposit the Reserve Account Initial Deposit into the reserve account. World Omni Financial Corp. will use (1) a portion of the proceeds to acquire the receivables from an affiliate of World Omni Financial Corp., which affiliate will use such proceeds to reacquire the receivables from and pay obligations owing to one or more of the underwriters and to various structured commercial paper issuers, including commercial paper issuers administered by affiliates of one or more of the underwriters and (2) the remaining proceeds for general corporate purposes.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the servicer and sponsor, is set forth under “World Omni Financial Corp.” and “World Omni Financial Corp.’s Automobile Finance Business” in the prospectus.

Repurchases of Receivables in Prior Securitized Pools

The transaction documents for prior securitizations of retail installment sale contracts and financed vehicles sponsored by World Omni Financial Corp. contain covenants requiring the repurchase of an underlying receivable from the related pool for the breach of a representation or warranty. World Omni Financial Corp., as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. In the past year, there was no activity to report with respect to any demand to repurchase receivables under any such prior securitization sponsored by World Omni Financial Corp. World Omni Financial Corp. filed its most recent report on Form ABS-15G with the SEC on February 10, 2012. World Omni Financial Corp.’s CIK number is 0001004150. For additional information about obtaining a copy of the report, you should refer to “Incorporation of Certain Information By Reference” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

The notes will be issued under the terms of an indenture between the issuing entity and the indenture trustee, and the certificates will be issued under the terms of a trust agreement between World Omni Auto Receivables LLC and the owner trustee. We have filed forms of the indenture and the trust agreement as exhibits to the registration statement.

Payments of Interest

Interest on the principal amounts of the classes of the notes will accrue at the notes’ respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing August 15, 2012. Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the 15th day of the preceding month. Interest will accrue on the outstanding principal amount of the notes as of the previous payment date at the applicable interest rate during the related interest accrual period, which is from and including the previous payment date to, but excluding, the current payment date.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on each payment date will be the product of:

•	the outstanding principal balance of the Class A-1 Notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date, since the closing date) divided by 360.

Interest for a related period on each other class of the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which periods will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal balance of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, 27, assuming a closing date of July 18, 2012) divided by 360.

The indenture trustee will generally apply the Available Funds and any withdrawals from the reserve account to make interest payments on the notes. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus supplement, the Class A Notes will be entitled to receive certain payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made, and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class B Notes until interest on the notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full.

Payments of Principal

The indenture trustee will remit principal payments to the noteholders on each payment date in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal balance of the notes as of the day immediately preceding that payment date over

•	the Pool Balance less the overcollateralization target amount for that payment date.

The indenture trustee generally will remit principal payments on the notes from Available Funds, if any, remaining after the payment of interest on the notes. Amounts in the reserve account are also available to make payments of principal of a class of notes on the expected final payment date for that class of notes and other payments of principal in certain limited circumstances. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” and “—Reserve Account” in this prospectus supplement.

We refer to the calendar month immediately preceding each payment date as a “collection period.” The collection period for the initial payment date shall be from, but excluding, the cutoff date to and including July 31, 2012. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each payment date the servicer shall determine the amount in the collection account for the calendar month preceding such payment date. On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (2), (4) and (6) in “Description of the Trust Documents—Distributions—Allocations and Distributions,” the issuing entity will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full;

(2) to the Class A-2 Notes until they are paid in full;

(3) to the Class A-3 Notes until they are paid in full;

(4) to the Class A-4 Notes until they are paid in full; and

(5) to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until paid in full;

(2) to the holders of the remaining Class A Notes pro rata based upon their respective unpaid principal balances until the remaining Class A Notes have been paid in full; and

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in July 2013;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in June 2015;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in February 2017;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the payment date in August 2018; and

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in May 2019.

The actual date on which the aggregate outstanding principal amount of any class of notes is paid in full may be earlier than the final scheduled payment date for that class.

Redemption Upon Optional Purchase

The servicer may, at its option, purchase all remaining receivables from the issuing entity on any payment date following the last day of any collection period during which the Pool Balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The purchase price for the receivables will at least equal the aggregate of the unpaid principal balance of the notes plus accrued and unpaid interest as of such last day. Exercise of this right of redemption of the receivables will result in the redemption of the notes at a price equal to the aggregate outstanding principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption, as calculated by the paying agent. Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder’s note at the office or agency of the indenture trustee specified in the notice of termination.

REGISTRATION OF THE NOTES

Book-Entry Registration

The notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) will initially be represented by notes registered in the name of Cede & Co. as nominee of DTC and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of the purchase agreement, the sale and servicing agreement, the indenture, the trust agreement and the administration agreement. We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final trust documents with the SEC following the issuance of the notes. This is a summary of the material terms of the trust documents; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

On the closing date, the depositor will purchase from World Omni Financial Corp. under the purchase agreement, without recourse, except as provided in the purchase agreement, World Omni Financial Corp.’s entire interest in the receivables, together with World Omni Financial Corp.’s security interests in the related financed vehicles. At the time of issuance of the notes, the depositor will sell and assign to the issuing entity, without recourse, except as provided in the sale and servicing agreement, its entire interest in the receivables, together with its security interests in the financed vehicles. The owner trustee will, concurrently with such sale and assignment, execute on behalf of the issuing entity, and the indenture trustee will authenticate and deliver to the depositor, the notes and the certificates in exchange for the receivables. Upon the execution of the trust documents, the issuance of the notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the indenture trustee will hold a first priority perfected security interest in the receivables and all identifiable proceeds thereof. See “Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles” in the prospectus for more detail.

Upon delivery to the depositor of the notes and certificates, the depositor will then sell the underwritten notes to the underwriters. We refer you to “Underwriting” in this prospectus supplement.

To assure uniform quality in servicing as well as to reduce administrative costs, the indenture trustee will appoint the servicer as custodian of the receivables and all documents related thereto. The receivables will not be physically segregated from other retail installment sale contracts of the servicer or those which the servicer services for others.

World Omni Financial Corp. will serve as the administrator under the administration agreement among the issuing entity, the depositor, the indenture trustee and World Omni Financial Corp. World Omni Financial Corp., as administrator, will perform certain of the duties of the owner trustee and the issuing entity that are assigned to it under the administration agreement and will provide additional services as are prescribed under the terms of the other trust documents. Significant duties of the administrator will be to monitor the performance of the issuing entity and to advise the owner trustee when action is necessary to comply with the respective duties and obligations of the issuing entity and the owner trustee under the trust documents. In furtherance of the foregoing, the administrator will take any appropriate action that is required to be taken by the issuing entity and/or the owner trustee pursuant to the trust documents. However, the administrator will not take any action with regard to any “material matter,” as defined in the administration agreement, unless the trust documents authorize such action and the administrator has notified the owner trustee of the proposed action within a reasonable time. Except as otherwise noted in the trust documents, the administrator will not be obligated to make any payments to noteholders under any of the trust documents.

In the trust documents, World Omni Financial Corp. will make representations and warranties concerning the receivables, as described under “The Receivables Pool” in the prospectus. As of the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to the depositor and World Omni Financial Corp. or discovery by either of a breach of any representation or warranty concerning a receivable that materially and adversely affects the receivable, unless the breach is cured, World Omni Financial Corp. will purchase such receivable from the issuing entity for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the owner trustee or the indenture trustee for any such uncured breach.

Trust Accounts

The servicer will establish and maintain a collection account in the name of the indenture trustee on behalf of the noteholders. Within two business days of receipt and identification of funds, the servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the related payment date (whether or not such funds will be distributed to noteholders, retained in the collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

(1) World Omni Financial Corp. remains the servicer under the sale and servicing agreement,

(2) no default by the servicer has occurred and is continuing, and

(3) World Omni Financial Corp. does not receive notice from the rating agencies, hired by the sponsor to rate the notes, that the cessation of daily deposits will result in a reduction or withdrawal of the then current rating of the notes.

The servicer will also establish and maintain one or more distribution accounts, in the name of the indenture trustee on behalf of the noteholders, from which it will make all distributions with respect to the notes.

Advances

The servicer will be obligated to make advances of 30 days of interest on each payment date in respect of receivables delinquent for more than 30 days, which is determined as of the last day of the related collection period, to the extent it determines that the advance will be recoverable. The servicer will recover advances from subsequent payments by or on behalf of the respective obligor or, upon the servicer’s determination that an advance is nonrecoverable, from any collections made on other receivables.

Servicing Compensation

The servicing fee payable to the servicer with respect to a collection period will be 1/12 of 1.00% of the principal balance of the receivables as of the first day of such collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month. The servicer may also receive supplemental servicing fees (“Supplemental Servicing Fees”) charged to obligors as additional servicing compensation. Supplemental Servicing Fees include late fees, prepayment charges, phone pay fees and other administrative fees or similar charges allowed by applicable law on the receivables collected from obligors during the related collection period. Such amounts are in addition to collections of principal and interest on the receivables and do not reduce the amount of Available Funds available to noteholders. The amount of Supplemental Servicing Fees that the servicer may charge obligors is not limited other than by applicable law.

The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the payment date following the collection period out of collections for the collection period before any amounts are made available to make payments to the noteholders. The servicer may elect to defer all or a portion of the servicing fee with respect to a collection period as discussed in “Description of the Trust Documents—Servicing Compensation” in the prospectus.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, in servicing Defaulted Receivables so as to maximize the issuing entity’s realization of Defaulted Receivables. The sale and servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the issuing entity’s Defaulted Receivables.

Distributions

Allocations and Distributions

On or prior to the business day immediately preceding each payment date, subject to the subordination provisions with respect to the Class B Notes described in this prospectus supplement, the servicer will instruct the indenture trustee to make the following allocations and distributions on the related payment date, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1) to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount;

(2) to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(3) to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(4) to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(5) to the reserve account, the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(6) to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated under clauses (2) and (4) above; and

(7) to the certificateholders, any remaining amounts.

In the event that the Available Funds for a payment date are not sufficient to make the full amount of the payments and deposits required by clauses (1) through (4) above on that payment date, the indenture trustee shall withdraw from the reserve account on that payment date an amount equal to that shortfall, to the extent of funds available therein, and pay or deposit that amount according to the priorities specified in clauses (1) through (4) above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1) to the holders of the Class A Notes, the aggregate accrued and unpaid interest on each class of the Class A Notes;

(2) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of the notes;

(3) to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(4) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture other than as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of the notes;

(5) to the holders of the Class B Notes, the outstanding principal amount of the Class B Notes; and

(6) to the certificateholders, any remaining amounts.

Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from total Available Funds are made on each payment date.

Total Available Funds
Servicing Fee and other fees
R
Acceleration Upon An Event of Default?
No
Yes
Class A Noteholders' Interest Distributable Amount
R
A-1 interest
A-2 interest
A-3 interest
A-4 interest
aggregate accrued and unpaid interest on each A Class
R
A-1 interest
A-2 interest
A-3 interest
A-4 interest
Noteholders' First Priority Principal Distributable Amount
R
A-1 principal
A-2 principal
A-3 principal
A-4 principal
Class B Noteholders' Interest Distributable Amount
B interest
R
Noteholders' Second Priority Principal Distributable Amount
R
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B principal
Reserve Account up to the Required Reserve Amount
Note Distribution Account, difference between the Noteholders Principal Distributable Amount and the sum of the First and Second Priority Principal Distributable Amounts (above)
Certificateholders, the remainder of Available Funds (or it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholders)
Event of Default due to default in payment of interest or principal on notes?
No
Yes
R
aggregate accrued and unpaid interest on B Notes
B interest
R
aggregate Outstanding Amount of each A Class
A-1 principal
R
A-2 principal
A-3 principal
A-4 principal
R*
A-1 principal
aggregate Outstanding Amount of each A Class
R*
A-2 principal
A-3 principal
A-4 principal
R*
B interest
aggregate accrued and unpaid interest on B Notes
B principal
R
aggregate Outstanding Amount of the B Notes
Certificateholders, remaining balance
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of the Prospectus Supplement for further description.
R represents amounts that may be withdrawn from the Reserve Account to cover any shortfalls thereon dotted lines connecting payments represent pro rata treatment
* provided that the Event of Default is a payment default

Payments to Noteholders

On each payment date:

(1) all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such notes;

(2) all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes; and

(3) all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full; and

•	to the Class B Notes until they are paid in full.

In addition, on and after the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of notes in full.

The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until paid in full;

(2) to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full; and

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

Reserve Account

The reserve account will provide protection to the noteholders. On the closing date, the depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $2,310,518.58 (the “Reserve Account Initial Deposit”), which is equal to 0.25% of the expected aggregate starting principal balance of the receivables as of the cutoff date less the YSOC Amount as of the cutoff date. The indenture trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account.

The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. The servicer will instruct the indenture trustee to withdraw funds from the reserve account and apply those funds to make the payments in clauses (1) through (4) of the first paragraph under “—Distributions— Allocations and Distributions” above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, or if the notes are accelerated as a result of a payment default, the indenture trustee will apply funds from the reserve account to repay such class or classes of notes in full.

On each payment date, the indenture trustee will deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in clauses (1) through (4) under “—Distributions—Allocations and Distributions” above.

If the amount on deposit in the reserve account on any payment date (after giving effect to all deposits therein or other withdrawals therefrom on such payment date) is greater than the Required Reserve Amount for the related payment date, the excess amount will be added to the Available Funds for that payment date.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, the indenture trustee will distribute any remaining funds in the reserve account to the certificateholders.

The reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables held by the issuing entity less the YSOC Amount of those receivables exceeds the aggregate principal balance of the notes. Overcollateralization as of the closing date is expected to be approximately 2.25% of the aggregate starting principal balance of the receivables less the YSOC Amount of the receivables as of the cutoff date. In addition, the application of funds according to clause (6) of the first paragraph under “—Distributions—Allocations and Distributions” is designed to increase the level of overcollateralization as of any payment date to a target amount of 4.50% of the aggregate outstanding principal balance of the receivables as of the end of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period, but not less than 1.00% of the aggregate starting principal balance of the receivables as of the closing date less the YSOC Amount of those receivables as of the closing date, as a result of the payment of a greater amount of principal on the notes in the first several months after the closing date than is paid on the principal of the receivables during the related period. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections for the receivables, if any.

The YSOC Amount

The YSOC Amount, with respect to any calendar month and the related payment date, or with respect to the cutoff date, is the aggregate amount by which the principal balance as of the last day of such calendar month or the respective cutoff date of each of the related receivables with an annual percentage rate as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of noteholders in the prospectus under the caption “Description of the Notes—The Indenture—Events of Default; Rights upon Events of Default,” until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor indenture trustees to be appointed for the Class A Notes, and/or the Class B Notes, in order that there be a separate indenture trustee for each class of notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes will be entitled to their respective share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement, and only the holders of the Class A Notes will have the right to waive events of default under the indenture or servicer defaults or direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for such class of notes and the successor trustee’s acceptance of that appointment.

Each of the holders of the Class B Notes, by accepting its respective interest in a Class B Note, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Reports to Noteholders

On or prior to each payment date, the indenture trustee will post to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus supplement, a statement prepared by the servicer as described in “Description of the Notes—Reports to Securityholders” in the prospectus.

In addition to the information specified in “Description of the Notes—Reports to Securityholders” in the prospectus, the statement will set forth the following:

(1) the Noteholders’ First Priority Principal Distributable Amount, if any, for the related payment date;

(2) the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related payment date;

(3) the Noteholders’ Principal Distributable Amount for the related payment date;

(4) the interest rate for each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes for the related payment date;

(5) the amount of any interest carryover shortfall on the related payment date;

(6) the balance of the reserve account after giving effect to deposits and withdrawals to be made on that payment date;

(7) the Overcollateralization Target Amount for the related payment date;

(8) the number and amount of receivables at the beginning and end of the related collection period, the weighted average annual percentage rate of the receivables and the weighted average remaining term of the receivables;

(9) delinquency, repossession and loss information on the receivables for the related collection period;

(10) the amount of any servicer advances made during the related collection period; and

(11) the YSOC Amount for the related payment date.

The report will indicate each amount described in clauses (1), (2), (3) and (5) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a class of notes.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the issuing entity, will initially be held by the depositor, which may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

The owner trustee will be indemnified by the depositor, through the administrator, for any costs, expenses and disbursements that are imposed on the owner trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the owner trustee. However, the owner trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to perform certain express obligations in the trust documents, any inaccuracy in its express representations and warranties or its own federal and state taxes.

The owner trustee may resign at any time by giving notice to the administrator and the administrator may remove the owner trustee at any time if the owner trustee is not able to legally act under the trust documents, has failed to resign after request of the administrator or if the owner trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the owner trustee, the administrator will appoint a successor owner trustee and will provide notice of the resignation or removal of the owner trustee and the acceptance of appointment by the successor owner trustee to the certificateholders, the noteholders, the indenture trustee and the rating agencies hired by the sponsor. Any successor owner trustee must at all times: (1) be a corporation that satisfies the provisions of Section 3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the sponsor or a rating otherwise acceptable to each such rating agency. Any costs associated with the resignation or removal of the owner trustee will be paid by the administrator.

Indenture Trustee

In addition to receiving reasonable compensation, the indenture trustee will be reimbursed by the depositor, through the administrator, for the costs and expenses it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity. The indenture trustee will be indemnified by the issuing entity or the administrator for any loss, liability or expense it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity. However, the indenture trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct, negligence or bad faith.

The indenture trustee may resign at any time by giving notice to the issuing entity. The indenture trustee must resign after an event of default if resignation is required under the Trust Indenture Act of 1939, as amended, and the indenture trustee will bear all costs of procuring a successor indenture trustee within 90 days of such event of default. The indenture trustee may be removed by the issuing entity at any time if the indenture trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent or is otherwise incapable of legally acting under the trust documents. The indenture trustee may also be removed by the noteholders if (1) it fails to comply with section 6.11 of the indenture and the noteholders petition a court of proper jurisdiction to remove the indenture trustee and appoint a successor or (2) the holders of at least 50% of the outstanding amount of controlling securities desire to remove the indenture trustee and appoint a new indenture trustee by notifying the indenture trustee of their decision and action.

The administrator, on behalf of the issuing entity, will appoint any successor indenture trustee except in the case of the outgoing indenture trustee’s removal by 50% of the holders of the outstanding controlling securities pursuant to item (2) in the preceding paragraph. Any successor indenture trustee must at all times (1) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) be rated at least A-1 by Standard & Poor’s and Prime-1 by Moody’s. Any successor indenture trustee will deliver a written acceptance of its appointment to the outgoing indenture trustee and the issuing entity and will deliver by mail a notice of its succession to the noteholders. Any costs associated with the resignation or removal of the indenture trustee (except in connection with an event of default as described in the previous paragraph) will be paid by the administrator.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the indenture trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each payment date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee(1)(2)	One-twelfth of 1.00% of the principal balance of the receivables as of the first day of the related collection period.(3)	Servicer	The Servicing Fee for the related payment date and any previously unpaid Servicing Fee will reduce the Available Funds available for distribution.

(1)	The formula for calculating the servicing fee may not be changed without the consent of the depositor, the servicer, the issuing entity, the indenture trustee and holders of the notes evidencing not less than 50% of the outstanding amount of the controlling securities and the consent of the holders of certificates evidencing not less than 50% of the percentage interest of the certificates. The fees and expenses of the indenture trustee and the owner trustee will not be paid out of Available Funds on each payment date. Instead, such fees and expenses will be paid by World Omni Financial Corp., as Administrator, pursuant to the Administration Agreement.
(2)	The servicer may also receive Supplemental Servicing Fees which fees do not reduce the amount of Available Funds available to noteholders. See “Description of the Trust Documents—Servicing Compensation” in this prospectus supplement.
(3)	The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of certain material United States federal income tax considerations relevant to the beneficial owner of a note (other than any note retained by the depositor or sold to one or more affiliates thereof) that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading “Material Federal Income Tax Consequences.” The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as regulations promulgated by the U.S. Department of Treasury. The discussion under the heading “Material Federal Income Tax Consequences” may not address all tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes. The discussion under the heading “Material Federal Income Tax Consequences” does not apply to any notes retained by the depositor or sold to one or more affiliates thereof.

Characterization of the Notes

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the issuing entity has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the issuing entity. The remainder of this discussion assumes that the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) are debt for federal income tax purposes. For a discussion of the treatment if the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) were not considered debt for federal income tax purposes, see “Material Federal Income Tax Consequences—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” in the accompanying prospectus.

Classification of the Issuing Entity

In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the issuing entity will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity when there is a single beneficial owner of the issuing entity or will be treated as a domestic partnership when there are two or more beneficial owners of the issuing entity.

Discount and Premium

For federal income tax reporting purposes, the notes may be treated as having been issued with original issue discount. See “Material Federal Income Tax Consequences” in the accompanying prospectus. Interest that is not considered qualified stated interest must be accrued under the original issue discount rules. For interest to be qualified stated interest there must be legal remedies available to compel timely payment (at least annually) or the terms of the instrument must make nonpayment or late payment sufficiently remote. Although the interest payments on the Class B Notes can be deferred in certain circumstances, the issuing entity intends to treat such potential deferral as sufficiently remote for purposes of original issue discount rules and to treat all stated interest on the Class B Notes as qualified stated interest. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at a 1.30% absolute prepayment model rate, and there will be no extensions of maturity for any receivables. No representation is made that the receivables will prepay at that rate or at any other rate.

The IRS has issued regulations under Sections 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the notes are advised to consult with their tax advisors concerning the tax treatment of such notes.

Certain classes of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder’s purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You are encouraged to consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

Gain or Loss on Disposition

If you sell a note, you must recognize gain or loss equal to the difference between the amount realized from the sale (reduced for any accrued interest not previously included in income) and your adjusted basis in such note, and accrued interest not previously included in income is recognized as ordinary income to the extent of the net amount received. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note or accrued market discount previously reported as income, and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. When you sell a note, your gain will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Upon a partial principal payment, you will include an amount in income equal to any accrued interest and accrued market discount not previously included in income up to the amount of the partial principal payment. Your gain is equal to the difference between the amount of the payment (reduced by the amount included in income as described in the previous sentence) and the portion of your adjusted basis in the note (as described above) allocable to such payment (generally on a pro rata basis). All loss upon a sale and any gain in excess of accrued market discount will generally be a long-term capital gain or loss if you held the note for more than one year.

Backup Withholding and Information Reporting

Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code (currently a rate of 28.00%) if you fail to furnish to the issuing entity certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

We will report to noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the notes.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the issuing entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the issuing entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

CERTAIN ERISA CONSIDERATIONS

The discussion under the heading “Certain ERISA Considerations” does not apply to any notes retained by the depositor or sold to one or more affiliates thereof. Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account and any other plan within the meaning of Section 4975 of the Internal Revenue Code (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, plans that are not subject to ERISA may be subject to comparable federal, state or local law restrictions similar to ERISA (“Similar Law”).

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) for ERISA purposes could change if the issuing entity incurred losses.

However, without regard to whether the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the servicer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code is available for most transactions where the party in interest or disqualified person is not affiliated with the Benefit Plan sponsor or acting as a fiduciary to the Benefit Plan. In addition, certain class exemptions could offer broader relief for the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house” asset managers”; 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the notes with the assets of a Benefit Plan or a plan subject to any Similar Law; or (2) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or Similar Law.

A plan fiduciary considering the purchase of notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated July     , 2012 among World Omni Financial Corp., the depositor, and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the underwriters, the depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

Underwriter	Class A-2 Notes		Class A-3 Notes		Class A-4 Notes		Class B Notes
Barclays Capital Inc.	$		$		$		$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$		$		$		$
Morgan Stanley & Co. LLC	$		$		$		$
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$		$		$		$
Comerica Securities, Inc.	$		$		$		$
J.P. Morgan Securities LLC	$		$		$		$
Morgan Keegan & Company, Inc.	$		$		$		$
PNC Capital Markets LLC	$		$		$		$
Wells Fargo Securities, LLC	$		$		$		$

Total		$309,800,000		$257,000,000		$127,670,000		$18,940,000

The Class B Notes are offered by this prospectus supplement and the accompanying prospectus and some or all of the Class B Notes may be initially retained by the depositor or sold to one or more affiliates thereof on the closing date. If retained, such retained notes may be sold, subject to certain limitations, from time to time to purchasers directly by the depositor or by one or more affiliates thereof or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or such affiliates or from the purchasers of such retained notes. If such retained Class B Notes are sold through underwriters, broker-dealers or agents, the depositor or such affiliates will be responsible for underwriting discounts or commissions or agent’s commissions. Such retained Class B Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor has been advised by the underwriters that they propose initially to offer the underwritten notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of underwritten notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of underwritten notes. After the initial public offering, the public offering price and such concessions may be changed.

	Selling Concession		Reallowance
Class A-2 Notes		%		%
Class A-3 Notes		%		%
Class A-4 Notes		%		%
Class B Notes		%		%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the underwritten notes if any of such notes are purchased.

None of the sponsor, the depositor, the servicer, the issuing entity or the underwriters makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of the CRD or any corresponding rules applicable to European Union-regulated investors. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment compliance with the CRD and any corresponding rules applicable to European Union-regulated investors.

Each underwriter has represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the depositor do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised the depositor that they intend to act as market makers for the Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

World Omni Financial Corp. and the depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the underwritten notes.

As Percent of Aggregate Principal Amount of the Underwritten Notes
Aggregate Price to Public of the Underwritten Notes	$		%
Aggregate Underwriting Discount	$		%
Aggregate Proceeds to Depositor	$		%
Additional Offering Expenses	$		%

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuing entity or the depositor in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the servicer, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in “Risk Factors” in this prospectus supplement and the accompanying prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni Financial Corp., the depositor, the indenture trustee, the owner trustee, the issuing entity or the servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the notes.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the securities being offered and certain federal income tax matters, will be passed upon for the depositor and the servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the notes (other than any notes retained by the depositor or sold to one or more affiliates thereof) will be passed upon for the underwriters by Bingham McCutchen LLP.

GLOSSARY OF TERMS TO THE PROSPECTUS SUPPLEMENT

The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa.

“Available Funds” means, generally, with respect to any payment date, the sum of the following amounts with respect to the related collection period:

•	all collections on the receivables;

•	advances made by the servicer with respect to delinquent receivables;

•

all proceeds of liquidated receivables, net of expenses incurred by the servicer in connection with the liquidation and any amounts required by law to be remitted to the obligor on the liquidated receivables and all recoveries in respect of liquidated receivables that became liquidated receivables in prior collection periods;

•	the Purchase Amount of each receivable that was repurchased by the depositor or purchased by the servicer under an obligation that arose during the related collection period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	amounts in the Reserve Account in excess of the Required Reserve Amount;

•	investment earnings on funds on deposit in the collection account and the Reserve Account;

•

any funds received by the indenture trustee (net of any amounts paid to the indenture trustee pursuant to the indenture and to the owner trustee pursuant to the trust agreement) and deposited into the collection account upon an exercise of remedies; and

•	re-deposits into the collection account of amounts available for distribution to certificateholders from the previous payment date, if any.

Available Funds for each payment date will be reduced by the servicing fee for the payment date and any previously unpaid servicing fees and reimbursements to the servicer of advances. Available Funds for each payment date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees.

“BCFP” is defined on page S-14.

“Benefit Plan” is defined on page S-54.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for the payment date and the Class A Noteholders’ Interest Carryover Shortfall for the payment date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the notes of the class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of the class on or prior to the preceding payment date.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such payment date and the Class B Noteholders’ Interest Carryover Shortfall for such payment date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

“CRD” is defined on page S-13.

“Defaulted Receivable” means a receivable as to which (a) $40 or more of a monthly payment is 120 or more days past due and the servicer has not repossessed the related financed vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first. The principal balance of any receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Dodd-Frank Act” is defined on page S-14.

“FDIC” is defined on page S-15.

“Five-State Area” is defined on page S-1.

“FSMA” is defined on page S-57.

“Loan Rule” is defined on page S-53.

“Moody’s” means Moody’s Investors Service, Inc.

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date.

“Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Interest Distributable Amount for such payment date and the Class B Noteholders’ Interest Distributable Amount for such payment date.

“Noteholders’ Principal Distributable Amount” means, with respect to any payment date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the notes as of the day immediately preceding that payment date over (b) the Pool Balance for that payment date minus the Overcollateralization Target Amount for that payment date, provided that on the final scheduled payment date of any class of notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate principal balance of such class of notes to zero.

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

“NRSRO” is defined on page S-16.

“OLA” is defined on page S-15.

“Outstanding Amount” means the aggregate principal amount of all notes, or classes of notes, as applicable, outstanding at the date of determination.

“Overcollateralization Target Amount” means, with respect to any payment date, an amount equal to 4.50% of the aggregate outstanding principal balance of the receivables as of the end of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period, but not less than 1.00% of the aggregate starting principal balance of the receivables as of the closing date less the YSOC Amount of those receivables as of the closing date.

“Pool Balance” means, as of any payment date, the aggregate principal balance of the receivables held by the issuing entity as of the last day of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the depositor, as the case may be for such collection period, and after reduction to zero of the aggregate outstanding principal balance of any receivable that became a Defaulted Receivable during the related collection period.

“PTCE” is defined on page S-54.

“Purchase Amount” means, with respect to a receivable, the amount, as of the close of business on the last day of the collection period as of which that receivable is purchased, required to prepay in full that receivable under the terms thereof including all accrued and unpaid interest to that last day.

“Regulation” is defined on page S-54.

“Required Rate” means 3.10% per annum, or such other rate as shall be approved by the rating agencies hired by the sponsor to rate the notes.

“Required Reserve Amount” means, with respect to any payment date, the lesser of (a) 0.25% of the aggregate starting principal balance less the YSOC Amount as of the cutoff date of all receivables transferred to the issuing entity and (b) the Outstanding Amount.

“Reserve Account Initial Deposit” is defined on page S-45.

“Rule 193 Information” is defined on page S-24.

“SEC” is defined on page S-14.

“Securities Act” is defined on page S-57.

“Similar Law” is defined on page S-54.

“Standard & Poor’s” means Standard & Poor’s Rating Services.

“Supplemental Servicing Fees” is defined on page S-42.

“U.S. Bank” is defined on page S-19.

“U.S. Bank Trust” is defined on page S-18.

“YSOC Amount” means, with respect to any calendar month and the related payment date, or with respect to the cutoff date, the aggregate amount by which the principal balance as of the last day of such calendar month or the cutoff date of each of the related receivables with an annual percentage rate as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Appendix A

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS SECURITIZED POOLS

This Appendix A sets forth in tabular format static pool information of specified pools of retail installment sale contract receivables securitized by the sponsor during the last five years. The term ‘securitized pool’ refers to the pool of receivables included in the applicable statistical pool of receivables or, if there was no statistical pool of receivables, in the pool of receivables. The characteristics of each securitized pool described above are based on the securitized pool as of the related statistical cutoff date or initial cutoff date, as applicable. The characteristics of the final pool of receivables for that transaction may vary somewhat from the characteristics of the receivables in the applicable securitized pool.

The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables included in the pool of receivables for this transaction, and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

WORLD OMNI AUTO RECEIVABLES TRUSTS

ORIGINAL PORTFOLIO CHARACTERISTICS

	WOART 2007-A	WOART 2007-B	WOART 2008-A	WOART 2008-B	WOART 2009-A	WOART 2010-A	WOART 2011-A	WOART 2011-B
Aggregate Principal Balance	$954,145,162.02	$643,381,117.54	$912,136,734.53	$875,321,340.10	$909,227,338.10	$994,736,679.50	$865,079,666.68	$747,078,780.66
Avg. Amount Financed	$21,755	$21,851	$21,515	$21,548	$23,286	$21,009	$22,499	$23,597
Wtd. Original Term(1)	64.42	65.61	67.97	67.10	63.89	62.60	63.93	65.21
Range of Original Terms (In Months)	24 to 84	24 to 84	24 to 84	24 to 84	24 to 84	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term(1) (In Months)	60.84	61.81	62.41	61.76	59.04	54.78	57.29	59.11
Toyota(2)	96%	96%	95%	95%	98%	98%	98%	98%
Non-Toyota(2)	4%	4%	5%	5%	2%	2%	2%	2%
Wtd. APR(1)	7.19%	7.98%	8.44%	7.35%	4.61%	4.83%	4.13%	4.48%
APR Range	0.00% - 20.00%	0.00% - 20.00%	0.00% - 20.00%	0.00% - 20.00%	0.00% - 20.00%	0.00% - 20.00%	0.00% - 20.00%	0.00% - 20.00%
Avg. FICO®(3)(4)(5)	730	715	712	715	744	761	731	723
>90% of FICO®’s Fall Between(6)	601 and 840	581 and 840	581 and 840	581 and 840	644 and 828	670 and 830	610 and 827	599 and 826
New(2)	87%	84%	80%	82%	88%	87%	89%	83%
Used(2)	13%	16%	20%	18%	12%	13%	11%	17%

(1)	Weighted by Principal Balance
(2)	Percent of Principal Balance
(3)	FICO is a registered trademark of Fair Isaac Corporation. An obligor’s FICO score measures the likelihood that such obligor will repay his or her obligation as expected
(4)	FICO scores are calculated excluding accounts for which no FICO score is available
(5)	FICO scores are pulled at the time of application
(6)	For Example: A 90% FICO score range of 601-840 has the meaning that greater than 90% of the aggregate outstanding principal balance of the applicable receivables is composed of obligors with FICO scores between 601 and 840, with less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) exceeding 840 and less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) falling below 601.

Geographical Info

	World Omni Auto Receivables Trust 2007-A		World Omni Auto Receivables Trust 2007-B		World Omni Auto Receivables Trust 2008-A		World Omni Auto Receivables Trust 2008-B
	Principal Balance	% of Principal Balance	Principal Balance	% of Principal Balance	Principal Balance	% of Principal Balance	Principal Balance	% of Principal Balance
Florida	404,286,553.85	42.4%	250,439,451.79	38.9%	347,251,404.72	38.1%	369,185,982.61	42.2%
Georgia	192,756,980.48	20.2%	137,620,723.17	21.4%	168,177,786.18	18.4%	158,091,791.09	18.1%
North Carolina	176,137,720.65	18.5%	129,918,990.33	20.2%	179,020,973.58	19.6%	164,280,304.31	18.8%
Alabama	92,509,477.13	9.7%	63,615,540.13	9.9%	107,026,493.98	11.7%	97,053,501.45	11.1%
South Carolina	72,004,614.25	7.5%	48,501,344.63	7.5%	74,601,809.63	8.2%	67,261,478.14	7.7%
All Others	16,449,815.66	1.7%	13,285,067.49	2.1%	36,058,266.44	4.0%	19,448,282.50	2.2%

Total	954,145,162.02	100.0%	643,381,117.54	100.0%	912,136,734.53	100.0%	875,321,340.10	100.0%

	World Omni Auto Receivables Trust 2009-A		World Omni Auto Receivables Trust 2010-A		World Omni Auto Receivables Trust 2011-A		World Omni Auto Receivables Trust 2011-B
	Principal Balance	% of Principal Balance	Principal Balance	% of Principal Balance	Principal Balance	% of Principal Balance	Principal Balance	% of Principal Balance
Florida	384,785,251.43	42.3%	469,971,095.08	47.3%	418,749,080.37	48.4%	342,273,082.87	45.8%
Georgia	166,030,081.88	18.3%	169,219,620.22	17.0%	146,409,649.95	16.9%	127,772,498.16	17.1%
North Carolina	171,949,307.63	18.9%	171,214,372.28	17.2%	142,145,017.21	16.4%	116,049,968.97	15.5%
Alabama	100,278,959.20	11.0%	94,492,121.70	9.5%	86,268,014.92	10.0%	86,594,802.97	11.6%
South Carolina	61,522,880.44	6.8%	63,927,535.07	6.4%	54,428,810.71	6.3%	56,072,962.25	7.5%
All Others	24,660,857.52	2.7%	25,911,935.15	2.6%	17,079,093.52	2.0%	18,315,465.44	2.5%

Total	909,227,338.10	100.0%	994,736,679.50	100.0%	865,079,666.68	100.0%	747,078,780.66	100.0%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Feb-07	Past Due 31-60 days	140	2,457,595.27	0.22%
	Past Due 61-90 days	2	47,786.68	0.00%
	Past Due 91 + days	0	0.00	0.00%

	Total	142	2,505,381.95	0.23%

Mar-07	Past Due 31-60 days	235	4,100,357.17	0.38%
	Past Due 61-90 days	33	613,603.15	0.06%
	Past Due 91 + days	3	50,620.07	0.00%

	Total	271	4,764,580.39	0.44%

Apr-07	Past Due 31-60 days	317	5,344,536.05	0.51%
	Past Due 61-90 days	60	1,113,357.97	0.11%
	Past Due 91 + days	14	250,030.30	0.02%

	Total	391	6,707,924.32	0.64%

May-07	Past Due 31-60 days	436	7,741,092.31	0.76%
	Past Due 61-90 days	78	1,407,899.86	0.14%
	Past Due 91 + days	25	439,681.77	0.04%

	Total	539	9,588,673.94	0.95%

Jun-07	Past Due 31-60 days	444	7,953,827.30	0.81%
	Past Due 61-90 days	120	2,319,922.18	0.24%
	Past Due 91 + days	34	583,690.92	0.06%

	Total	598	10,857,440.40	1.11%

Jul-07	Past Due 31-60 days	482	8,773,751.63	0.92%
	Past Due 61-90 days	137	2,433,442.39	0.26%
	Past Due 91 + days	48	1,005,207.10	0.11%

	Total	667	12,212,401.12	1.28%

Aug-07	Past Due 31-60 days	495	8,901,896.58	0.97%
	Past Due 61-90 days	146	2,645,129.44	0.29%
	Past Due 91 + days	47	827,469.81	0.09%

	Total	688	12,374,495.83	1.34%

Sep-07	Past Due 31-60 days	623	11,114,284.41	1.24%
	Past Due 61-90 days	153	2,812,179.04	0.31%
	Past Due 91 + days	47	835,068.67	0.09%

	Total	823	14,761,532.12	1.65%

Oct-07	Past Due 31-60 days	568	9,938,380.73	1.15%
	Past Due 61-90 days	159	3,049,070.14	0.35%
	Past Due 91 + days	56	1,069,873.13	0.12%

	Total	783	14,057,324.00	1.63%

Nov-07	Past Due 31-60 days	612	10,885,922.43	1.30%
	Past Due 61-90 days	183	3,500,832.97	0.42%
	Past Due 91 + days	56	1,088,822.76	0.13%

	Total	851	15,475,578.16	1.85%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Dec-07	Past Due 31-60 days	690	11,806,164.92	1.46%
	Past Due 61-90 days	198	3,598,699.97	0.45%
	Past Due 91 + days	72	1,369,782.92	0.17%

	Total	960	16,774,647.81	2.08%

Jan-08	Past Due 31-60 days	584	10,196,283.85	1.31%
	Past Due 61-90 days	203	3,605,616.70	0.46%
	Past Due 91 + days	80	1,438,499.02	0.18%

	Total	867	15,240,399.57	1.95%

Feb-08	Past Due 31-60 days	483	8,291,883.94	1.10%
	Past Due 61-90 days	148	2,664,592.41	0.35%
	Past Due 91 + days	67	1,118,716.48	0.15%

	Total	698	12,075,192.83	1.60%

Mar-08	Past Due 31-60 days	477	8,308,228.17	1.14%
	Past Due 61-90 days	120	2,201,035.52	0.30%
	Past Due 91 + days	47	764,996.30	0.11%

	Total	644	11,274,259.99	1.55%

Apr-08	Past Due 31-60 days	499	8,345,667.65	1.20%
	Past Due 61-90 days	131	2,431,294.50	0.35%
	Past Due 91 + days	38	709,485.72	0.10%

	Total	668	11,486,447.87	1.65%

May-08	Past Due 31-60 days	548	9,436,830.17	1.41%
	Past Due 61-90 days	136	2,402,802.10	0.36%
	Past Due 91 + days	61	1,076,239.10	0.16%

	Total	745	12,915,871.37	1.92%

Jun-08	Past Due 31-60 days	598	10,374,793.08	1.61%
	Past Due 61-90 days	153	2,579,347.34	0.40%
	Past Due 91 + days	62	1,046,267.19	0.16%

	Total	813	14,000,407.61	2.17%

Jul-08	Past Due 31-60 days	586	9,676,000.15	1.56%
	Past Due 61-90 days	178	2,961,160.00	0.48%
	Past Due 91 + days	54	805,088.26	0.13%

	Total	818	13,442,248.41	2.16%

Aug-08	Past Due 31-60 days	678	11,029,975.99	1.84%
	Past Due 61-90 days	175	2,996,253.14	0.50%
	Past Due 91 + days	73	1,085,655.62	0.18%

	Total	926	15,111,884.75	2.52%

Sep-08	Past Due 31-60 days	713	11,539,045.86	2.00%
	Past Due 61-90 days	166	2,727,196.67	0.47%
	Past Due 91 + days	58	874,918.03	0.15%

	Total	937	15,141,160.56	2.62%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Oct-08	Past Due 31-60 days	706	11,597,026.63	2.09%
	Past Due 61-90 days	168	2,851,128.96	0.51%
	Past Due 91 + days	65	1,059,058.71	0.19%

	Total	939	15,507,214.30	2.79%

Nov-08	Past Due 31-60 days	812	13,389,178.32	2.50%
	Past Due 61-90 days	214	3,662,513.00	0.68%
	Past Due 91 + days	60	864,517.95	0.16%

	Total	1,086	17,916,209.27	3.34%

Dec-08	Past Due 31-60 days	830	13,568,329.33	2.63%
	Past Due 61-90 days	246	4,231,273.72	0.82%
	Past Due 91 + days	88	1,470,933.30	0.28%

	Total	1,164	19,270,536.35	3.73%

Jan-09	Past Due 31-60 days	767	12,233,794.82	2.46%
	Past Due 61-90 days	276	4,732,483.47	0.95%
	Past Due 91 + days	101	1,771,178.00	0.36%

	Total	1,144	18,737,456.29	3.77%

Feb-09	Past Due 31-60 days	596	9,382,151.33	1.97%
	Past Due 61-90 days	191	3,337,500.20	0.70%
	Past Due 91 + days	87	1,335,455.05	0.28%

	Total	874	14,055,106.58	2.94%

Mar-09	Past Due 31-60 days	587	9,187,760.81	2.01%
	Past Due 61-90 days	153	2,562,222.97	0.56%
	Past Due 91 + days	69	1,115,631.73	0.24%

	Total	809	12,865,615.51	2.81%

Apr-09	Past Due 31-60 days	559	8,780,530.73	2.00%
	Past Due 61-90 days	193	3,198,110.10	0.73%
	Past Due 91 + days	57	917,096.71	0.21%

	Total	809	12,895,737.54	2.94%

May-09	Past Due 31-60 days	643	9,757,061.44	2.31%
	Past Due 61-90 days	207	3,223,492.93	0.76%
	Past Due 91 + days	65	1,077,557.35	0.26%

	Total	915	14,058,111.72	3.33%

Jun-09	Past Due 31-60 days	673	10,177,916.14	2.52%
	Past Due 61-90 days	221	3,434,187.66	0.85%
	Past Due 91 + days	60	750,428.27	0.19%

	Total	954	14,362,532.07	3.56%

Jul-09	Past Due 31-60 days	635	9,374,209.65	2.43%
	Past Due 61-90 days	199	3,117,049.78	0.81%
	Past Due 91 + days	71	977,461.41	0.25%

	Total	905	13,468,720.84	3.49%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Aug-09	Past Due 31-60 days	688	10,008,532.10	2.71%
	Past Due 61-90 days	229	3,333,937.55	0.90%
	Past Due 91 + days	64	945,782.46	0.26%

	Total	981	14,288,252.11	3.87%

Sep-09	Past Due 31-60 days	653	9,247,732.00	2.62%
	Past Due 61-90 days	240	3,608,413.72	1.02%
	Past Due 91 + days	68	919,880.17	0.26%

	Total	961	13,776,025.89	3.90%

Oct-09	Past Due 31-60 days	695	9,751,805.18	2.90%
	Past Due 61-90 days	189	2,692,890.24	0.80%
	Past Due 91 + days	70	1,017,432.73	0.30%

	Total	954	13,462,128.15	4.00%

Nov-09	Past Due 31-60 days	740	10,234,144.23	3.18%
	Past Due 61-90 days	196	2,718,217.80	0.85%
	Past Due 91 + days	63	809,537.49	0.25%

	Total	999	13,761,899.52	4.28%

Dec-09	Past Due 31-60 days	730	9,927,320.30	3.25%
	Past Due 61-90 days	198	2,752,669.69	0.90%
	Past Due 91 + days	57	689,392.16	0.23%

	Total	985	13,369,382.15	4.38%

Jan-10	Past Due 31-60 days	691	9,056,884.36	3.11%
	Past Due 61-90 days	214	2,888,725.05	0.99%
	Past Due 91 + days	46	627,094.56	0.22%

	Total	951	12,572,703.97	4.32%

Feb-10	Past Due 31-60 days	560	7,351,655.48	2.66%
	Past Due 61-90 days	157	2,045,540.36	0.74%
	Past Due 91 + days	43	580,750.24	0.21%

	Total	760	9,977,946.08	3.61%

Mar-10	Past Due 31-60 days	502	6,245,225.76	2.41%
	Past Due 61-90 days	109	1,502,725.94	0.58%
	Past Due 91 + days	31	396,203.04	0.15%

	Total	642	8,144,154.74	3.14%

Apr-10	Past Due 31-60 days	525	6,697,455.72	2.75%
	Past Due 61-90 days	116	1,354,110.54	0.56%
	Past Due 91 + days	30	396,609.17	0.16%

	Total	671	8,448,175.43	3.47%

May-10	Past Due 31-60 days	565	6,887,848.74	3.00%
	Past Due 61-90 days	125	1,561,037.58	0.68%
	Past Due 91 + days	33	395,988.19	0.17%

	Total	723	8,844,874.51	3.85%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Jun-10	Past Due 31-60 days	550	6,539,908.03	3.03%
	Past Due 61-90 days	140	1,774,304.18	0.82%
	Past Due 91 + days	44	530,938.92	0.25%

	Total	734	8,845,151.13	4.10%

Jul-10	Past Due 31-60 days	577	6,526,186.59	3.22%
	Past Due 61-90 days	137	1,600,134.66	0.79%
	Past Due 91 + days	41	477,659.93	0.24%

	Total	755	8,603,981.18	4.25%

Aug-10	Past Due 31-60 days	560	6,270,036.15	3.32%
	Past Due 61-90 days	135	1,496,275.23	0.79%
	Past Due 91 + days	33	312,476.47	0.17%

	Total	728	8,078,787.85	4.27%

Sep-10	Past Due 31-60 days	598	6,609,175.52	3.74%
	Past Due 61-90 days	121	1,374,642.32	0.78%
	Past Due 91 + days	36	305,122.42	0.17%

	Total	755	8,288,940.26	4.69%

Oct-10	Past Due 31-60 days	577	6,030,608.21	3.65%
	Past Due 61-90 days	143	1,657,231.17	1.00%
	Past Due 91 + days	30	254,796.39	0.15%

	Total	750	7,942,635.77	4.81%

Nov-10	Past Due 31-60 days	629	6,506,308.00	4.22%
	Past Due 61-90 days	137	1,511,146.18	0.98%
	Past Due 91 + days	34	310,006.38	0.20%

	Total	800	8,327,460.56	5.40%

Dec-10	Past Due 31-60 days	668	6,408,275.21	4.47%
	Past Due 61-90 days	138	1,400,631.61	0.98%
	Past Due 91 + days	33	294,184.41	0.21%

	Total	839	8,103,091.23	5.66%

Jan-11	Past Due 31-60 days	572	5,492,769.45	4.14%
	Past Due 61-90 days	142	1,425,952.08	1.08%
	Past Due 91 + days	31	258,692.76	0.20%

	Total	745	7,177,414.29	5.42%

Feb-11	Past Due 31-60 days	467	4,480,555.64	3.65%
	Past Due 61-90 days	112	1,138,954.42	0.93%
	Past Due 91 + days	23	194,007.85	0.16%

	Total	602	5,813,517.91	4.74%

Mar-11	Past Due 31-60 days	445	3,988,671.50	3.57%
	Past Due 61-90 days	88	847,292.76	0.76%
	Past Due 91 + days	13	96,909.23	0.09%

	Total	546	4,932,873.49	4.42%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Sep-07	Past Due 31-60 days	296	5,908,339.06	0.63%
	Past Due 61-90 days	7	125,520.95	0.01%
	Past Due 91 + days	3	79,632.89	0.01%

	Total	306	6,113,492.90	0.65%

Oct-07	Past Due 31-60 days	443	9,147,729.36	1.01%
	Past Due 61-90 days	67	1,451,435.04	0.16%
	Past Due 91 + days	1	11,391.18	0.00%

	Total	511	10,610,555.58	1.17%

Nov-07	Past Due 31-60 days	498	10,321,357.84	1.17%
	Past Due 61-90 days	161	3,510,597.95	0.40%
	Past Due 91 + days	28	647,947.75	0.07%

	Total	687	14,479,903.54	1.63%

Dec-07	Past Due 31-60 days	562	11,595,603.89	1.34%
	Past Due 61-90 days	173	3,703,680.19	0.43%
	Past Due 91 + days	85	1,910,536.29	0.22%

	Total	820	17,209,820.37	1.99%

Jan-08	Past Due 31-60 days	536	11,225,442.65	1.34%
	Past Due 61-90 days	187	3,918,187.21	0.47%
	Past Due 91 + days	63	1,395,691.69	0.17%

	Total	786	16,539,321.55	1.97%

Feb-08	Past Due 31-60 days	426	9,138,947.82	1.12%
	Past Due 61-90 days	123	2,729,449.74	0.34%
	Past Due 91 + days	62	1,167,684.30	0.14%

	Total	611	13,036,081.86	1.60%

Mar-08	Past Due 31-60 days	454	9,652,905.06	1.23%
	Past Due 61-90 days	105	2,183,827.04	0.28%
	Past Due 91 + days	42	860,313.03	0.11%

	Total	601	12,697,045.13	1.61%

Apr-08	Past Due 31-60 days	516	10,592,336.26	1.39%
	Past Due 61-90 days	139	3,002,275.08	0.39%
	Past Due 91 + days	35	678,366.51	0.09%

	Total	690	14,272,977.85	1.88%

May-08	Past Due 31-60 days	586	11,887,913.04	1.61%
	Past Due 61-90 days	140	2,893,947.55	0.39%
	Past Due 91 + days	62	1,275,734.74	0.17%

	Total	788	16,057,595.33	2.18%

Jun-08	Past Due 31-60 days	609	12,461,516.66	1.75%
	Past Due 61-90 days	189	3,933,832.43	0.55%
	Past Due 91 + days	57	1,090,703.46	0.15%

	Total	855	17,486,052.55	2.45%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Jul-08	Past Due 31-60 days	668	13,452,382.44	1.95%
	Past Due 61-90 days	176	3,605,543.21	0.52%
	Past Due 91 + days	63	1,229,447.88	0.18%

	Total	907	18,287,373.53	2.65%

Aug-08	Past Due 31-60 days	714	14,436,040.51	2.16%
	Past Due 61-90 days	207	4,246,458.31	0.64%
	Past Due 91 + days	68	1,302,833.46	0.20%

	Total	989	19,985,332.28	2.99%

Sep-08	Past Due 31-60 days	708	13,986,528.96	2.17%
	Past Due 61-90 days	201	3,916,704.14	0.61%
	Past Due 91 + days	72	1,344,371.52	0.21%

	Total	981	19,247,604.62	2.98%

Oct-08	Past Due 31-60 days	706	13,804,920.05	2.21%
	Past Due 61-90 days	202	4,017,059.51	0.64%
	Past Due 91 + days	71	1,285,583.03	0.21%

	Total	979	19,107,562.59	3.06%

Nov-08	Past Due 31-60 days	783	15,126,225.25	2.50%
	Past Due 61-90 days	267	5,258,261.31	0.87%
	Past Due 91 + days	83	1,441,678.52	0.24%

	Total	1,133	21,826,165.08	3.60%

Dec-08	Past Due 31-60 days	904	17,364,295.34	2.96%
	Past Due 61-90 days	261	4,809,863.23	0.82%
	Past Due 91 + days	118	2,231,856.64	0.38%

	Total	1,283	24,406,015.21	4.16%

Jan-09	Past Due 31-60 days	833	15,726,953.37	2.78%
	Past Due 61-90 days	306	5,855,091.95	1.03%
	Past Due 91 + days	94	1,646,143.15	0.29%

	Total	1,233	23,228,188.47	4.10%

Feb-09	Past Due 31-60 days	678	12,815,898.47	2.34%
	Past Due 61-90 days	236	4,437,765.25	0.81%
	Past Due 91 + days	101	1,851,701.86	0.34%

	Total	1,015	19,105,365.58	3.49%

Mar-09	Past Due 31-60 days	717	13,338,935.92	2.53%
	Past Due 61-90 days	171	3,149,529.27	0.60%
	Past Due 91 + days	90	1,499,534.02	0.28%

	Total	978	17,987,999.21	3.42%

Apr-09	Past Due 31-60 days	716	13,123,215.25	2.59%
	Past Due 61-90 days	254	4,743,376.35	0.93%
	Past Due 91 + days	76	1,197,355.30	0.24%

	Total	1,046	19,063,946.90	3.76%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

May-09	Past Due 31-60 days	821	14,820,340.69	3.02%
	Past Due 61-90 days	242	4,489,604.62	0.91%
	Past Due 91 + days	104	1,804,512.30	0.37%

	Total	1,167	21,114,457.61	4.30%

Jun-09	Past Due 31-60 days	821	14,301,359.78	3.04%
	Past Due 61-90 days	253	4,565,494.55	0.97%
	Past Due 91 + days	75	1,458,004.39	0.31%

	Total	1,149	20,324,858.72	4.31%

Jul-09	Past Due 31-60 days	785	13,457,013.25	2.97%
	Past Due 61-90 days	238	4,060,786.43	0.90%
	Past Due 91 + days	84	1,398,622.84	0.31%

	Total	1,107	18,916,422.52	4.18%

Aug-09	Past Due 31-60 days	793	13,551,811.62	3.11%
	Past Due 61-90 days	271	4,524,995.36	1.04%
	Past Due 91 + days	77	1,189,855.98	0.27%

	Total	1,141	19,266,662.96	4.42%

Sep-09	Past Due 31-60 days	815	13,458,930.23	3.21%
	Past Due 61-90 days	284	4,714,228.53	1.12%
	Past Due 91 + days	64	943,549.69	0.22%

	Total	1,163	19,116,708.45	4.56%

Oct-09	Past Due 31-60 days	799	13,027,881.55	3.23%
	Past Due 61-90 days	228	3,838,476.91	0.95%
	Past Due 91 + days	81	1,295,795.93	0.32%

	Total	1,108	18,162,154.39	4.50%

Nov-09	Past Due 31-60 days	834	13,489,190.80	3.49%
	Past Due 61-90 days	253	4,084,939.25	1.06%
	Past Due 91 + days	67	883,789.24	0.23%

	Total	1,154	18,457,919.29	4.77%

Dec-09	Past Due 31-60 days	887	13,640,242.81	3.68%
	Past Due 61-90 days	221	3,512,734.87	0.95%
	Past Due 91 + days	78	1,090,908.64	0.29%

	Total	1,186	18,243,886.32	4.93%

Jan-10	Past Due 31-60 days	796	12,304,524.48	3.47%
	Past Due 61-90 days	263	4,130,609.78	1.16%
	Past Due 91 + days	59	707,734.79	0.20%

	Total	1,118	17,142,869.05	4.83%

Feb-10	Past Due 31-60 days	665	10,325,334.85	3.03%
	Past Due 61-90 days	153	2,327,927.99	0.68%
	Past Due 91 + days	48	696,487.45	0.20%

	Total	866	13,349,750.29	3.92%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Mar-10	Past Due 31-60 days	634	9,649,158.72	3.00%
	Past Due 61-90 days	123	1,847,383.03	0.57%
	Past Due 91 + days	38	487,592.32	0.15%

	Total	795	11,984,134.07	3.72%

Apr-10	Past Due 31-60 days	626	9,417,876.55	3.08%
	Past Due 61-90 days	134	1,967,784.55	0.64%
	Past Due 91 + days	44	504,098.63	0.16%

	Total	804	11,889,759.73	3.89%

May-10	Past Due 31-60 days	667	9,561,446.67	3.28%
	Past Due 61-90 days	159	2,412,608.29	0.83%
	Past Due 91 + days	48	575,800.61	0.20%

	Total	874	12,549,855.57	4.31%

Jun-10	Past Due 31-60 days	669	9,420,394.53	3.42%
	Past Due 61-90 days	158	2,268,988.31	0.82%
	Past Due 91 + days	47	541,920.96	0.20%

	Total	874	12,231,303.80	4.44%

Jul-10	Past Due 31-60 days	655	8,953,560.45	3.42%
	Past Due 61-90 days	167	2,336,489.71	0.89%
	Past Due 91 + days	57	591,573.24	0.23%

	Total	879	11,881,623.40	4.54%

Aug-10	Past Due 31-60 days	572	7,781,427.05	3.14%
	Past Due 61-90 days	168	2,316,124.95	0.93%
	Past Due 91 + days	38	460,337.32	0.19%

	Total	778	10,557,889.32	4.26%

Sep-10	Past Due 31-60 days	659	8,609,116.39	3.66%
	Past Due 61-90 days	138	1,955,750.30	0.83%
	Past Due 91 + days	46	479,700.66	0.20%

	Total	843	11,044,567.35	4.69%

Oct-10	Past Due 31-60 days	694	8,963,707.44	4.01%
	Past Due 61-90 days	183	2,213,570.60	0.99%
	Past Due 91 + days	35	480,064.44	0.21%

	Total	912	11,657,342.48	5.22%

Nov-10	Past Due 31-60 days	693	8,547,434.21	4.04%
	Past Due 61-90 days	181	2,214,477.90	1.05%
	Past Due 91 + days	46	451,629.27	0.21%

	Total	920	11,213,541.38	5.30%

Dec-10	Past Due 31-60 days	728	8,658,520.95	4.33%
	Past Due 61-90 days	171	2,023,083.83	1.01%
	Past Due 91 + days	41	395,112.42	0.20%

	Total	940	11,076,717.20	5.54%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Jan-11	Past Due 31-60 days	692	8,239,245.38	4.37%
	Past Due 61-90 days	187	2,222,206.65	1.18%
	Past Due 91 + days	43	371,284.27	0.20%

	Total	922	10,832,736.30	5.75%

Feb-11	Past Due 31-60 days	581	6,776,529.14	3.82%
	Past Due 61-90 days	126	1,487,122.40	0.84%
	Past Due 91 + days	38	286,342.69	0.16%

	Total	745	8,549,994.23	4.82%

Mar-11	Past Due 31-60 days	548	6,203,363.04	3.75%
	Past Due 61-90 days	110	1,123,250.22	0.68%
	Past Due 91 + days	29	261,484.19	0.16%

	Total	687	7,588,097.45	4.59%

Apr-11	Past Due 31-60 days	552	6,042,873.13	3.90%
	Past Due 61-90 days	147	1,497,075.39	0.97%
	Past Due 91 + days	25	204,200.21	0.13%

	Total	724	7,744,148.73	5.00%

May-11	Past Due 31-60 days	623	6,617,286.76	4.58%
	Past Due 61-90 days	142	1,395,291.64	0.97%
	Past Due 91 + days	38	361,830.81	0.25%

	Total	803	8,374,409.21	5.79%

Jun-11	Past Due 31-60 days	587	6,059,901.10	4.50%
	Past Due 61-90 days	147	1,536,514.51	1.14%
	Past Due 91 + days	30	245,794.35	0.18%

	Total	764	7,842,209.96	5.82%

Jul-11	Past Due 31-60 days	649	6,626,114.40	5.26%
	Past Due 61-90 days	132	1,294,265.55	1.03%
	Past Due 91 + days	39	309,462.46	0.25%

	Total	820	8,229,842.41	6.53%

Aug-11	Past Due 31-60 days	599	5,958,022.64	5.10%
	Past Due 61-90 days	151	1,456,804.19	1.25%
	Past Due 91 + days	30	188,717.00	0.16%

	Total	780	7,603,543.83	6.50%

Sep-11	Past Due 31-60 days	612	5,880,484.90	5.42%
	Past Due 61-90 days	119	1,119,984.83	1.03%
	Past Due 91 + days	40	255,999.99	0.24%

	Total	771	7,256,469.72	6.69%

Oct-11	Past Due 31-60 days	563	5,340,417.31	5.33%
	Past Due 61-90 days	111	1,009,046.16	1.01%
	Past Due 91 + days	33	190,337.09	0.19%

	Total	707	6,539,800.56	6.53%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2007-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Nov-11	Past Due 31-60 days	614	5,392,695.59	5.82%
	Past Due 61-90 days	146	1,299,539.73	1.40%
	Past Due 91 + days	33	212,464.10	0.23%

	Total	793	6,904,699.42	7.45%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Apr-08	Past Due 31-60 days	522	8,999,222.85	0.81%
	Past Due 61-90 days	97	1,943,409.34	0.17%
	Past Due 91 + days	2	73,295.89	0.01%

	Total	621	11,015,928.08	0.99%

May-08	Past Due 31-60 days	684	12,168,060.00	1.13%
	Past Due 61-90 days	147	2,771,656.93	0.26%
	Past Due 91 + days	38	732,543.84	0.07%

	Total	869	15,672,260.77	1.45%

Jun-08	Past Due 31-60 days	770	13,475,007.47	1.29%
	Past Due 61-90 days	196	3,990,061.45	0.38%
	Past Due 91 + days	62	1,048,437.72	0.10%

	Total	1,028	18,513,506.64	1.77%

Jul-08	Past Due 31-60 days	851	15,153,383.20	1.49%
	Past Due 61-90 days	199	4,075,125.15	0.40%
	Past Due 91 + days	74	1,474,315.74	0.15%

	Total	1,124	20,702,824.09	2.04%

Aug-08	Past Due 31-60 days	947	16,729,273.96	1.70%
	Past Due 61-90 days	270	5,372,742.09	0.55%
	Past Due 91 + days	64	1,149,521.55	0.12%

	Total	1,281	23,251,537.60	2.36%

Sep-08	Past Due 31-60 days	1,003	18,166,546.95	1.90%
	Past Due 61-90 days	239	4,596,371.25	0.48%
	Past Due 91 + days	86	1,661,371.51	0.17%

	Total	1,328	24,424,289.71	2.56%

Oct-08	Past Due 31-60 days	1,037	18,957,030.06	2.05%
	Past Due 61-90 days	263	5,108,811.84	0.55%
	Past Due 91 + days	64	1,233,762.54	0.13%

	Total	1,364	25,299,604.44	2.73%

Nov-08	Past Due 31-60 days	1,193	21,679,345.48	2.41%
	Past Due 61-90 days	327	6,575,199.76	0.73%
	Past Due 91 + days	98	1,883,539.73	0.21%

	Total	1,618	30,138,084.97	3.35%

Dec-08	Past Due 31-60 days	1,297	23,565,982.24	2.70%
	Past Due 61-90 days	356	6,841,337.06	0.78%
	Past Due 91 + days	142	3,029,356.54	0.35%

	Total	1,795	33,436,675.84	3.83%

Jan-09	Past Due 31-60 days	1,196	22,089,391.33	2.61%
	Past Due 61-90 days	400	7,881,309.11	0.93%
	Past Due 91 + days	161	3,241,218.15	0.38%

	Total	1,757	33,211,918.59	3.93%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Feb-09	Past Due 31-60 days	972	17,629,311.76	2.15%
	Past Due 61-90 days	325	6,481,168.21	0.79%
	Past Due 91 + days	135	2,631,116.14	0.32%

	Total	1,432	26,741,596.11	3.26%

Mar-09	Past Due 31-60 days	959	17,292,443.06	2.19%
	Past Due 61-90 days	281	5,378,402.86	0.68%
	Past Due 91 + days	95	1,886,405.43	0.24%

	Total	1,335	24,557,251.35	3.10%

Apr-09	Past Due 31-60 days	991	18,305,902.21	2.39%
	Past Due 61-90 days	381	6,951,171.92	0.91%
	Past Due 91 + days	94	1,700,329.71	0.22%

	Total	1,466	26,957,403.84	3.52%

May-09	Past Due 31-60 days	1,111	19,950,928.42	2.69%
	Past Due 61-90 days	359	6,581,056.41	0.89%
	Past Due 91 + days	139	2,684,850.93	0.36%

	Total	1,609	29,216,835.76	3.94%

Jun-09	Past Due 31-60 days	1,173	20,874,591.22	2.92%
	Past Due 61-90 days	374	6,724,832.68	0.94%
	Past Due 91 + days	125	2,275,041.25	0.32%

	Total	1,672	29,874,465.15	4.18%

Jul-09	Past Due 31-60 days	1,095	19,321,561.09	2.81%
	Past Due 61-90 days	364	6,787,501.59	0.99%
	Past Due 91 + days	110	1,832,219.11	0.27%

	Total	1,569	27,941,281.79	4.06%

Aug-09	Past Due 31-60 days	1,086	18,763,382.45	2.82%
	Past Due 61-90 days	377	7,032,023.64	1.06%
	Past Due 91 + days	119	2,094,462.46	0.32%

	Total	1,582	27,889,868.55	4.20%

Sep-09	Past Due 31-60 days	1,144	19,327,986.04	3.02%
	Past Due 61-90 days	346	6,058,873.72	0.95%
	Past Due 91 + days	110	1,750,962.68	0.27%

	Total	1,600	27,137,822.44	4.24%

Oct-09	Past Due 31-60 days	1,141	19,331,756.45	3.13%
	Past Due 61-90 days	316	5,577,100.05	0.90%
	Past Due 91 + days	102	1,694,484.35	0.27%

	Total	1,559	26,603,340.85	4.31%

Nov-09	Past Due 31-60 days	1,177	19,822,823.94	3.33%
	Past Due 61-90 days	359	6,286,447.55	1.06%
	Past Due 91 + days	86	1,444,085.24	0.24%

	Total	1,622	27,553,356.73	4.63%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Dec-09	Past Due 31-60 days	1,142	19,212,988.92	3.35%
	Past Due 61-90 days	352	5,949,506.75	1.04%
	Past Due 91 + days	80	1,303,016.34	0.23%

	Total	1,574	26,465,512.01	4.62%

Jan-10	Past Due 31-60 days	1,132	19,522,423.12	3.54%
	Past Due 61-90 days	362	6,046,077.94	1.09%
	Past Due 91 + days	85	1,340,975.00	0.24%

	Total	1,579	26,909,476.06	4.87%

Feb-10	Past Due 31-60 days	909	15,431,050.27	2.91%
	Past Due 61-90 days	245	4,263,649.28	0.80%
	Past Due 91 + days	76	1,077,784.87	0.20%

	Total	1,230	20,772,484.42	3.92%

Mar-10	Past Due 31-60 days	811	13,652,000.66	2.70%
	Past Due 61-90 days	190	3,088,894.26	0.61%
	Past Due 91 + days	58	761,637.33	0.15%

	Total	1,059	17,502,532.25	3.47%

Apr-10	Past Due 31-60 days	827	13,570,779.67	2.82%
	Past Due 61-90 days	215	3,429,493.67	0.71%
	Past Due 91 + days	41	477,395.79	0.10%

	Total	1,083	17,477,669.13	3.63%

May-10	Past Due 31-60 days	921	15,124,650.92	3.27%
	Past Due 61-90 days	209	3,253,503.30	0.70%
	Past Due 91 + days	62	783,070.99	0.17%

	Total	1,192	19,161,225.21	4.14%

Jun-10	Past Due 31-60 days	926	15,053,407.02	3.41%
	Past Due 61-90 days	261	4,182,830.60	0.95%
	Past Due 91 + days	39	453,304.80	0.10%

	Total	1,226	19,689,542.42	4.47%

Jul-10	Past Due 31-60 days	919	14,382,810.97	3.41%
	Past Due 61-90 days	229	3,710,626.53	0.88%
	Past Due 91 + days	78	1,087,769.46	0.26%

	Total	1,226	19,181,206.96	4.55%

Aug-10	Past Due 31-60 days	879	13,578,533.53	3.38%
	Past Due 61-90 days	251	3,935,311.73	0.98%
	Past Due 91 + days	61	800,532.03	0.20%

	Total	1,191	18,314,377.29	4.56%

Sep-10	Past Due 31-60 days	919	14,152,300.76	3.70%
	Past Due 61-90 days	234	3,588,608.44	0.94%
	Past Due 91 + days	59	775,679.26	0.20%

	Total	1,212	18,516,588.46	4.84%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Oct-10	Past Due 31-60 days	955	14,432,852.71	3.96%
	Past Due 61-90 days	247	3,874,772.18	1.06%
	Past Due 91 + days	66	797,962.88	0.22%

	Total	1,268	19,105,587.77	5.24%

Nov-10	Past Due 31-60 days	1,009	14,704,071.69	4.24%
	Past Due 61-90 days	253	3,753,407.31	1.08%
	Past Due 91 + days	67	872,883.41	0.25%

	Total	1,329	19,330,362.41	5.57%

Dec-10	Past Due 31-60 days	1,040	14,672,814.80	4.44%
	Past Due 61-90 days	269	3,785,138.41	1.15%
	Past Due 91 + days	76	973,389.67	0.29%

	Total	1,385	19,431,342.88	5.88%

Jan-11	Past Due 31-60 days	911	12,693,258.89	4.05%
	Past Due 61-90 days	283	3,924,234.35	1.25%
	Past Due 91 + days	66	864,248.57	0.28%

	Total	1,260	17,481,741.81	5.58%

Feb-11	Past Due 31-60 days	716	10,123,439.59	3.41%
	Past Due 61-90 days	198	2,585,285.01	0.87%
	Past Due 91 + days	64	675,456.63	0.23%

	Total	978	13,384,181.23	4.51%

Mar-11	Past Due 31-60 days	736	10,096,294.06	3.61%
	Past Due 61-90 days	157	2,005,798.16	0.72%
	Past Due 91 + days	51	465,873.73	0.17%

	Total	944	12,567,965.95	4.49%

Apr-11	Past Due 31-60 days	781	10,129,586.43	3.81%
	Past Due 61-90 days	182	2,412,366.19	0.91%
	Past Due 91 + days	49	405,878.36	0.15%

	Total	1,012	12,947,830.98	4.88%

May-11	Past Due 31-60 days	801	10,373,605.23	4.13%
	Past Due 61-90 days	207	2,627,039.97	1.05%
	Past Due 91 + days	50	371,796.78	0.15%

	Total	1,058	13,372,441.98	5.33%

Jun-11	Past Due 31-60 days	777	9,781,060.56	4.13%
	Past Due 61-90 days	225	2,849,332.68	1.20%
	Past Due 91 + days	51	512,126.33	0.22%

	Total	1,053	13,142,519.57	5.55%

Jul-11	Past Due 31-60 days	851	10,497,088.41	4.68%
	Past Due 61-90 days	210	2,582,550.80	1.15%
	Past Due 91 + days	66	678,131.99	0.30%

	Total	1,127	13,757,771.20	6.14%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Aug-11	Past Due 31-60 days	807	9,807,648.31	4.67%
	Past Due 61-90 days	190	2,305,216.33	1.10%
	Past Due 91 + days	55	544,138.81	0.26%

	Total	1,052	12,657,003.45	6.02%

Sep-11	Past Due 31-60 days	798	9,468,588.18	4.79%
	Past Due 61-90 days	169	1,897,951.83	0.96%
	Past Due 91 + days	43	357,849.59	0.18%

	Total	1,010	11,724,389.60	5.93%

Oct-11	Past Due 31-60 days	835	9,647,546.29	5.20%
	Past Due 61-90 days	150	1,695,531.27	0.91%
	Past Due 91 + days	51	411,707.80	0.22%

	Total	1,036	11,754,785.36	6.33%

Nov-11	Past Due 31-60 days	836	9,565,336.07	5.48%
	Past Due 61-90 days	183	2,019,643.35	1.16%
	Past Due 91 + days	38	330,120.82	0.19%

	Total	1,057	11,915,100.24	6.82%

Dec-11	Past Due 31-60 days	913	9,969,166.33	6.08%
	Past Due 61-90 days	179	1,963,732.29	1.20%
	Past Due 91 + days	55	486,437.67	0.30%

	Total	1,147	12,419,336.29	7.57%

Jan-12	Past Due 31-60 days	709	7,665,470.49	5.02%
	Past Due 61-90 days	186	1,866,572.19	1.22%
	Past Due 91 + days	42	375,545.25	0.25%

	Total	937	9,907,587.93	6.49%

Feb-12	Past Due 31-60 days	599	6,163,992.35	4.32%
	Past Due 61-90 days	129	1,256,395.98	0.88%
	Past Due 91 + days	29	189,547.17	0.13%

	Total	757	7,609,935.50	5.34%

Mar-12	Past Due 31-60 days	572	5,580,566.71	4.22%
	Past Due 61-90 days	109	1,032,275.68	0.78%
	Past Due 91 + days	24	171,933.02	0.13%

	Total	705	6,784,775.41	5.13%

Apr-12	Past Due 31-60 days	580	5,506,511.49	4.48%
	Past Due 61-90 days	115	1,044,515.23	0.85%
	Past Due 91 + days	23	159,386.23	0.13%

	Total	718	6,710,412.95	5.46%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Aug-08	Past Due 31-60 days	466	7,837,900.14	0.98%
	Past Due 61-90 days	49	879,368.67	0.11%
	Past Due 91 + days	0	0.00	0.00%

	Total	515	8,717,268.81	1.09%

Sep-08	Past Due 31-60 days	539	8,781,124.30	1.13%
	Past Due 61-90 days	111	2,213,574.62	0.28%
	Past Due 91 + days	13	274,707.97	0.04%

	Total	663	11,269,406.89	1.45%

Oct-08	Past Due 31-60 days	591	10,358,677.81	1.37%
	Past Due 61-90 days	142	2,507,568.36	0.33%
	Past Due 91 + days	36	745,403.68	0.10%

	Total	769	13,611,649.85	1.80%

Nov-08	Past Due 31-60 days	771	13,649,167.83	1.85%
	Past Due 61-90 days	201	3,946,817.04	0.54%
	Past Due 91 + days	59	1,070,756.91	0.15%

	Total	1,031	18,666,741.78	2.53%

Dec-08	Past Due 31-60 days	790	13,632,154.70	1.90%
	Past Due 61-90 days	209	3,811,192.08	0.53%
	Past Due 91 + days	69	1,461,762.44	0.20%

	Total	1,068	18,905,109.22	2.64%

Jan-09	Past Due 31-60 days	723	12,320,510.44	1.77%
	Past Due 61-90 days	244	4,386,444.13	0.63%
	Past Due 91 + days	81	1,433,308.15	0.21%

	Total	1,048	18,140,262.72	2.61%

Feb-09	Past Due 31-60 days	572	9,828,307.23	1.46%
	Past Due 61-90 days	166	3,134,081.62	0.46%
	Past Due 91 + days	64	1,137,321.26	0.17%

	Total	802	14,099,710.11	2.09%

Mar-09	Past Due 31-60 days	609	10,029,021.93	1.54%
	Past Due 61-90 days	133	2,544,667.73	0.39%
	Past Due 91 + days	63	1,184,655.39	0.18%

	Total	805	13,758,345.05	2.11%

Apr-09	Past Due 31-60 days	658	10,854,163.84	1.72%
	Past Due 61-90 days	187	3,575,923.86	0.57%
	Past Due 91 + days	47	860,538.38	0.14%

	Total	892	15,290,626.08	2.43%

May-09	Past Due 31-60 days	740	11,925,294.42	1.95%
	Past Due 61-90 days	202	3,763,044.43	0.61%
	Past Due 91 + days	80	1,605,093.29	0.26%

	Total	1,022	17,293,432.14	2.83%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Jun-09	Past Due 31-60 days	761	12,513,025.61	2.12%
	Past Due 61-90 days	212	3,486,413.89	0.59%
	Past Due 91 + days	73	1,251,249.85	0.21%

	Total	1,046	17,250,689.35	2.92%

Jul-09	Past Due 31-60 days	728	11,984,385.72	2.10%
	Past Due 61-90 days	205	3,658,957.59	0.64%
	Past Due 91 + days	65	1,016,611.55	0.18%

	Total	998	16,659,954.86	2.92%

Aug-09	Past Due 31-60 days	727	11,918,937.29	2.16%
	Past Due 61-90 days	282	4,864,457.17	0.88%
	Past Due 91 + days	70	1,153,979.62	0.21%

	Total	1,079	17,937,374.08	3.25%

Sep-09	Past Due 31-60 days	784	12,714,356.41	2.38%
	Past Due 61-90 days	241	4,081,779.53	0.76%
	Past Due 91 + days	84	1,442,374.48	0.27%

	Total	1,109	18,238,510.42	3.42%

Oct-09	Past Due 31-60 days	867	13,803,250.51	2.68%
	Past Due 61-90 days	228	3,847,441.01	0.75%
	Past Due 91 + days	61	970,715.25	0.19%

	Total	1,156	18,621,406.77	3.62%

Nov-09	Past Due 31-60 days	847	13,875,146.27	2.79%
	Past Due 61-90 days	276	4,497,588.88	0.90%
	Past Due 91 + days	60	912,645.87	0.18%

	Total	1,183	19,285,381.02	3.88%

Dec-09	Past Due 31-60 days	903	14,629,285.99	3.05%
	Past Due 61-90 days	246	4,169,090.31	0.87%
	Past Due 91 + days	77	1,103,438.68	0.23%

	Total	1,226	19,901,814.98	4.15%

Jan-10	Past Due 31-60 days	884	13,714,074.68	2.97%
	Past Due 61-90 days	268	4,564,748.82	0.99%
	Past Due 91 + days	78	1,302,327.33	0.28%

	Total	1,230	19,581,150.83	4.24%

Feb-10	Past Due 31-60 days	678	10,461,672.83	2.36%
	Past Due 61-90 days	178	2,992,968.20	0.67%
	Past Due 91 + days	65	1,058,417.93	0.24%

	Total	921	14,513,058.96	3.27%

Mar-10	Past Due 31-60 days	603	9,251,337.91	2.20%
	Past Due 61-90 days	148	2,387,673.15	0.57%
	Past Due 91 + days	52	866,328.49	0.21%

	Total	803	12,505,339.55	2.97%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Apr-10	Past Due 31-60 days	638	9,932,646.68	2.48%
	Past Due 61-90 days	143	2,319,990.20	0.58%
	Past Due 91 + days	45	639,664.30	0.16%

	Total	826	12,892,301.18	3.21%

May-10	Past Due 31-60 days	715	10,607,460.40	2.76%
	Past Due 61-90 days	164	2,753,811.18	0.72%
	Past Due 91 + days	46	589,416.10	0.15%

	Total	925	13,950,687.68	3.63%

Jun-10	Past Due 31-60 days	694	10,291,095.12	2.80%
	Past Due 61-90 days	164	2,539,303.51	0.69%
	Past Due 91 + days	49	689,490.95	0.19%

	Total	907	13,519,889.58	3.68%

Jul-10	Past Due 31-60 days	661	9,796,506.06	2.79%
	Past Due 61-90 days	174	2,755,468.53	0.78%
	Past Due 91 + days	36	510,693.96	0.15%

	Total	871	13,062,668.55	3.72%

Aug-10	Past Due 31-60 days	626	9,443,458.09	2.81%
	Past Due 61-90 days	170	2,481,132.74	0.74%
	Past Due 91 + days	51	640,536.99	0.19%

	Total	847	12,565,127.82	3.74%

Sep-10	Past Due 31-60 days	648	9,411,482.73	2.93%
	Past Due 61-90 days	165	2,577,679.99	0.80%
	Past Due 91 + days	49	525,089.21	0.16%

	Total	862	12,514,251.93	3.90%

Oct-10	Past Due 31-60 days	709	10,147,267.47	3.31%
	Past Due 61-90 days	151	2,330,490.35	0.76%
	Past Due 91 + days	48	652,434.46	0.21%

	Total	908	13,130,192.28	4.28%

Nov-10	Past Due 31-60 days	677	9,962,329.90	3.39%
	Past Due 61-90 days	180	2,700,008.51	0.92%
	Past Due 91 + days	31	386,176.84	0.13%

	Total	888	13,048,515.25	4.45%

Dec-10	Past Due 31-60 days	699	10,222,611.31	3.64%
	Past Due 61-90 days	189	2,735,107.13	0.97%
	Past Due 91 + days	61	807,671.47	0.29%

	Total	949	13,765,389.91	4.90%

Jan-11	Past Due 31-60 days	608	9,045,477.31	3.38%
	Past Due 61-90 days	183	2,639,046.72	0.99%
	Past Due 91 + days	47	587,419.32	0.22%

	Total	838	12,271,943.35	4.58%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Feb-11	Past Due 31-60 days	465	6,819,074.26	2.67%
	Past Due 61-90 days	148	2,030,775.15	0.79%
	Past Due 91 + days	41	352,960.90	0.14%

	Total	654	9,202,810.31	3.60%

Mar-11	Past Due 31-60 days	481	6,957,781.85	2.87%
	Past Due 61-90 days	107	1,499,913.63	0.62%
	Past Due 91 + days	31	321,187.08	0.13%

	Total	619	8,778,882.56	3.62%

Apr-11	Past Due 31-60 days	489	6,882,677.59	3.00%
	Past Due 61-90 days	124	1,590,945.96	0.69%
	Past Due 91 + days	22	234,263.45	0.10%

	Total	635	8,707,887.00	3.79%

May-11	Past Due 31-60 days	508	7,129,593.53	3.27%
	Past Due 61-90 days	132	1,745,379.21	0.80%
	Past Due 91 + days	36	352,082.61	0.16%

	Total	676	9,227,055.35	4.23%

Jun-11	Past Due 31-60 days	542	7,366,853.62	3.56%
	Past Due 61-90 days	120	1,534,706.95	0.74%
	Past Due 91 + days	35	417,993.53	0.20%

	Total	697	9,319,554.10	4.51%

Jul-11	Past Due 31-60 days	560	7,435,917.13	3.79%
	Past Due 61-90 days	130	1,699,430.15	0.87%
	Past Due 91 + days	38	326,871.49	0.17%

	Total	728	9,462,218.77	4.83%

Aug-11	Past Due 31-60 days	535	7,093,502.94	3.84%
	Past Due 61-90 days	151	2,040,756.08	1.10%
	Past Due 91 + days	34	302,477.55	0.16%

	Total	720	9,436,736.57	5.11%

Sep-11	Past Due 31-60 days	538	6,857,456.40	3.93%
	Past Due 61-90 days	102	1,355,154.25	0.78%
	Past Due 91 + days	50	545,536.87	0.31%

	Total	690	8,758,147.52	5.01%

Oct-11	Past Due 31-60 days	532	6,712,087.41	4.08%
	Past Due 61-90 days	100	1,283,049.95	0.78%
	Past Due 91 + days	31	283,438.48	0.17%

	Total	663	8,278,575.84	5.03%

Nov-11	Past Due 31-60 days	552	6,825,327.44	4.39%
	Past Due 61-90 days	124	1,529,409.73	0.98%
	Past Due 91 + days	26	236,363.82	0.15%

	Total	702	8,591,100.99	5.52%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2008-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Dec-11	Past Due 31-60 days	577	6,865,932.60	4.66%
	Past Due 61-90 days	129	1,512,391.60	1.03%
	Past Due 91 + days	30	304,566.48	0.21%

	Total	736	8,682,890.68	5.90%

Jan-12	Past Due 31-60 days	482	5,544,047.20	4.01%
	Past Due 61-90 days	140	1,705,888.06	1.23%
	Past Due 91 + days	29	265,599.60	0.19%

	Total	651	7,515,534.86	5.43%

Feb-12	Past Due 31-60 days	384	4,293,477.61	3.30%
	Past Due 61-90 days	96	1,085,563.64	0.83%
	Past Due 91 + days	24	217,255.78	0.17%

	Total	504	5,596,297.03	4.30%

Mar-12	Past Due 31-60 days	393	4,389,371.02	3.61%
	Past Due 61-90 days	74	770,305.37	0.63%
	Past Due 91 + days	19	148,914.91	0.12%

	Total	486	5,308,591.30	4.37%

Apr-12	Past Due 31-60 days	383	4,145,067.88	3.65%
	Past Due 61-90 days	73	712,916.54	0.63%
	Past Due 91 + days	18	152,647.15	0.13%

	Total	474	5,010,631.57	4.41%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2009-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Apr-09	Past Due 31-60 days	143	3,212,900.30	0.39%
	Past Due 61-90 days	0	0.00	0.00%
	Past Due 91 + days	0	0.00	0.00%

	Total	143	3,212,900.30	0.39%

May-09	Past Due 31-60 days	219	5,199,696.72	0.64%
	Past Due 61-90 days	41	994,577.92	0.12%
	Past Due 91 + days	0	0.00	0.00%

	Total	260	6,194,274.64	0.76%

Jun-09	Past Due 31-60 days	241	5,453,259.43	0.69%
	Past Due 61-90 days	69	1,676,561.56	0.21%
	Past Due 91 + days	14	356,943.99	0.05%

	Total	324	7,486,764.98	0.94%

Jul-09	Past Due 31-60 days	237	5,353,112.39	0.69%
	Past Due 61-90 days	56	1,275,962.00	0.17%
	Past Due 91 + days	27	659,254.64	0.09%

	Total	320	7,288,329.03	0.94%

Aug-09	Past Due 31-60 days	280	6,008,976.35	0.80%
	Past Due 61-90 days	83	2,002,134.51	0.27%
	Past Due 91 + days	22	460,294.64	0.06%

	Total	385	8,471,405.50	1.12%

Sep-09	Past Due 31-60 days	282	6,151,279.67	0.84%
	Past Due 61-90 days	79	1,706,254.61	0.23%
	Past Due 91 + days	33	745,768.08	0.10%

	Total	394	8,603,302.36	1.17%

Oct-09	Past Due 31-60 days	287	5,922,182.66	0.83%
	Past Due 61-90 days	90	2,017,235.74	0.28%
	Past Due 91 + days	32	614,222.05	0.09%

	Total	409	8,553,640.45	1.20%

Nov-09	Past Due 31-60 days	333	7,011,120.38	1.01%
	Past Due 61-90 days	97	2,048,074.66	0.29%
	Past Due 91 + days	32	684,084.73	0.10%

	Total	462	9,743,279.77	1.40%

Dec-09	Past Due 31-60 days	380	8,017,811.99	1.19%
	Past Due 61-90 days	98	2,022,980.73	0.30%
	Past Due 91 + days	34	688,070.85	0.10%

	Total	512	10,728,863.57	1.59%

Jan-10	Past Due 31-60 days	330	6,817,031.99	1.04%
	Past Due 61-90 days	132	2,767,736.57	0.42%
	Past Due 91 + days	29	642,616.04	0.10%

	Total	491	10,227,384.60	1.56%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2009-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Feb-10	Past Due 31-60 days	288	5,828,179.57	0.92%
	Past Due 61-90 days	75	1,620,727.48	0.25%
	Past Due 91 + days	35	719,033.31	0.11%

	Total	398	8,167,940.36	1.28%

Mar-10	Past Due 31-60 days	270	5,494,191.27	0.90%
	Past Due 61-90 days	64	1,298,237.47	0.21%
	Past Due 91 + days	24	508,580.60	0.08%

	Total	358	7,301,009.34	1.19%

Apr-10	Past Due 31-60 days	307	5,989,182.05	1.02%
	Past Due 61-90 days	57	1,203,980.01	0.20%
	Past Due 91 + days	18	352,747.97	0.06%

	Total	382	7,545,910.03	1.28%

May-10	Past Due 31-60 days	358	6,823,785.95	1.20%
	Past Due 61-90 days	73	1,410,116.49	0.25%
	Past Due 91 + days	22	475,352.20	0.08%

	Total	453	8,709,254.64	1.53%

Jun-10	Past Due 31-60 days	353	6,780,877.42	1.24%
	Past Due 61-90 days	105	1,995,863.13	0.36%
	Past Due 91 + days	14	244,805.27	0.04%

	Total	472	9,021,545.82	1.65%

Jul-10	Past Due 31-60 days	366	7,060,250.45	1.34%
	Past Due 61-90 days	80	1,562,865.84	0.30%
	Past Due 91 + days	33	603,973.45	0.11%

	Total	479	9,227,089.74	1.75%

Aug-10	Past Due 31-60 days	354	6,504,473.36	1.28%
	Past Due 61-90 days	93	1,762,233.62	0.35%
	Past Due 91 + days	30	532,244.30	0.10%

	Total	477	8,798,951.28	1.73%

Sep-10	Past Due 31-60 days	364	6,647,892.51	1.36%
	Past Due 61-90 days	89	1,770,229.69	0.36%
	Past Due 91 + days	30	472,095.73	0.10%

	Total	483	8,890,217.93	1.82%

Oct-10	Past Due 31-60 days	388	6,766,282.21	1.44%
	Past Due 61-90 days	92	1,754,224.75	0.37%
	Past Due 91 + days	28	519,976.18	0.11%

	Total	508	9,040,483.14	1.92%

Nov-10	Past Due 31-60 days	381	6,502,029.24	1.44%
	Past Due 61-90 days	92	1,591,314.27	0.35%
	Past Due 91 + days	22	404,996.47	0.09%

	Total	495	8,498,339.98	1.88%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2009-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Dec-10	Past Due 31-60 days	414	6,932,776.12	1.60%
	Past Due 61-90 days	99	1,744,975.88	0.40%
	Past Due 91 + days	21	367,192.14	0.08%

	Total	534	9,044,944.14	2.09%

Jan-11	Past Due 31-60 days	385	6,288,500.23	1.51%
	Past Due 61-90 days	122	2,159,070.74	0.52%
	Past Due 91 + days	27	397,186.00	0.10%

	Total	534	8,844,756.97	2.13%

Feb-11	Past Due 31-60 days	312	5,013,186.83	1.26%
	Past Due 61-90 days	87	1,566,120.62	0.39%
	Past Due 91 + days	29	455,200.38	0.11%

	Total	428	7,034,507.83	1.77%

Mar-11	Past Due 31-60 days	317	5,152,313.09	1.36%
	Past Due 61-90 days	68	1,054,148.74	0.28%
	Past Due 91 + days	21	304,202.74	0.08%

	Total	406	6,510,664.57	1.72%

Apr-11	Past Due 31-60 days	314	5,047,695.60	1.40%
	Past Due 61-90 days	87	1,495,477.02	0.41%
	Past Due 91 + days	18	225,472.88	0.06%

	Total	419	6,768,645.50	1.87%

May-11	Past Due 31-60 days	338	5,362,354.55	1.56%
	Past Due 61-90 days	85	1,356,262.12	0.39%
	Past Due 91 + days	24	292,592.82	0.08%

	Total	447	7,011,209.49	2.04%

Jun-11	Past Due 31-60 days	337	5,062,011.50	1.55%
	Past Due 61-90 days	87	1,309,753.14	0.40%
	Past Due 91 + days	21	268,883.26	0.08%

	Total	445	6,640,647.90	2.03%

Jul-11	Past Due 31-60 days	397	5,919,866.05	1.90%
	Past Due 61-90 days	83	1,195,297.27	0.38%
	Past Due 91 + days	32	343,831.48	0.11%

	Total	512	7,458,994.80	2.39%

Aug-11	Past Due 31-60 days	327	4,875,307.46	1.65%
	Past Due 61-90 days	98	1,397,320.75	0.47%
	Past Due 91 + days	28	390,035.96	0.13%

	Total	453	6,662,664.17	2.26%

Sep-11	Past Due 31-60 days	379	5,415,862.13	1.93%
	Past Due 61-90 days	72	1,073,379.10	0.38%
	Past Due 91 + days	33	439,207.53	0.16%

	Total	484	6,928,448.76	2.47%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2009-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Oct-11	Past Due 31-60 days	345	4,886,492.00	1.84%
	Past Due 61-90 days	76	1,071,504.96	0.40%
	Past Due 91 + days	21	269,370.05	0.10%

	Total	442	6,227,367.01	2.35%

Nov-11	Past Due 31-60 days	421	5,869,473.26	2.34%
	Past Due 61-90 days	75	1,051,539.78	0.42%
	Past Due 91 + days	21	239,861.49	0.10%

	Total	517	7,160,874.53	2.85%

Dec-11	Past Due 31-60 days	416	5,841,856.78	2.45%
	Past Due 61-90 days	89	1,145,358.91	0.48%
	Past Due 91 + days	23	310,149.43	0.13%

	Total	528	7,297,365.12	3.06%

Jan-12	Past Due 31-60 days	368	4,957,013.33	2.20%
	Past Due 61-90 days	85	1,204,584.39	0.54%
	Past Due 91 + days	17	159,086.32	0.07%

	Total	470	6,320,684.04	2.81%

Feb-12	Past Due 31-60 days	289	3,732,518.79	1.75%
	Past Due 61-90 days	69	940,628.25	0.44%
	Past Due 91 + days	26	280,065.52	0.13%

	Total	384	4,953,212.56	2.33%

Mar-12	Past Due 31-60 days	274	3,471,805.04	1.73%
	Past Due 61-90 days	49	591,229.97	0.29%
	Past Due 91 + days	18	200,832.56	0.10%

	Total	341	4,263,867.57	2.12%

Apr-12	Past Due 31-60 days	334	3,949,763.11	2.09%
	Past Due 61-90 days	57	579,842.14	0.31%
	Past Due 91 + days	11	112,564.23	0.06%

	Total	402	4,642,169.48	2.46%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2010-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Jan-10	Past Due 31-60 days	400	3,819,089.22	0.42%
	Past Due 61-90 days	2	16,866.84	0.00%
	Past Due 91 + days	0	0.00	0.00%

	Total	402	3,835,956.06	0.42%

Feb-10	Past Due 31-60 days	411	3,861,560.55	0.43%
	Past Due 61-90 days	39	536,961.29	0.06%
	Past Due 91 + days	0	0.00	0.00%

	Total	450	4,398,521.84	0.49%

Mar-10	Past Due 31-60 days	374	3,444,637.14	0.40%
	Past Due 61-90 days	52	642,458.16	0.07%
	Past Due 91 + days	11	222,538.94	0.03%

	Total	437	4,309,634.24	0.50%

Apr-10	Past Due 31-60 days	392	3,611,239.06	0.44%
	Past Due 61-90 days	61	841,673.60	0.10%
	Past Due 91 + days	9	124,247.65	0.02%

	Total	462	4,577,160.31	0.55%

May-10	Past Due 31-60 days	468	4,543,705.89	0.57%
	Past Due 61-90 days	59	585,503.47	0.07%
	Past Due 91 + days	21	355,446.96	0.04%

	Total	548	5,484,656.32	0.68%

Jun-10	Past Due 31-60 days	462	4,461,436.82	0.58%
	Past Due 61-90 days	93	1,213,357.25	0.16%
	Past Due 91 + days	16	166,120.75	0.02%

	Total	571	5,840,914.82	0.75%

Jul-10	Past Due 31-60 days	444	4,184,301.49	0.56%
	Past Due 61-90 days	81	808,114.22	0.11%
	Past Due 91 + days	33	438,143.67	0.06%

	Total	558	5,430,559.38	0.73%

Aug-10	Past Due 31-60 days	429	4,113,992.71	0.57%
	Past Due 61-90 days	94	1,128,578.61	0.16%
	Past Due 91 + days	18	202,602.02	0.03%

	Total	541	5,445,173.34	0.75%

Sep-10	Past Due 31-60 days	441	3,897,976.36	0.56%
	Past Due 61-90 days	88	984,353.84	0.14%
	Past Due 91 + days	18	223,530.83	0.03%

	Total	547	5,105,861.03	0.73%

Oct-10	Past Due 31-60 days	506	4,555,240.72	0.68%
	Past Due 61-90 days	86	919,009.95	0.14%
	Past Due 91 + days	15	154,540.60	0.02%

	Total	607	5,628,791.27	0.84%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2010-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Nov-10	Past Due 31-60 days	531	4,575,341.34	0.70%
	Past Due 61-90 days	96	1,059,469.63	0.16%
	Past Due 91 + days	18	234,412.42	0.04%

	Total	645	5,869,223.39	0.90%

Dec-10	Past Due 31-60 days	552	4,907,907.18	0.78%
	Past Due 61-90 days	107	954,238.97	0.15%
	Past Due 91 + days	21	199,106.28	0.03%

	Total	680	6,061,252.43	0.97%

Jan-11	Past Due 31-60 days	488	4,127,791.81	0.68%
	Past Due 61-90 days	120	1,268,159.31	0.21%
	Past Due 91 + days	25	218,022.46	0.04%

	Total	633	5,613,973.58	0.93%

Feb-11	Past Due 31-60 days	436	4,149,292.06	0.71%
	Past Due 61-90 days	80	829,091.62	0.14%
	Past Due 91 + days	25	231,468.06	0.04%

	Total	541	5,209,851.74	0.90%

Mar-11	Past Due 31-60 days	390	3,740,403.07	0.67%
	Past Due 61-90 days	74	977,543.52	0.18%
	Past Due 91 + days	13	133,409.96	0.02%

	Total	477	4,851,356.55	0.87%

Apr-11	Past Due 31-60 days	363	3,549,986.45	0.67%
	Past Due 61-90 days	84	901,547.69	0.17%
	Past Due 91 + days	11	78,556.84	0.01%

	Total	458	4,530,090.98	0.85%

May-11	Past Due 31-60 days	370	3,651,134.55	0.71%
	Past Due 61-90 days	82	959,832.54	0.19%
	Past Due 91 + days	18	165,727.65	0.03%

	Total	470	4,776,694.74	0.93%

Jun-11	Past Due 31-60 days	338	3,293,207.66	0.67%
	Past Due 61-90 days	86	989,922.28	0.20%
	Past Due 91 + days	17	245,089.96	0.05%

	Total	441	4,528,219.90	0.92%

Jul-11	Past Due 31-60 days	386	3,752,481.61	0.80%
	Past Due 61-90 days	89	1,081,941.84	0.23%
	Past Due 91 + days	18	196,497.52	0.04%

	Total	493	5,030,920.97	1.07%

Aug-11	Past Due 31-60 days	337	3,331,941.94	0.74%
	Past Due 61-90 days	79	844,722.37	0.19%
	Past Due 91 + days	16	203,865.34	0.05%

	Total	432	4,380,529.65	0.98%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2010-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Sep-11	Past Due 31-60 days	319	3,229,412.03	0.75%
	Past Due 61-90 days	70	818,920.13	0.19%
	Past Due 91 + days	14	166,046.18	0.04%

	Total	403	4,214,378.34	0.98%

Oct-11	Past Due 31-60 days	319	3,351,390.70	0.82%
	Past Due 61-90 days	66	812,433.27	0.20%
	Past Due 91 + days	16	181,997.03	0.04%

	Total	401	4,345,821.00	1.06%

Nov-11	Past Due 31-60 days	301	3,496,300.41	0.89%
	Past Due 61-90 days	76	980,909.44	0.25%
	Past Due 91 + days	14	148,319.21	0.04%

	Total	391	4,625,529.06	1.18%

Dec-11	Past Due 31-60 days	266	3,046,343.12	0.82%
	Past Due 61-90 days	81	1,073,440.80	0.29%
	Past Due 91 + days	17	190,187.34	0.05%

	Total	364	4,309,971.26	1.15%

Jan-12	Past Due 31-60 days	223	2,751,950.24	0.78%
	Past Due 61-90 days	57	775,700.74	0.22%
	Past Due 91 + days	25	208,571.73	0.06%

	Total	305	3,736,222.71	1.05%

Feb-12	Past Due 31-60 days	194	2,383,243.83	0.71%
	Past Due 61-90 days	38	452,720.19	0.13%
	Past Due 91 + days	14	141,282.29	0.04%

	Total	246	2,977,246.31	0.88%

Mar-12	Past Due 31-60 days	175	2,266,489.24	0.71%
	Past Due 61-90 days	32	462,794.31	0.14%
	Past Due 91 + days	10	83,390.62	0.03%

	Total	217	2,812,674.17	0.88%

Apr-12	Past Due 31-60 days	176	2,297,760.78	0.76%
	Past Due 61-90 days	36	451,728.38	0.15%
	Past Due 91 + days	12	121,611.69	0.04%

	Total	224	2,871,100.85	0.94%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2011-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Mar-11	Past Due 31-60 days	327	4,004,384.08	0.51%
	Past Due 61-90 days	35	578,812.16	0.07%
	Past Due 91 + days	0	0.00	0.00%

	Total	362	4,583,196.24	0.59%

Apr-11	Past Due 31-60 days	448	5,077,803.13	0.67%
	Past Due 61-90 days	52	688,359.83	0.09%
	Past Due 91 + days	6	86,136.09	0.01%

	Total	506	5,852,299.05	0.77%

May-11	Past Due 31-60 days	475	5,671,192.02	0.77%
	Past Due 61-90 days	91	1,270,117.94	0.17%
	Past Due 91 + days	12	167,515.34	0.02%

	Total	578	7,108,825.30	0.97%

Jun-11	Past Due 31-60 days	517	6,186,398.12	0.87%
	Past Due 61-90 days	88	1,430,453.36	0.20%
	Past Due 91 + days	19	288,616.00	0.04%

	Total	624	7,905,467.48	1.11%

Jul-11	Past Due 31-60 days	615	7,039,230.83	1.02%
	Past Due 61-90 days	105	1,408,573.80	0.20%
	Past Due 91 + days	25	466,460.89	0.07%

	Total	745	8,914,265.52	1.29%

Aug-11	Past Due 31-60 days	537	6,232,628.72	0.94%
	Past Due 61-90 days	119	1,720,868.61	0.26%
	Past Due 91 + days	33	426,265.30	0.06%

	Total	689	8,379,762.63	1.26%

Sep-11	Past Due 31-60 days	565	6,682,458.67	1.04%
	Past Due 61-90 days	87	1,011,501.92	0.16%
	Past Due 91 + days	22	367,164.15	0.06%

	Total	674	8,061,124.74	1.25%

Oct-11	Past Due 31-60 days	547	7,012,633.60	1.13%
	Past Due 61-90 days	107	1,445,355.69	0.23%
	Past Due 91 + days	11	162,319.11	0.03%

	Total	665	8,620,308.40	1.39%

Nov-11	Past Due 31-60 days	609	7,700,211.07	1.28%
	Past Due 61-90 days	121	1,629,718.95	0.27%
	Past Due 91 + days	27	439,616.96	0.07%

	Total	757	9,769,546.98	1.63%

Dec-11	Past Due 31-60 days	615	7,523,879.89	1.30%
	Past Due 61-90 days	137	1,909,571.08	0.33%
	Past Due 91 + days	26	416,690.12	0.07%

	Total	778	9,850,141.09	1.70%

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2011-A
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Jan-12	Past Due 31-60 days	575	7,071,751.30	1.27%
	Past Due 61-90 days	126	1,744,969.17	0.31%
	Past Due 91 + days	36	470,513.10	0.08%

	Total	737	9,287,233.57	1.67%

Feb-12	Past Due 31-60 days	416	5,379,261.93	1.00%
	Past Due 61-90 days	77	1,088,909.51	0.20%
	Past Due 91 + days	33	517,931.40	0.10%

	Total	526	6,986,102.84	1.30%

Mar-12	Past Due 31-60 days	454	5,820,890.36	1.13%
	Past Due 61-90 days	84	1,107,645.73	0.22%
	Past Due 91 + days	22	267,251.70	0.05%

	Total	560	7,195,787.79	1.40%

Apr-12	Past Due 31-60 days	476	6,078,218.75	1.23%
	Past Due 61-90 days	90	1,142,788.79	0.23%
	Past Due 91 + days	21	281,988.58	0.06%

	Total	587	7,502,996.12	1.52%

Delinquencies

Collection Period	# Days Delinquent	World Omni Auto Auto Receivables Trust 2011-B
		# Delinquent	$ Delinquent	$ Delinquent as % of Pool Balance

Nov-11	Past Due 31-60 days	517	5,495,758.64	0.79%
	Past Due 61-90 days	48	493,889.02	0.07%
	Past Due 91 + days	0	0.00	0.00%

	Total	565	5,989,647.66	0.86%

Dec-11	Past Due 31-60 days	586	6,073,594.20	0.90%
	Past Due 61-90 days	94	1,282,184.59	0.19%
	Past Due 91 + days	12	127,410.23	0.02%

	Total	692	7,483,189.02	1.10%

Jan-12	Past Due 31-60 days	578	6,393,576.14	0.97%
	Past Due 61-90 days	97	1,161,385.26	0.18%
	Past Due 91 + days	23	420,742.00	0.06%

	Total	698	7,975,703.40	1.21%

Feb-12	Past Due 31-60 days	412	4,555,100.35	0.71%
	Past Due 61-90 days	73	832,608.91	0.13%
	Past Due 91 + days	20	283,448.89	0.04%

	Total	505	5,671,158.15	0.89%

Mar-12	Past Due 31-60 days	430	4,946,433.99	0.80%
	Past Due 61-90 days	65	728,913.46	0.12%
	Past Due 91 + days	8	130,283.93	0.02%

	Total	503	5,805,631.38	0.94%

Apr-12	Past Due 31-60 days	477	5,431,375.05	0.91%
	Past Due 61-90 days	77	1,083,176.04	0.18%
	Past Due 91 + days	16	176,851.00	0.03%

	Total	570	6,691,402.09	1.12%

Cumulative Net Losses

Collection Period	World Omni Auto Receivables Trust 2007-A	World Omni Auto Receivables Trust 2007-B	World Omni Auto Receivables Trust 2008-A	World Omni Auto Receivables Trust 2008-B	World Omni Auto Receivables Trust 2009-A	World Omni Auto Receivables Trust 2010-A	World Omni Auto Receivables Trust 2011-A	World Omni Auto Receivables Trust 2011-B
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06
Nov-06
Dec-06
Jan-07
Feb-07	0.00%
Mar-07	0.00%
Apr-07	0.01%
May-07	0.03%
Jun-07	0.07%
Jul-07	0.12%
Aug-07	0.19%
Sep-07	0.24%	0.00%
Oct-07	0.29%	0.00%
Nov-07	0.37%	0.00%
Dec-07	0.44%	0.06%
Jan-08	0.51%	0.20%
Feb-08	0.60%	0.34%
Mar-08	0.65%	0.49%
Apr-08	0.71%	0.58%	0.00%
May-08	0.77%	0.68%	0.03%
Jun-08	0.83%	0.80%	0.12%
Jul-08	0.89%	0.92%	0.23%
Aug-08	0.98%	1.07%	0.36%	0.00%
Sep-08	1.05%	1.23%	0.51%	0.01%
Oct-08	1.13%	1.39%	0.69%	0.06%
Nov-08	1.20%	1.53%	0.85%	0.19%
Dec-08	1.26%	1.71%	0.98%	0.32%
Jan-09	1.35%	1.87%	1.23%	0.55%
Feb-09	1.44%	1.97%	1.38%	0.71%
Mar-09	1.50%	2.07%	1.50%	0.78%
Apr-09	1.55%	2.19%	1.65%	0.92%	0.00%
May-09	1.61%	2.27%	1.76%	0.99%	0.00%
Jun-09	1.65%	2.39%	1.91%	1.14%	0.01%
Jul-09	1.67%	2.49%	2.06%	1.28%	0.06%
Aug-09	1.72%	2.57%	2.18%	1.38%	0.11%
Sep-09	1.76%	2.68%	2.30%	1.47%	0.17%
Oct-09	1.82%	2.78%	2.44%	1.63%	0.24%
Nov-09	1.88%	2.87%	2.57%	1.74%	0.30%
Dec-09	1.92%	2.98%	2.68%	1.83%	0.37%
Jan-10	1.97%	3.03%	2.81%	1.94%	0.45%	0.00%
Feb-10	1.99%	3.09%	2.92%	2.08%	0.51%	0.00%
Mar-10	2.00%	3.15%	2.97%	2.18%	0.59%	0.01%
Apr-10	2.02%	3.17%	3.06%	2.26%	0.61%	0.05%
May-10	2.04%	3.20%	3.10%	2.33%	0.65%	0.08%
Jun-10	2.06%	3.25%	3.16%	2.39%	0.71%	0.13%
Jul-10	2.09%	3.30%	3.21%	2.47%	0.75%	0.14%
Aug-10	2.12%	3.34%	3.29%	2.52%	0.79%	0.18%
Sep-10	2.14%	3.38%	3.36%	2.59%	0.84%	0.20%
Oct-10	2.16%	3.42%	3.43%	2.67%	0.89%	0.23%
Nov-10	2.16%	3.46%	3.48%	2.73%	0.92%	0.25%
Dec-10	2.18%	3.50%	3.56%	2.78%	0.96%	0.27%
Jan-11	2.20%	3.53%	3.63%	2.86%	1.00%	0.30%
Feb-11	2.20%	3.55%	3.68%	2.92%	1.03%	0.31%
Mar-11	2.21%	3.56%	3.72%	2.94%	1.08%	0.32%	0.02%
Apr-11		3.57%	3.74%	2.97%	1.10%	0.35%	0.04%
May-11		3.58%	3.76%	2.98%	1.09%	0.36%	0.06%
Jun-11		3.59%	3.77%	3.00%	1.11%	0.36%	0.09%
Jul-11		3.61%	3.80%	3.03%	1.13%	0.37%	0.13%
Aug-11		3.62%	3.83%	3.05%	1.14%	0.37%	0.18%
Sep-11		3.63%	3.87%	3.08%	1.15%	0.38%	0.24%
Oct-11		3.65%	3.88%	3.12%	1.18%	0.39%	0.29%
Nov-11		3.65%	3.90%	3.15%	1.18%	0.41%	0.31%	0.00%
Dec-11			3.92%	3.15%	1.19%	0.42%	0.36%	0.01%
Jan-12			3.93%	3.16%	1.21%	0.44%	0.39%	0.04%
Feb-12			3.94%	3.18%	1.23%	0.46%	0.42%	0.08%
Mar-12			3.95%	3.19%	1.24%	0.46%	0.46%	0.13%
Apr-12			3.95%	3.19%	1.25%	0.46%	0.48%	0.16%

Note: Cumulative Net Losses equal to Defaulted Receivables net of Recoveries as a percentage of Original Pool Balance

ABS Speed

Collection Period	World Omni Auto Receivables Trust 2007-A	World Omni Auto Receivables Trust 2007-B	World Omni Auto Receivables Trust 2008-A	World Omni Auto Receivables Trust 2008-B	World Omni Auto Receivables Trust 2009-A	World Omni Auto Receivables Trust 2010-A	World Omni Auto Receivables Trust 2011-A	World Omni Auto Receivables Trust 2011-B
1	2.7553%	2.0295%	3.3716%	1.6613%	0.3655%	0.5495%	3.0632%	1.9220%
2	1.2720%	1.5172%	1.5725%	1.2721%	0.7262%	1.2836%	1.2899%	1.1710%
3	1.5757%	1.1260%	1.6696%	1.3084%	1.0179%	1.7463%	1.3583%	1.3403%
4	1.5784%	1.1283%	1.5854%	1.1359%	1.0036%	1.5670%	1.3600%	1.3063%
5	1.4936%	1.3937%	1.3724%	1.2811%	0.8880%	1.2821%	1.3281%	1.4891%
6	1.4773%	1.4192%	1.3855%	1.3921%	0.9537%	1.4635%	1.4837%	1.4952%
7	1.5024%	1.6557%	1.4886%	1.3624%	1.0538%	1.3716%	1.3880%
8	1.3048%	1.6357%	1.1524%	1.5360%	0.9888%	1.4460%	1.4092%
9	1.5768%	1.4239%	1.2761%	1.4570%	1.1093%	1.3414%	1.4065%
10	1.4095%	1.4550%	1.3593%	1.2066%	1.0379%	1.3391%	1.4149%
11	1.3536%	1.5195%	1.3020%	1.5774%	1.0831%	1.3691%	1.4295%
12	1.4248%	1.3127%	1.4974%	1.4112%	1.7007%	1.3660%	1.3391%
13	1.4553%	1.4120%	1.3901%	1.2937%	1.4267%	1.2929%	1.6037%
14	1.4561%	1.3677%	1.2130%	1.2720%	1.2678%	1.2884%	1.5987%
15	1.5902%	1.0507%	1.4618%	1.4143%	1.3747%	1.5431%
16	1.4600%	1.2747%	1.4563%	1.3487%	1.3330%	1.4747%
17	1.4435%	1.2918%	1.2997%	1.3810%	1.3844%	1.3725%
18	1.3939%	1.1672%	1.3295%	1.3471%	1.3431%	1.4288%
19	1.2826%	1.4787%	1.3459%	1.4346%	1.2601%	1.3521%
20	1.2784%	1.3141%	1.2548%	1.8769%	1.3045%	1.4584%
21	1.2696%	1.0638%	1.2927%	1.6862%	1.3331%	1.3782%
22	1.0674%	1.4291%	1.2401%	1.4282%	1.3139%	1.3581%
23	1.1899%	1.2922%	1.3201%	1.5267%	1.3217%	1.3138%
24	1.2236%	1.2204%	1.6238%	1.4974%	1.4984%	1.2821%
25	1.1686%	1.1853%	1.4699%	1.4166%	1.4162%	1.3763%
26	1.2733%	1.2267%	1.2520%	1.4034%	1.3903%	1.3412%
27	1.1636%	1.2368%	1.4510%	1.3690%	1.4162%	1.3893%
28	1.0564%	1.3124%	1.3255%	1.2908%	1.3362%	1.3197%
29	1.2743%	1.2221%	1.4020%	1.2640%	1.4652%
30	1.2031%	1.1463%	1.3746%	1.3212%	1.3571%
31	1.1557%	1.5347%	1.3061%	1.2573%	1.4173%
32	1.0840%	1.3891%	1.3080%	1.4410%	1.3304%
33	1.1646%	1.2589%	1.2740%	1.3733%	1.2635%
34	1.1187%	1.4077%	1.3255%	1.3354%	1.3281%
35	1.1977%	1.2790%	1.3159%	1.2812%	1.2556%
36	1.1187%	1.2990%	1.3993%	1.2906%	1.2988%
37	1.1304%	1.2302%	1.2094%	1.3537%	1.3076%
38	1.4002%	1.1725%	1.2708%	1.2673%
39	1.3222%	1.2031%	1.2768%	1.3163%
40	1.1620%	1.2107%	1.1726%	1.1870%
41	1.2719%	1.2421%	1.3222%	1.1339%
42	1.2150%	1.2032%	1.2318%	1.2437%
43	1.2978%	1.3541%	1.2232%	1.2042%
44	1.2316%	1.2466%	1.1610%	1.2629%
45	1.1931%	1.2743%	1.1522%	1.2277%
46	1.1782%	1.2379%	1.2509%
47	1.2119%	1.1673%	1.1778%
48	1.2372%	1.2424%	1.2432%
49	1.1879%	1.2132%	1.1794%
50	1.3362%	1.2192%
51		1.1679%
	1.32%	1.31%	1.37%	1.36%	1.23%	1.36%	1.53%	1.45%

The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

Prospectus

Auto Receivables Backed Notes (Issuable in Series)

WORLD OMNI AUTO RECEIVABLES LLC

Depositor

You should carefully consider the risk factors beginning on page 1 of this prospectus.

The notes are obligations of the issuing entity that issued those notes and are backed only by the assets of the issuing entity. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus may not be used to consummate sales of the offered notes unless accompanied by a prospectus supplement.

The Issuing Entities:

1.	a new issuing entity will be formed to issue each series of notes;

2.	the assets of each issuing entity will consist primarily of:

•	retail installment sale contracts secured by new and used automobiles and light-duty trucks; and

•	other assets as described in this prospectus and to be specified in the related prospectus supplement.

The Notes:

1.	will be asset-backed notes sold periodically in one or more series and each series will be secured by the assets of the issuing entity or will evidence beneficial ownership interests in the issuing entity;

2.	will be offered in separate series, which may include one or more classes, all of which may not be offered for sale to the public as specified in the related prospectus supplement;

3.	of a series may be divided into two or more classes, which may have different interest rates and which may receive principal payments in differing proportions and at different times;

4.	of any series are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp. or any of their affiliates, and neither the notes nor the underlying receivables are insured or guaranteed by any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of notes prior to its offering. We cannot assure you that a secondary market will develop for the notes of any series or, if it does develop, that it will continue.

The date of this prospectus is July 9, 2012.

Overview of the Information in this

Prospectus and the Applicable Prospectus Supplement

We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of notes offered;

•	certain risks relating to an investment in the notes;

•	the timing and amount of interest payments on and principal payments of the notes;

•	the pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks underlying your notes;

•	the credit enhancement for each class of notes; and

•	the method of selling the notes.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in this prospectus and in the applicable prospectus supplement provide the pages on which these captions are located.

You can also find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms of the Prospectus” which appears at the end of this prospectus and the terms used in the accompanying prospectus supplement in the “Glossary of Terms of the Prospectus Supplement” which appears at the end of the accompanying prospectus supplement.

If the description of the terms of your notes varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the structure of, and risks related to, these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

Section	Page
Risk Factors	1
You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes	1
You may experience reduced returns and delays on your notes resulting from changes in delinquency levels and losses	1
You may experience reduced returns on your notes resulting from prepayments	1
You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account	2
Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes	3
Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment	4
A bankruptcy of the depositor or the servicer could delay or limit payments to you	5
Recently enacted legislation and future regulatory reforms could have an adverse effect on World Omni Financial Corp.’s business and operating results	6
A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the notes	7
The return on your notes could be reduced by shortfalls due to military action	7
Commingling by the servicer may result in delays and reductions in payments on your notes	8
Because the notes are in book-entry form, your rights can only be exercised indirectly	8
Prospectus Supplement	10
The Issuing Entities	10
The Trust Assets	10
The Receivables Pool	11
Receivables Pools	11
Pre-Funding Accounts	12
The Receivables	13
Delinquencies, Repossessions and Net Losses	13
Static Pool Information	13
Maturity and Prepayment Considerations	13
The Depositor	14
World Omni Financial Corp.	15
World Omni Financial Corp.’s Automobile Finance Business	16
Underwriting	16
Risk Based Pricing	18

i

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the notes before making an investment decision. In particular, distributions on your notes will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.	Your notes are obligations of the related issuing entity. Your notes will not represent an interest in or obligation of World Omni Auto Receivables LLC, the trustee, World Omni Financial Corp., or any other person. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the notes of a series specified in the applicable prospectus supplement. World Omni Auto Receivables LLC cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on any offered notes. The offered notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the related prospectus supplement.

You may experience reduced returns and delays on your notes resulting from changes in delinquency levels and losses.	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio will be indicative of the performance of the receivables included in the issuing entity or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

You may experience reduced returns on your notes resulting from prepayments.	You may receive payment of principal on the notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on the notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the notes to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

All of the receivables are prepayable at any time. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

•

other events which have the same effect as prepayments in full of receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of receivables;

•	repurchases of receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants;

•	the application of any remaining amounts on deposit in any pre-funding accounts not applied to the purchase of additional receivables; and

•

the purchase by the servicer or the other entity specified in the related prospectus supplement of the receivables when the aggregate principal balance thereof is 10% or less of the aggregate starting principal balance.

The rate of prepayments of receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that an issuing entity will experience.

You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.	An issuing entity may have a pre-funding account. If it does, the depositor will purchase receivables from World Omni Financial Corp. and then sell the receivables to the issuing entity. The issuing entity will purchase the receivables with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal to you on the date specified in the prospectus supplement any amounts remaining in the pre-funding account that have not been used to purchase receivables. This prepayment of principal could have the effect of shortening the weighted average life of the notes of the related series. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on the notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of security interests in the financed vehicles.

Upon the origination or acquisition of a receivable, the originating dealer will have commenced appropriate actions that would result in notation of World Omni Financial Corp.’s security interest in the financed vehicle on the related certificate of title. In connection with each sale of receivables, World Omni Financial Corp. will assign its security interests in the financed vehicles to the depositor, and the depositor will assign its interests to the issuing entity. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. World Omni Financial Corp. will be obligated to repurchase any receivable sold to an issuing entity which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the closing date. World Omni Financial Corp. will also be obligated to purchase any receivable sold to an issuing entity as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the issuing entity generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.

Due to factors including liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the servicer will have any obligation to purchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee. We refer you to “Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

The servicer will maintain possession of the original contracts for each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the documents for the securities, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.	Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment contracts. These laws may also make an assignee of a retail installment contract, such as the issuing entity, liable to the obligor for any violation by the lender or the initial creditor. To the extent specified herein and in the related prospectus supplement, World Omni Financial Corp. will make representations and warranties that each receivable complies with all requirements of applicable law in all material respects. If any such representation or warranty proves incorrect, has certain material and adverse effects on the receivable, and is not timely cured, World Omni Financial Corp. will be required to repurchase any receivable that fails to comply with these legal requirements from the issuing entity. To the extent World Omni Financial Corp. fails to make such repurchase payment or the issuing entity suffers a loss as a result of a violation of consumer protection laws, you may suffer a loss on your investment in the notes. We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

A bankruptcy of the depositor or the servicer could delay or limit payments to you.	We have structured the transaction described in this prospectus and the accompanying prospectus supplement in an effort to minimize the risk that:

•	World Omni Auto Receivables LLC and the issuing entity might be the subject of a bankruptcy or state insolvency proceeding;

•	the bankruptcy or insolvency of World Omni Financial Corp. might result in the consolidation of the assets and liabilities of any of those entities with those of World Omni Financial Corp.; and

•

the sale of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC might not be viewed as a true sale, which could result in the receivables being included in the estate of World Omni Financial Corp. should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your notes or may suffer losses on your notes.

Following a bankruptcy or insolvency of World Omni Financial Corp., a court could conclude that the receivables are owned by World Omni Financial Corp. instead of the issuing entity. A court could reach this conclusion either because the transfer of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp. and World Omni Auto Receivables LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•	the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•

the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the financed vehicles or any cash collections on the receivables at the time a bankruptcy proceeding begins.

Consolidation or disregard of sale following a bankruptcy of World Omni Financial Corp.

Any payments that are made by World Omni Financial Corp. to World Omni Auto Receivables LLC or the issuing entity may be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

Other adverse consequences of a World Omni Financial Corp. bankruptcy

The insolvency of World Omni Financial Corp. also could result in its replacement as servicer, which could temporarily interrupt payments on the notes. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be an event of default under the servicing agreement, which could result in the removal of World Omni Financial Corp. as servicer. Either type of case could delay payment to you on the notes. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the notes. See also “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions.”

Recently enacted legislation and future regulatory reforms could have an adverse effect on World Omni Financial Corp.’s business and operating results.	Due to the current economic and political environment, World Omni Financial Corp. and other financial institutions face the prospect of increased regulation and regulatory scrutiny. The financial services industry is likely to see increased disclosure obligations, restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act and other similar legislation. Many of the new requirements may be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the receivables, on World Omni Financial Corp.’s securitization programs or on the regulation and supervision of World Omni Financial Corp., the depositor or any issuing entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on our ability to expand product and service offerings due to stricter consumer protection laws and regulations.

Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni Financial Corp.’s reputation, brand and valued customer relationships.

A change or withdrawal by the rating agencies of their initial ratings may reduce the market value of the notes.	A note rating is not a recommendation by a rating agency that you buy, sell or hold notes. Similar ratings on different types of notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes.

Ratings on the notes will be monitored by the rating agencies hired by the sponsor while the notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the noteholders.

The return on your notes could be reduced by shortfalls due to military action.	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables and the financed vehicles.

In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the notes.

We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

Commingling by the servicer may result in delays and reductions in payments on your notes.	So long as World Omni Financial Corp. is servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including the satisfaction of specified ratings criteria of World Omni Financial Corp. and/or JM Family Enterprises, Inc. as described in the prospectus supplement and the absence of any servicer default) is satisfied, World Omni Financial Corp., as the servicer, may retain all collections on the receivables received from the related obligors and all proceeds relating to the receivables and the financed vehicles collected during a collection period until the business day preceding the related payment date (currently, World Omni Financial Corp. does not satisfy the specified ratings criteria). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the day preceding a date on which payments are due to be made on a series of notes, the servicer must deposit into the related collection account, all payments on the receivables received from the obligors and all proceeds relating to the receivables and the financed vehicles collected during the related collection period.

Because the notes are in book-entry form, your rights can only be exercised indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe. Transfers of interests in the notes within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Description of the Notes—Book-Entry Registration.”

Unless and until the notes cease to be held in book-entry form, the applicable trustee will not recognize you as a “noteholder.” As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear and to take other actions that require a physical note representing the notes. Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of notes to be offered will include the following descriptions with respect to the series of notes:

•	the structural features of each class of notes;

•	the identity of each class within the series;

•	the initial aggregate principal amount, the interest rate or the method for determining the rate and the authorized denominations of each class of offered notes;

•	certain information concerning the receivables relating to the series, including the principal amount, type and characteristics of the receivables on the cutoff date;

•	the existence and material terms of any pre-funding account for the purchase of additional receivables;

•

additional information with respect to any credit enhancement and, if the holder of the notes will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal, information regarding the provider or counterparty;

•	the order of the application of principal and interest payments to each class of offered notes and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate securities;

•	the payment date for the notes;

•	information regarding the servicer for the receivables;

•	the circumstances, if any, under which the offered notes are subject to redemption prior to maturity;

•	the trustee for the notes;

•	information regarding tax considerations;

•	additional information with respect to the method of distribution of the notes; and

•	the terms of any interest rate swap agreements.

THE ISSUING ENTITIES

With respect to each series of notes, the depositor will establish a separate issuing entity that will issue the notes. Please see “Description of the Notes—Indenture—Material Covenants” in this prospectus and “Description of the Trust Documents” in the prospectus supplement for further description of the issuing entity and its activities.

THE TRUST ASSETS

To the extent specified in the prospectus supplement for an issuing entity, the assets of an issuing entity will include:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the applicable cutoff date;

•	amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the issuing entity by a trustee;

•

the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the issuing entity under the sale and servicing agreement pursuant to which the depositor sold the receivables to the issuing entity and the servicer services the receivables on behalf of the issuing entity;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement, including any interest rate and currency protection agreements, provided for the benefit of holders of the securities of the issuing entity; and

•	any and all proceeds of the foregoing.

If so provided in the related prospectus supplement, the property of an issuing entity may also include a pre-funding account, into which the depositor will deposit cash which will be used by the issuing entity to purchase receivables from the depositor during a specified period. Any receivables so conveyed to an issuing entity will also be assets of the issuing entity.

The receivables constituting the trust assets will be, as specifically described in the related prospectus supplement:

•	originated by various dealers and acquired by World Omni Financial Corp.,

•	acquired by World Omni Financial Corp. from other originators or owners of receivables, or

•	originated by World Omni Financial Corp.

The underwriting criteria applicable to the receivables included in any issuing entity are described under “World Omni Financial Corp.’s Automobile Finance Business—Underwriting,” and also in the related prospectus supplement.

THE RECEIVABLES POOL

Information with respect to the receivables pool will be described in the related prospectus supplement.

Receivables Pools

On or prior to each closing date, World Omni Financial Corp. will sell and assign to the depositor, without recourse, its entire interest in the receivables pool, together with its security interests in the financed vehicles, pursuant to a purchase agreement between World Omni Financial Corp. and the depositor.

Each sale and servicing agreement, among the issuing entity, World Omni Financial Corp. and the depositor will provide representations and warranties by World Omni Financial Corp. to the depositor, including, that:

•	the information provided with respect to the receivables is correct in all material respects as of the applicable cutoff date;

•	at the origination date of the receivable, physical damage insurance covering each financed vehicle is in effect in accordance with World Omni Financial Corp.’s normal requirements;

•

at the closing date each of the related receivables is free and clear of all security interests, liens, charges, encumbrances and, to the best of World Omni Financial Corp.’s knowledge, mechanics’ liens, and no offsets, defenses, or counterclaims against dealers have been asserted or, to its knowledge, threatened;

•

to the best of World Omni Financial Corp.’s knowledge, no default, breach, violation or event permitting acceleration under the terms of any receivable has occurred and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen; and World Omni Financial Corp. has not waived any of the foregoing;

•

at the closing date each of the receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

•

to the best of World Omni Financial Corp.’s knowledge, each receivable, the sale of the financed vehicle and the sale of any related insurance policies complied at origination, and comply in all material respects at the closing date, with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to such sale and servicing agreement, World Omni Financial Corp. will also covenant to the depositor that, except as permitted in the related trust documents, it shall not waive any of the foregoing.

Upon discovery by or notice to the depositor and World Omni Financial Corp. of a breach of any representation or warranty that materially and adversely affects a receivable, unless the breach is cured by the last day of the month following the month in which the discovery or notice of the breach is made, World Omni Financial Corp. will purchase the receivable from the issuing entity as of that last day for a purchase amount equal to the unpaid principal balance owed by the obligor plus accrued and unpaid interest and interest thereon at the respective annual percentage rate to that last day. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy against World Omni Financial Corp. for any uncured breach.

To the extent indicated in the related prospectus supplement, the depositor or the issuing entity may purchase the receivables from warehouse facilities or structured commercial paper issuers.

Pre-Funding Accounts

If the related prospectus supplement indicates, the property of an issuing entity will include cash in an amount specified in the related prospectus supplement. The depositor will deposit this pre-funded amount into a pre-funding account. During the period specified in the related prospectus supplement, the issuing entity will use this cash to purchase additional receivables; the depositor will be obligated to sell additional receivables to the related issuing entity, subject only to the availability of additional receivables. It is expected that the additional receivables will have an aggregate principal balance approximately equal to the pre-funded amount. Subject to the satisfaction of conditions specified in the prospectus supplement, the issuing entity will purchase the additional receivables from time to time during the funding period specified in the prospectus supplement. Any funds on deposit in the pre-funding account and not yet invested in additional receivables will be invested in eligible investments. If the pre-funded amount is not fully utilized by the end of the funding period, the remaining pre-funded amount will be applied to prepay securities.

We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

Any conveyance of additional receivables to an issuing entity is subject to the satisfaction of the conditions precedent and conditions subsequent specified in the related prospectus supplement. If any of these conditions are not met with respect to any additional receivables within the time period specified in the related prospectus supplement, World Omni Financial Corp. will be required to repurchase the additional receivables from the related issuing entity at the specified purchase amounts.

The characteristics of the entire receivables pool included in any issuing entity may vary from those described in the related prospectus supplement as additional receivables are conveyed to the issuing entity from time to time during the funding period. As specified in the related prospectus supplement, the characteristics of the additional receivables are not expected to be materially different from the receivables included in the issuing entity as of the closing date. The related prospectus supplement will indicate any restrictions on the characteristics of the additional receivables.

The Receivables

As specified in the related prospectus supplement, the receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate or base rate, as applicable, and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

Delinquencies, Repossessions and Net Losses

Certain information relating to World Omni Financial Corp.’s delinquency, repossession and net loss experience with respect to receivables it has originated or acquired will be described in each prospectus supplement. This information may include the experience with respect to all receivables in World Omni Financial Corp.’s portfolio during some specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any issuing entity will be comparable to World Omni Financial Corp.’s prior experience.

Static Pool Information

World Omni Financial Corp. will provide information about its prior securitized pools of retail installment sale contracts on the website specified in the applicable prospectus supplement.

Maturity and Prepayment Considerations

Prepayment of receivables, together with accelerated payments resulting from defaults or required repurchases of receivables, will shorten the weighted average life of the related pool of receivables and the weighted average life of the related securities. A variety of economic, financial and other factors may influence the rate of prepayments on the receivables. Any reinvestment risks resulting from a faster or slower amortization of the related securities that results from prepayments will be borne entirely by you.

The related prospectus supplement may describe some additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. World Omni Financial Corp. holds all of the outstanding membership interests of the depositor and is the managing member of the depositor. The principal executive offices of the depositor are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The managing member of the depositor is located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442.

The depositor was organized solely for the purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States.

World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of Toyota automotive dealers within the Five-State Area. World Omni Financial Corp. services automobile related receivables for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to a limited number of other automotive dealers.

Southeast Toyota Distributors, LLC, which is a wholly owned subsidiary of JMFE, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2014, with Toyota Motor Sales, U.S.A., Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the “Southeast Toyota Finance” name since 1996.

As of March 31, 2012, December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007, World Omni Financial Corp. and its affiliates’ originated portfolio had 362,686, 357,192, 345,764, 318,218, 315,240 and 287,653 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $5.5 billion, $5.4 billion, $5.1 billion, $4.5 billion, $4.7 billion and $4.2 billion, respectively. World Omni Financial Corp. services retail installment contracts for its own account and also services retail installment contracts, loans and other automobile-related receivables for the account of third parties.

In addition to its role as servicer, World Omni Financial Corp. is the sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the receivables included in the transaction described in the applicable prospectus supplement and World Omni Financial Corp. is responsible for servicing those receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public securitization transaction in 1992 involved approximately $248 million of receivables and World Omni Financial Corp.’s most recently completed public securitization transaction in 2012 involved approximately $761 million of leases. From 1992 through November 2011, World Omni Financial Corp. securitized an aggregate of approximately $17.6 billion of retail installment contract receivables in public securitization transactions. World Omni Financial Corp. has also sponsored more than 18 public securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting receivables are described further under “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer.” No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” The contracts purchased by World Omni Financial Corp. are originated by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize factors including the prospective purchaser’s ability to make timely payments and creditworthiness. Additionally, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. originates retail installment sales finance contracts directly with customers, in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers pursuant to written agreements with World Omni Financial Corp. Each dealer offers automobile and light-duty truck retail installment financing to prospective purchasers. If the dealer desires to offer the resulting retail installment sale contract to World Omni Financial Corp., then such financing must be made pursuant to World Omni Financial Corp. approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective purchaser and for forwarding the information for evaluation to World Omni Financial Corp.’s office in Deerfield Beach, Florida. At the Deerfield Beach office, all submitted information with respect to each application, along with credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” as described under “—Underwriting” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective buyer is accepted, automatically or following the evaluation of an analyst, the dealer will prepare all necessary paperwork to sell the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer thereafter sells the contract to World Omni Financial Corp. The Deerfield Beach or Mobile, Alabama office verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see “—Underwriting” below.

Service centers located in Deerfield Beach, Florida, Mobile, Alabama and St. Louis, Missouri service World Omni Financial Corp.’s retail installment sale contracts following origination. Each of these centers is a multi-service facility handling one or more of the following: collection activities (front end, back end, skip tracing, recovery and deficiency balances and bankruptcy), remarketing, administrative services, dealer services, operational accounting and customer and dealer inquiries.

Underwriting

The World Omni Financial Corp. underwriting standards are intended to evaluate a prospective buyer’s credit standing and repayment ability. Generally, the dealer requests a prospective buyer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by a third party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. but which is owned and operated by an affiliated company. The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the amount financed, the term of the loan, the applicant’s monthly income, the amount of monthly rent or mortgage payments and debt ratios, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. This decision software evaluates the application information and credit bureau data, ultimately producing two “scores.” One “score” is the result of the evaluation of the applicant’s credit history in comparison to a consumer credit scorecard. The other “score” results from the combined evaluation of the applicant’s credit and the structure of the transaction detailed on the application. These scores enable World Omni Financial Corp. to review an application and establish the likelihood that the proposed retail installment sale contract will be paid in accordance with its terms. In general, to the extent the decision software’s credit evaluation results in an automatic approval or automatic rejection, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation.

If credit bureau data is not available on a consumer applicant or if the applicant is a business then the software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. A credit application rejected by the decision software may also be resubmitted. In such cases, a World Omni Financial Corp. associate evaluates the application based on the company’s underwriting guidelines. The associate considers the same information included in the decision software and weighs other factors, such as the prospective obligor’s prior experience with World Omni Financial Corp. Based on the associate’s assessment of the strengths and weaknesses of each application, the associate will then either approve the application, reject the application or forward the application for review by a World Omni Financial Corp. associate with higher approval authority.

Failure to be automatically approved through the decision software does not mean that an application does not meet World Omni Financial Corp.’s underwriting guidelines. As all of World Omni Financial Corp.’s credit decisions are based on objective factors, World Omni Financial Corp. does not consider any approved applications to constitute exceptions to its underwriting standards, unless an application was approved in violation of those standards. Any application determined by World Omni Financial Corp. to have been inappropriately approved is ineligible for inclusion in a pool of receivables.

World Omni Financial Corp. reports in detail on all aspects of the numerical scoring models to track the performance of its retail automobile and light-duty truck retail installment sales contract portfolio. This enables World Omni Financial Corp. to modify the scoring models according to statistical indications to continually assure statistical validity. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established World Omni Financial Corp. credit histories for new installment sales contracts based on a credit bureau score and other credit criteria without the use of a custom scorecard. World Omni Financial Corp. may also automatically approve or deny applicants based on a credit bureau score, custom score, auto credit history, and other credit criteria. World Omni Financial Corp. may also provide approval or interest rate benefits to applicants that are existing World Omni Financial Corp. customers based upon the applicants’ payment history with World Omni Financial Corp. Applicants not automatically decisioned will be reviewed by a credit specialist and may be subsequently approved.

To a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchases retail installment contracts, and in some cases originates retail installment contracts directly with customers under a lease termination program that provides obligors who lease vehicles through World Omni Financial Corp., and in certain cases assignees of those obligors, the option of financing the purchase of the leased vehicle on or prior to lease expiration. This

“lease-to-retail” loan origination process relies, in large part, on the applicant’s past payment history and, in some cases, credit bureau score. All lease-to-retail applicants not pre-approved are required to go through the credit approval process, which is the same in all material respects to the one used in connection with the evaluation of applications submitted from dealers, although more weight may be given to the applicant’s payment history than credit bureau score, and the potential residual value exposure, if any, with respect to the leased vehicle is considered.

Except as described above, World Omni Financial Corp. has not had any recurring categories or types of exceptions to its underwriting standards.

Risk Based Pricing

World Omni Financial Corp. uses risk based pricing. This includes a tier-based system where pricing tiers, and, ultimately, interest rate, for a certain range of credit bureau scores are determined by the credit bureau scores of the applicant(s). For the remaining range of credit bureau scores, the pricing tiers, and, ultimately, the interest rate, are determined by a custom consumer credit score calculated during the loan application process. The ultimate interest rate offered to an applicant can be altered based on the requested loan to value ratio as well as other relevant credit and dealer relationship factors.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and collection purposes when $40 or more of a scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically continues to be due with the next scheduled payment.

Generally, delinquent accounts are assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to those accounts. Risk groups are developed, based on the obligor’s collection score, to establish when the first call will be made or the first letter will be sent to that obligor. For accounts designated as representing an extremely high risk, automated reminder calls or text messages may be made or sent prior to the due date and active follow-up calling may commence as early as five days after the due date.

Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Specialized manual account calling may be initiated at later stages of delinquency status.

In most cases, collection efforts are enhanced by the use of an automated dialing system. In other cases, calls to obligors are placed by World Omni Financial Corp., or by independent contractors retained by World Omni Financial Corp. to handle early stage collections. While World Omni Financial Corp.’s collection efforts are centralized, independent contractors handle all repossession assignments in localities across the United States. Accounts may also be considered for a “Repossession Save” program in which the collector will attempt to avoid a loss by repossession by offering a refinance, extension, trade, or short term payment program to the obligor. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency may be pursued by World Omni Financial Corp. or, in cases in which the deficiency remains uncollected, may be assigned to an independent collection agency retained by World Omni Financial Corp. Deficiency balances are pursued to the extent the obligor is deemed to have sufficient assets and there is reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law. We refer you to “Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.”

World Omni Financial Corp. follows detailed procedures with respect to rescheduling of delinquent accounts and extensions of contracts. Generally a rescheduling or an extension requires the demonstration of financial difficulties, an ability to repay and approval in accordance with pre-determined approval guidelines. The legal documents for the securities will permit the servicer to reschedule or extend a receivable, or grant a rebate or other adjustment, only in accordance with the customary procedures of the servicer and otherwise in accordance with these agreements. We refer you to “Description of the Trust Documents—Servicing Procedures.”

World Omni Financial Corp. from time to time may implement a payment extension program whereby obligors meeting the eligibility criteria specified below may be permitted, at the option of the related obligor, to defer one month’s payment of principal during the December/January holiday period or July/August summer period or during a period where the area in which the obligor resides is the subject of disaster recovery efforts. In connection with the payment extension program, the obligor typically must pay an amount calculated generally at the annual percentage rate of the related retail installment sale contract for the month in which the contract is extended. As a result, the obligor would pay the equivalent of an additional interest payment in exchange for receiving a non-credit related extension.

The criteria for making an extension pursuant to the payment extension program generally include the following:

•	the obligor is not currently 20 days or more delinquent and never has been more than 60 days past due;

•	the obligor has made six or more scheduled monthly payments and has more than six remaining scheduled monthly payments;

•	fewer than ten percent in number of the obligor’s payments have been greater than 30 days past due;

•	the obligor cannot have extended the contract during the previous 180 days; and

•	the obligor must not currently be in bankruptcy or litigation status.

The servicing agreement will provide that no receivable can be extended more than six times during the life of the receivable, excluding payment extension programs, or extended beyond the month immediately preceding the month in which the final scheduled payment date occurs, and that all related extension fees must be deposited into the collection account within two business days of receipt (including receipt of proper instructions regarding where to allocate such payment) by the servicer.

Insurance

World Omni Financial Corp. requires each obligor under a receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance (whether by obtaining a copy of a current insurance card or otherwise) before it will purchase the contract from the dealer. Following the purchase, World Omni Financial Corp. performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability, credit life or credit health or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases or originates on behalf of the obligors in the event of disability or death. To the extent that any of these insurance coverages is obtained on behalf of an obligor, payments received in respect of coverage may, if permitted by applicable law, be applied to payments on the related receivable to the extent the obligor’s beneficiary chooses to do so. If the obligor finances the purchase of such insurance coverage under the related retail installment sale contract, payments received in respect of such coverage will be remitted to the servicer and applied to payments on the related receivable.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, electronic pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the VRU. World Omni Financial Corp. also provides a state of the art customer website providing customers with the ability to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories, obtaining monthly statements and requesting account reviews, and a separate application that permits obligors to make payments using smartphones.

POOL FACTORS

The pool factor for each class of notes will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the class of notes, indicating the remaining outstanding principal balance of the class of notes as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of notes. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes is the product of:

(1) the original aggregate purchase price of the noteholder’s securities; and

(2) the applicable pool factor.

As more specifically described in the related prospectus supplement, noteholders will receive reports on or about each payment date concerning the payments received on the receivables, the principal balance of the receivables pool, each pool factor and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

USE OF PROCEEDS

As further specified in the related prospectus supplement, the issuing entity will use the net proceeds from the sale of the notes of a series to purchase the receivables from the depositor and to make the deposit of any pre-funded amount to the pre-funding account and make any other required deposits to trust accounts. The depositor will in turn use its net proceeds to purchase the receivables pool from World Omni Financial Corp. World Omni Financial Corp. may use all or a portion of the proceeds to reacquire the receivables from affiliates of World Omni Financial Corp. or from warehouse facilities or structured commercial paper issuers who in turn will repay indebtedness secured by the receivables. World Omni Financial Corp. will use any remainder of the proceeds for general corporate purposes.

THE TRUSTEE

The trustee or trustees for each series of notes will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related notes is limited solely to the express obligations of the trustee described in the trust agreement related to the securities.

With respect to each series of notes, the procedures for the resignation or removal of the trustee and the appointment of a successor trustee will be specified in the related prospectus supplement.

DESCRIPTION OF THE NOTES

The notes will be issued in series. The issuing entity may issue notes in one or more classes. Each class of notes will either evidence beneficial interests in a segregated pool of assets or will represent debt of the issuing entity secured by the trust assets. The following summaries, together with additional summaries under “Description of the Trust Documents” below, describe all material terms and provisions common to all notes. The summaries do not purport to be complete and are subject to all of the provisions of the documentation for the related notes and the related prospectus supplement.

All of the notes offered pursuant to this prospectus and the related prospectus supplement will be rated by one or more nationally recognized statistical rating agencies hired by the sponsor to rate such notes.

Each series or class of notes offered pursuant to this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of notes described in the related prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes of “strip notes,” which are notes that are entitled to:

(1) principal distributions, with disproportionate, nominal or no interest distributions; or

(2) interest distributions, with disproportionate, nominal or no principal distributions.

In addition, a series of notes may include two or more classes of notes that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of principal or interest or both. Distributions of principal or interest or both on any class also may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the receivables pool. Any series may include one or more classes of “accrual notes,” which are notes for which all or some of the interest is added to the principal balance instead of currently distributed.

If so provided in the related prospectus supplement, a series may include one or more other classes of notes that are senior to one or more other classes of subordinate notes in respect of distributions of principal and interest and allocations of losses on receivables.

In addition, some classes of senior or subordinate notes may be senior to other classes of senior or subordinate notes in respect of distributions or losses.

General Payment Terms of Notes

As described in the related prospectus supplement, the issuing entity will make payments to holders of the notes on specified payment dates. Payment dates with respect to the notes will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. For example, in the case of quarterly-pay notes, the payment date would be a specified day of every third month. The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the noteholders for the purpose of receiving payments on the next succeeding payment date.

The prospectus supplement will specify a collection period preceding each payment date. For example, in the case of monthly-pay notes, the collection period would be the calendar month preceding the month of the relevant payment date. The servicer will remit collections received on or with respect to the related receivables held by an issuing entity during a collection period to the related trustee prior to the related payment date. These amounts will fund payments to noteholders on the payment date. As may be described in the related prospectus supplement, the trustee may apply all or a portion of the payments collected on or with respect to the related receivables to acquire additional receivables during a specified period rather than to fund payments of principal to noteholders during the period. In this case, the related notes will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest only or revolving periods may terminate prior to the scheduled date and result in an early amortization of the related notes. The retention and temporary investment by the trustee of the collected payments:

•	slows the amortization rate of the related notes relative to the installment payment schedule of the related receivables; or

•	attempts to match the amortization rate of the related notes to an amortization schedule established at the time the notes are issued.

Any of these features may terminate prior to the scheduled date and result in distributions to the noteholders and an acceleration of the amortization of the securities.

If specified in the related prospectus supplement, the trustee may retain all or a portion of the collected payments, which will be held in specified types of eligible investments, including receivables, for a specified period prior to being used to fund payments of principal to noteholders. In addition, the related prospectus supplement may provide that for purposes of determining payments on the notes, specified portions of principal payments on indicated receivables will be deemed interest payments on those receivables.

Eligible investments are generally limited to investments acceptable to the rating agencies hired by the sponsor to rate the securities as being consistent with the rating of the securities. We refer you to “Description of the Trust Documents—Accounts.”

Neither the notes nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person.

Book-Entry Registration

Holders of notes may hold their notes through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold the positions in customers’ securities accounts in the depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of notes that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, holders of notes will receive all distributions of principal and interest from the related trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of notes may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of notes.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. Participants and indirect participants with which the holders of notes have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of notes. Accordingly, although the holders of notes will not possess the notes, DTC rules provide a mechanism by which participants will receive payments on notes and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of notes to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the notes, may be limited due to the lack of a physical certificate for the notes.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of a notes only at the direction of one or more participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants services, including, for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. Neither the depositor nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Definitive Notes

Unless the related prospectus supplement provides otherwise, the notes will be issued in fully registered, certificated form as definitive notes to the noteholders of a given series or their nominees, only if:

•

the related administrator in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the related administrator is unable to locate a qualified successor;

•	the administrator at its option advises the indenture trustee that it elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default under the related indenture or a default by the servicer under the related sale and servicing agreement, noteholders representing at least a majority of the outstanding principal amount of the notes advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the noteholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the related administrator will be required to notify all the noteholders through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the applicable trustee will reissue the notes as definitive notes to the noteholders.

Distributions of principal of, and interest on, the notes will thereafter be made by the applicable trustee in accordance with the procedures described in the related indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date.

The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the applicable noteholder.

Definitive notes in respect of a given series of notes will be transferable and exchangeable at the offices of the applicable trustee or of a note registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

Unless otherwise described in the related prospectus supplement, on or prior to the business day immediately preceding each payment date, the applicable trustee will include with each distribution to each securityholder as of the related record date a statement, generally setting forth the following:

(1) the amount of the distribution allocable to principal of each class of securities;

(2) the amount of the distribution allocable to interest on each class of securities;

(3) the principal balance of the receivables pool as of the last day of the related collection period;

(4) the aggregate principal balance of, and the pool factor for, each class of securities as of the last day of the preceding collection period, after giving effect to payments of principal under (1) above;

(5) the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount from that of the prior payment date; and

(6) the number and the aggregate purchase amount of receivables repurchased by World Omni Financial Corp. or purchased by the servicer.

Unless otherwise described in the related prospectus supplement, DTC will supply these reports to securityholders in accordance with its procedures. The report will also indicate each amount described under subclauses (1) and (2) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

After the end of each calendar year, unless otherwise specified in the related prospectus supplement, the applicable trustee will mail, to each person who was a securityholder during the year, a statement (based on information prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the documents used to create an issuing entity and issue the related securities. The trust documents for a series of notes and certificates will generally consist of:

(1) a purchase agreement, generally between World Omni Financial Corp., as depositor, and World Omni Auto Receivables LLC, as purchaser;

(2) a sale and servicing agreement, generally between the issuing entity, as the issuing entity, World Omni Auto Receivables LLC, as depositor, and World Omni Financial Corp., as servicer;

(3) an indenture, generally between the issuing entity and the applicable trustee; and

(4) a trust agreement, generally between the depositor and the applicable trustee.

The prospectus supplement for a given series will specify the trust documents utilized for that series of notes. We have filed forms of the trust documents as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Sale and Assignment of Receivables

On or prior to the closing date for each series of notes, World Omni Financial Corp. will sell and assign to the depositor, without recourse, except for repurchases as a result of certain breaches, representations and warranties, its entire interest in the receivables to be included in the issuing entity, together with its security interests in the financed vehicles. At the time of issuance of the notes, the depositor will transfer the receivables to an issuing entity pursuant to a sale and servicing agreement.

As more fully described in the related prospectus supplement, World Omni Financial Corp. will purchase from the related issuing entity any receivable transferred to an issuing entity if the interest of the securityholders in that receivable is materially adversely affected by a breach of any representation or warranty made by World Omni Financial Corp. with respect to that receivable, which breach has not been cured following the discovery by or notice to World Omni Financial Corp. of the breach. In addition, if so specified in the related prospectus supplement, World Omni Financial Corp. may from time to time reacquire receivables or substitute other receivables for any defective receivables.

Pending sale to the depositor, World Omni Financial Corp. may finance the receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On or prior to the closing date, for each series of securities, these affiliates or any related warehouse provider will transfer the receivables to World Omni Financial Corp. for sale to the depositor. To the extent indicated in a prospectus supplement for a series, these World Omni Financial Corp. affiliates or any related warehouse provider may sell the receivables directly to the depositor. In all cases, World Omni Financial Corp. will make the representations and warranties with respect to the receivables as described in “The Receivables Pools—Receivables Pools” in this prospectus.

Accounts

With respect to each series of securities, the servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders. The servicer will deposit all payments made on or with respect to the related receivables into a collection account. The trustee will deposit amounts released from the collection account and any reserve account or other credit enhancement for distribution to the securityholders into a distribution account. The trustee will make distributions to the securityholders from the distribution account.

If the related prospectus supplement so provides, the trustee will maintain a pre-funding account solely to hold funds to pay to the depositor for additional receivables transferred during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the receivables. On the closing date, the depositor will deposit into the pre-funding account the initial pre-funded amount received from the sale proceeds of the securities.

If the related prospectus supplement so provides, the depositor will establish and maintain the reserve account in the name of the applicable trustee on behalf of the securityholders. On the closing date, the depositor will deposit cash in the reserve account. On payment dates specified in the related prospectus supplement, the trustee will withdraw funds on deposit in the reserve account in excess of the required amount and will deposit such funds in the distribution account for distribution.

The related prospectus supplement will describe any other accounts to be established with respect to an issuing entity, including any other reserve account or yield supplement account.

Funds in the Trust Accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the sponsor to rate the securities as being consistent with the rating of the securities. Eligible investments must generally mature before the related payment date. To the extent specified in the prospectus supplement, funds in the Trust Accounts may be invested in securities that will mature after the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any Trust Account at any time may be less than the balance of the Trust Account. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The trustee will deposit investment earnings on funds in the Trust Accounts as specified in the related prospectus supplement.

If so provided in the prospectus supplement, on or before the applicable payment date, the servicer will deposit into the related collection account as an advance an amount equal to the amount of interest that would have been due on the receivables related to a series at their respective annual percentage rates for the related collection period minus the amount of interest actually received on the receivables during the related collection period. The servicer will not be required to make any advances to the extent that it does not expect to recoup the advance from subsequent collections or recoveries. If the servicer makes an advance that becomes a non- recoverable advance, the issuing entity will pay the servicer an amount equal to the non-recoverable advance prior to paying the holders of securities. Unless otherwise specified in the prospectus supplement, the servicer will make no advances of principal on the receivables.

The Trust Accounts may be maintained as either:

(1) a segregated trust account in the corporate trust department of the applicable trustee; or

(2) a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the applicable rating agencies hired by the sponsor; and

•	its deposits insured by the FDIC.

Unless otherwise specified in the related prospectus supplement, the Trust Accounts will be maintained with the applicable trustee so long as they satisfy the requirements above.

The Servicer

World Omni Financial Corp. will be the servicer under each sale and servicing agreement. Any servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related sale and servicing agreement and regarding its ability to service the receivables and maintain the security interests of the applicable trustee in the receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any receivables, the servicer will be required to purchase such receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer.

Servicing Procedures

The servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the receivables. The servicer will, in a manner consistent with the trust documents, service the receivables generally in accordance with procedures used by the servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account. Consistent with its normal procedures, the servicer may, in its sole discretion, grant extensions, rebates or adjustments on a receivable. The sale and servicing agreement generally will provide that no more than six extensions may be granted and will provide for the timing of the extensions. In the ordinary course of business, the servicer may agree to the modification of an obligor’s monthly payment date. In connection with any such modification in which the payment date is moved to a later date in the month, the obligor is typically required to pay an additional finance charge relating to the extended payment period. The servicer generally may not change the method under which scheduled payments of interest on a receivable are computed. If the servicer violates any of the restrictions described above and the related receivable is materially and adversely affected by the violation, or the servicer extends the date for final payment by the obligor of a receivable beyond the final maturity date of the offered notes, the servicer must purchase the receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer. The servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any receivable as to which the servicer shall have determined that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing a defaulted receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to “Some Legal Aspects of the Receivables.”

During the preceding three years, the servicer has modified its servicing policies and procedures to:

•	revise the collection scoring model that is used to assign obligors to risk groups for collection purposes;

•

conform certain procedures to reflect changes in the Fair Credit Reporting Act that resulted from the enactment of the Fair and Accurate Credit Transactions Act (the primary purpose of these changes was to assist consumers in preventing identity theft); and

•

outsource to independent contractors collection activities on retail installment contracts with respect to which the obligor is in bankruptcy status or on certain new accounts that are in deficiency status.

Except as set forth above, the servicer has not modified its servicing policies and procedures in any material respect during the preceding three years.

Payments on Receivables

Obligors will generally make payments on the receivables by mail for deposit into a lock box account maintained by the servicer or directly through electronic means. The servicer will deposit all payments it receives on or in respect of the receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, the related prospectus supplement may provide for less frequent deposits into the collection account if the following conditions are met:

(1) World Omni Financial Corp. remains the servicer, except in connection with an annual transfer, under the sale and servicing agreement;

(2) no default by the servicer has occurred and is continuing; and

(3) World Omni Financial Corp. does not receive notice from the rating agencies hired by the sponsor that the cessation of daily deposits will result in a reduction or withdrawal of the then current rating of the securities.

In that event, World Omni Financial Corp. need not deposit collections into the collection account by the second business day after receipt, but may use for its own benefit all of those collections until the business day prior to the related payment date, whether or not such funds will be distributed to securityholders, retained in the collection account or deposited in another account on such payment date, at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions set forth above not been satisfied.

Servicing Compensation

The issuing entity generally will pay to the servicer a servicing fee on each payment date equal to the product of one-twelfth of the specified percentage per annum and the principal balance of the receivable pool immediately before the open of business on the first day of the related collection period. With respect to the initial payment date, the servicing fee will be based on the principal balance, as of the cutoff date, of the receivables pool. The related prospectus supplement will describe the servicing fee. The servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, telephone payment fees and other administrative fees or similar charges allowed by applicable law with respect to the receivables that are owned by the issuing entity. The servicer will also be entitled to reimbursement from the issuing entity for certain liabilities. The servicer will allocate the payments by or on behalf of obligors to scheduled payments, late fees and other charges and principal and interest in accordance with the servicer’s normal practices and procedures. The issuing entity will pay the servicing fee out of collections from the receivables prior to distributions to securityholders.

The servicing fee and additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of automotive receivables as an agent for the issuing entity. Servicing duties include collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions.

As long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee for the related collection period will be deemed to equal zero for all purposes of the trust documents.

Distributions

Beginning on the payment date specified in the related prospectus supplement, the issuing entity will make distributions of principal and/or interest on each class of notes to the holders of notes of the series. The prospectus supplement will describe the timing, amount, priorities and other specifics of distributions to each class of noteholders of each series.

On each payment date the indenture trustee will transfer collections on the related receivables from the collection account to the distribution account for distribution to securityholders. To the extent described in the related prospectus supplement, distributions in respect of principal of a class of notes of a given series may be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of the series may be subordinate to payments in respect of the notes of the series. World Omni Financial Corp.’s monthly servicing report to the indenture trustee and the noteholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the servicing report.

Credit and Cash Flow Enhancements

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements and any provider of credit or cash flow enhancement with respect to each class of securities of a given series. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a combination of two or more of the following:

•

Reserve Account. The trustee will apply amounts on deposit in the Reserve Account, if any, to make payments on the securities in accordance with the priority of payments, to the extent that those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The Reserve Account provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.

•

Overcollateralization. The aggregate outstanding principal balance of the receivables plus amounts in the pre-funding account may exceed the aggregate outstanding principal amount of the securities issued by the issuing entity by an amount indicated in the accompanying prospectus supplement. See “Summary—Credit Enhancement—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.

•

Subordination of Interests. Subordinated classes of securities will be allocated available funds only after the applicable portion of the obligations for any payment period of the senior classes of securities has been paid. This subordination provides credit enhancement to the senior classes of securities and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

•

Excess Interest. More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from obligors will serve as additional credit enhancement.

•

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to the Reserve Account, such as spread, yield supplement or negative carry accounts, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that may be applied to make payments on the securities issued by the issuing entity. Any such arrangements will be disclosed in the accompanying prospectus supplement.

•

Yield Supplement Overcollateralization. In lieu of, or in addition to, a yield supplement account, the related prospectus supplement may provide that pool overcollateralization will be created on the related closing date to provide credit enhancement to compensate for low APRs on certain receivables.

•

Interest Rate and Currency Protection Agreements. Each issuing entity may enter into an interest rate swap or other interest rate protection agreements that will enable it to pay a fixed or floating rate of interest on one or more classes of its securities. Each issuing entity may also enter into a currency swap arrangement or other exchange rate protection agreements that will enable it to pay one or more classes of its securities in a specified currency.

•

Credit or Liquidity Facilities. Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the applicable issuing entity.

Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Credit enhancement increases the likelihood of receipt by the relevant securityholders of their full amount of principal and interest and decreases the likelihood that these securityholders will experience losses. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Evidence as to Compliance

Annually, the servicer will deliver to the related issuing entity and the trustee an officer’s certificate stating that to the best of such officer’s knowledge the servicer has complied with the servicing criteria set forth in the relevant Securities and Exchange Commission (“SEC”) regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the closing date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The servicer also will agree to give the trustee notice of defaults by the servicer under the related sale and servicing agreement.

The servicer will also furnish to the related issuing entity and trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of receivables.

Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the issuing entity or the securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the applicable trustee or a successor servicer has assumed the servicer’s obligations and duties under the applicable sale and servicing agreement. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the applicable sale and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the servicer will succeed the servicer under the applicable sale and servicing agreement.

Upon a termination of the servicer, the indenture trustee will select and appoint a successor servicer to perform the outgoing servicer’s duties and undertake its responsibilities and liabilities. The appointed successor servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts. The successor servicer will hold all the rights of the outgoing servicer under the trust documents and will receive compensation mutually agreed upon between the successor servicer and the indenture trustee. The successor servicer shall receive the same compensation as the outgoing servicer, but in no case will the indenture trustee be liable for any difference in compensation between the outgoing servicer and the successor servicer. No successor servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the servicer, the outgoing servicer shall transfer all cash amounts that are to be held by the successor servicer to the successor servicer and shall provide the successor servicer with all information regarding the receivables files that is required for the proper servicing of the receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of receivables files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing servicer. The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the servicer to the certificateholders and noteholders, respectively, upon either occurrence.

Servicer Termination Event

Except as otherwise provided in the related prospectus supplement, a servicer termination event under the related trust documents will include:

(1) any failure by the servicer to deliver to the applicable trustee for deposit in any of the related Trust Accounts any required payment or to direct the trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

(2) any failure by the servicer or, if the servicer is an affiliate of the depositor, the depositor duly to observe or perform in any material respect any other covenant or agreement of the servicer or depositor, as applicable, in the trust documents which materially and adversely affects the rights of the related securityholders and which continues unremedied for more than sixty days after written notice of the failure:

•	to the servicer by the applicable trustee, or

•	to the servicer, and to the applicable trustee by holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities; and

(3) events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or, if the servicer is an affiliate of the depositor, the depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clause (2) for a period of ninety business days shall not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the applicable trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

Except as otherwise provided in the related prospectus supplement, as long as a servicer termination event under the related trust documents remains unremedied, the applicable trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may terminate all the rights and obligations of the servicer, if any, under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or, if no successor servicer has been appointed at the time the outgoing servicer ceases to act, the indenture trustee, will become servicer under the trust documents. If the indenture trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. If the servicer termination event is the result of the bankruptcy, or other similar event, of the servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing.

Waiver of Past Defaults

With respect to the issuing entity, except as otherwise provided in the prospectus supplement, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, on behalf of all securityholders of the related securities, waive any default by the servicer in the performance of its obligations under the related trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the securityholders’ rights with respect to subsequent defaults.

Amendments

The requirements of amending the indenture may be found in “Description of the Notes—The Indenture.” Unless otherwise specified in the related prospectus supplement, generally each of the other trust documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the offered notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•

no rating agency hired by the sponsor then rating the related securities shall have notified the sponsor that the amendment will result in a reduction or withdrawal of its rating on the securities of that class; and

•	the delivery by the servicer of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, unless otherwise specified in the related prospectus supplement, the depositor, the servicer, the issuing entity and the applicable trustee, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, unless the interests of the noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing not less than 50% of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the offered notes is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related receivables or distributions to holders of the offered notes; or

•	reduces the required percentage of the offered notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the owner trustee, the indenture trustee, the depositor, every certificateholder and every noteholder will covenant on its own behalf that it will not at any time institute against the issuing entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

To the fullest extent permitted by law, the owner trustee will not institute, or consent to the institution of, any proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the issuing entity. In addition, while the Indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the issuing entity.

Termination

With respect to each issuing entity, the obligations of the servicer, World Omni Financial Corp., and the applicable trustee pursuant to the related trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the securityholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the issuing entity have been distributed in accordance with the related trust documents.

Unless otherwise specified in the related prospectus supplement, any outstanding securities of the related series will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the controlling securities as identified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities may be the controlling securities until they are repaid in full. Notes owned by an issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding amount of the controlling securities have given any request, demand, authorization, direction, notice, consent or waiver under any related transaction document.

DESCRIPTION OF THE NOTES

With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Principal and Interest on the Notes

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of, or method of determining, payments of principal and interest with respect to each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of the related series will be made prior to payments of principal. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. Each class of variable or adjustable interest rate notes will bear interest during each applicable interest accrual period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in the related prospectus supplement. The “spread” is a number of basis points to be added to or subtracted from the related base rate. The “spread multiplier” is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate. The related prospectus supplement will designate one of the following base rates as applicable to a variable or adjustable interest rate note:

•	London interbank offered rate;

•	commercial paper rates;

•	Treasury rate;

•	federal funds rate; or

•	negotiable certificates of deposit rate.

The related prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset. If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to notes having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the funding period, if any, or as a result of the servicer’s exercising its option to purchase the related receivables pool.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement. The aggregate initial principal amount of the notes of a series may, after giving effect to the purchase of all additional receivables, if any, be greater or less than the aggregate initial principal balance of the receivables in that series.

To the extent specified in the related prospectus supplement, payments of interest to holders of two or more classes of notes within a series may have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case the holders of the classes of notes will receive their ratable share, based upon the aggregate amount of interest due to the noteholders, of the aggregate amount available to be distributed in respect of interest on the notes.

In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the order and priority of the payment, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class. A series with notes may provide for a revolving period, during which collections of principal in respect of the receivables are not applied to payments of principal of the notes, or may provide for a credit or liquidity facility that permits one or more classes of notes to be paid in planned amounts on scheduled payment dates.

The Indenture

Events of Default; Rights upon Event of Default

Unless otherwise specified in the prospectus supplement, Events of Default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest on any note;

•

a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice and cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

Unless otherwise specified in the applicable prospectus supplement, the indenture generally entitles noteholders to principal only to the extent of amounts deposited in the distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for the class of notes.

If an Event of Default should occur and be continuing and is known by an officer of the indenture trustee, the indenture trustee will mail to each noteholder a notice of the Event of Default within 90 days after it occurs. However, if the Event of Default is caused by a default in the payment of principal of or interest on any note, the indenture trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the noteholders.

If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may immediately declare the notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

If the notes are due and payable following an Event of Default, the indenture trustee may, or at the direction of holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities shall, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party, sell the receivables included or elect to have the issuing entity maintain possession of the receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. The indenture trustee is generally prohibited from selling the receivables following an Event of Default unless:

•	the holders of all the outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding notes; or

•

the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and the indenture trustee obtains the consent of the holders of the controlling securities evidencing not less than 66 2/3% of the voting rights of the controlling securities.

As may be further specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such notes, unless the indenture trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, generally, waive any default with respect to the notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Unless otherwise specified in the applicable prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•

the holders of the controlling securities evidencing not less than 25% of the voting rights of the controlling securities have made a written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee indemnity reasonably satisfactory to it;

•	the indenture trustee has for 60 days failed to institute such proceeding; and

•

no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

In addition, the indenture trustee and the holders of notes, by accepting such notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an Event of Default shall occur, to the extent the Indenture Trustee has a conflicting interest including, without limitation, affiliation with any underwriter of a series as described in the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall resign as required thereby.

Material Covenants

An issuing entity may not consolidate with or merge into any other entity, unless the issuing entity meets specific conditions, including that the rating of the notes then in effect would not be reduced or withdrawn by the rating agencies hired by the sponsor to rate the notes as a result of such merger or consolidation.

Each issuing entity will make negative covenants. Unless otherwise specified in the related prospectus supplement, these covenants generally provide that an issuing entity will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the issuing entity;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

Each issuing entity will engage only in the activities specified in this prospectus and the applicable prospectus supplement. An issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, the indenture or other related documents.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, will include a statement that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

The indenture requires the indenture trustee, if required by the Trust Indenture Act of 1939, to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Modification of Indenture

Unless otherwise specified in the applicable prospectus supplement, the issuing entity and the indenture trustee may, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders, except as provided below.

Unless otherwise specified in the applicable prospectus supplement, the consent of each holder of outstanding notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the indenture trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the receivables when the proceeds of such sale would be insufficient to fully pay outstanding notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the issuing entity and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for purposes including adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that, except with respect to amendments which merely amplify descriptions of property, evidence succession of the issuing entity, add to the covenants of the issuing entity, convey or transfer property to the indenture trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee, modify provisions necessary under applicable law or correct any manifest error in the terms of the related indenture as compared to the terms set forth in this prospectus and the applicable prospectus supplement, which amendments only require prior notice to each rating agency hired by the sponsor to rate the notes, such action will not materially and adversely affect the interest of any such noteholder as evidenced by an officer’s certificate to that effect and no notice from any rating agency hired by the sponsor then rating the related notes shall have been received that the amendment will result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the trust assets securing a series of notes upon the delivery to the indenture trustee for cancellation of all such notes or, with some limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of principal and accrued interest on such notes; the payment of all other sums due under the indenture and the delivery to the indenture trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee

The indenture trustee may resign at any time, in which event the servicer will appoint a successor trustee. The issuing entity may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if that indenture trustee becomes insolvent. In those circumstances, the issuing entity will appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of receivables by World Omni Financial Corp. to the depositor, and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The issuing entity will appoint the servicer as custodian of the receivables and all related documents. The servicer will not physically segregate the receivables from the servicer’s other receivables or other receivables that the servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the depositor will reflect the sale and assignment. The receivables will remain in the possession of the servicer and will not be stamped or otherwise marked to reflect the assignment to the trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a receivable for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and takes possession of a receivable, this purchaser would acquire an interest in the receivable superior to the interest of the issuing entity.

The depositor will take no action to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into a Trust Account.

Safekeeping of Chattel Paper

As part of each origination of a receivable, an original contract and title application is sent to World Omni Financial Corp.’s Customer Service Center. These documents are scanned into World Omni Financial Corp.’s imaging system to facilitate access and record retention. World Omni Financial Corp. has implemented controls to identify any new loans that do not have an original contract in the imaged file.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a receivable has been booked for more than 180 days and World Omni Financial Corp. has not received a negotiable title, that receivable enters a title tracking process. World Omni Financial Corp. associates work with the dealers and state departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Except in those states in which the state maintains electronic titles and World Omni Financial Corp. has elected to use electronic filing, and except in those states in which the title is held by the obligor, paper titles are maintained in account number order in fire resistant cabinets in World Omni Financial Corp.’s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the lien on the title is released and, except in those states in which the title is held by the obligor, the title is mailed to the appropriate party. In states that require the return of the contract, the original contract is returned to the obligor.

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in financed vehicles is perfected by obtaining the certificate of title to the financed vehicle and notation of the secured party’s lien on the vehicle’s certificate of title.

Unless the related prospectus supplement specifies otherwise, each receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. The obligors on the receivables will not be notified of the sale from World Omni Financial Corp. to the depositor, or the sale from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the depositor, and the depositor will transfer and assign its security interest in the financed vehicles to the related issuing entity. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the depositor will amend the certificates of title of the financed vehicles to identify the related issuing entity as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Because the issuing entity is not identified as the secured party on the certificate of title, however, the security interest of the issuing entity in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession of the title by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.

Repossession

In the event of default by a vehicle purchaser, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor’s right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

Other state laws may have additional requirements. For example, in California a secured party must give at least 15 days’ notice to anyone liable on the retail installment contract prior to selling the collateral. Any person liable on the contract can reinstate the contract within 15 days if certain conditions are satisfied. This right to reinstate the contract can be exercised once in any 12 month period and twice during the term of the contract. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most jurisdictions, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus reasonable attorneys’ fees and legal expenses, to the extent provided by agreement and not prohibited by law, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied as follows: first, to the payment of the outstanding payment balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the receivable was charged-off; third, to the expenses of collection and repossession; fourth, to the payment of unpaid finance charges that accrued after the date on which the receivable was charged-off; and fifth, to the payment of applicable late charges and fees and vehicle sale expenses. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, an obligor may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the receivables. If the issuing entity were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the securityholders.

The “holder-in-due-course rule” of the Federal Trade Commission subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the related issuing entity as holder of the related receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.’s warranties under the related purchase agreement and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured. We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission requires that all sellers of used vehicles prepare, complete and display a “buyer’s guide” which explains the warranty coverage for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer’s guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a receivable were successful in asserting any claim or defense, the servicer could pursue on behalf of the related issuing entity any reasonable remedies against the seller or the manufacturer of the vehicle.

Under each purchase agreement, World Omni Financial Corp. will have represented and warranted that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against an issuing entity for violation of any law and the claim materially and adversely affects the issuing entity’s interest in a receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni Financial Corp., the depositor, any issuing entity or any of their respective creditors.

Potential Applicability to World Omni Financial Corp., the Depositor and Issuing Entities

There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the applicable issuing entity or the depositor could also be subject to the provisions of OLA as a “covered subsidiary” of World Omni Financial Corp. For an issuing entity or the depositor to be subject to receivership under OLA as a “covered subsidiary” of World Omni Financial Corp. (1) the FDIC would have to be appointed as receiver for World Omni Financial Corp. under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such issuing entity or depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni Financial Corp. If the FDIC is appointed as received under OLA, the applicable issuing entity or the depositor will be considered a covered financial company under OLA and the FDIC will have all the powers and rights with regards to the applicable issuing entity or the depositor that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni Financial Corp. would have serious adverse effects on the financial stability in the United States. In addition, no assurance can be given that OLA provisions would not apply to World Omni Financial Corp., a particular issuing entity or the depositor or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA

If the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the applicable issuing entity or the depositor, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni Financial Corp. or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni Financial Corp.’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni Financial Corp. or its subsidiaries (including the depositor or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and could be reduced.

We will structure the transfers of receivables under each purchase agreement and the related sale and servicing agreement with the intent that they would be characterized as legal true sales under applicable state law and that the receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel advisory January 2011 opinion and other applicable law, the FDIC would not be able to recover the transferred receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the receivables or the noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenges were unsuccessful, or that the FDIC would not repudiate a legal true sale, noteholders could suffer delays in the payments on their notes.

Also assuming that the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the applicable issuing entity or the depositor, under OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni Financial Corp. or that covered subsidiary, as applicable, including its obligations to repurchase receivables for breach of representation or warranty as well as its obligation to service the receivables. If the FDIC were to exercise this repudiation power, noteholders would not be able to compel World Omni Financial Corp. or any applicable covered subsidiary to repurchase receivables for breach of representation and warranty and instead would have a claim for damages against World Omni Financial Corp.’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their notes. Noteholders would also be prevented from replacing the servicer during the stay. In addition, if the FDIC were to repudiate World Omni Financial Corp.’s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the related issuing entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the purchase agreement, sale and servicing agreement, the administration agreement and the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni Financial Corp.’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni Financial Corp. or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If an issuing entity were to become subject to OLA, the FDIC may repudiate the debt of such issuing entity. In such an event, the related series of noteholders would have a secured claim in the receivership of such issuing entity for “actual direct compensatory damages” as described above, but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under OLA

Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of receivables that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of receivables evidenced by certain written contracts and perfected by the filing of a UCC financing statement against World Omni Financial Corp., the depositor and the applicable issuing entity, as applicable, unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the indenture trustee. If a transfer of receivables were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the receivables.

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA, a transfer of the receivables perfected by the filing of a UCC financing statement against World Omni Financial Corp., the depositor and the applicable issuing entity as provided in the applicable purchase agreement, sale and servicing agreement and indenture would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including a clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by your issuing entity could be delayed or reduced.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active duty in the military. We refer you to “Risk Factors—Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment” in this prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the notes. However, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase notes in the initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their own tax advisors in determining federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of Kirkland & Ellis LLP, special federal tax counsel to the issuing entity, regarding certain federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt issued by an issuing entity with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the notes. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each issuing entity and the notes and related terms, parties and documents applicable to the issuing entity.

Tax Characterization of the Issuing Entity

Kirkland & Ellis LLP will deliver its opinion that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including that the issuing entity will not make an affirmative election to be treated as a corporation. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Prior to the sale of notes by the related issuing entity, federal tax counsel will deliver its opinion to the issuing entity with respect to each series of notes that either:

•	the notes of the series will be characterized as debt for federal income tax purposes; or

•	the notes of the series should be characterized as debt for federal income tax purposes, but if the notes are not characterized as debt, the notes will be characterized as interests in a partnership.

Except as described below under the heading “—Possible Alternative Treatment of the Notes,” the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

Original Issue Discount

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “interest only” or “principal only” notes. To the extent we offer these notes, the related prospectus supplement will describe the relevant federal income tax consequences. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the notes, that is, any excess of the principal amount of the notes over their issue price, is de minimis, or less than 0.25% of their principal amount multiplied by the maturity of the notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

Interest Income on the Notes

Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Internal Revenue Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the notes are issued with OID, a purchaser who acquires a note at a discount may be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a note at a premium, that is an amount in excess of the amount payable upon the maturity of the note, the noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

Net Investment Income

Recently enacted legislation generally imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Interest paid or accrued to a noteholder who is a Non-U.S. Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

If the information provided in this statement changes, the Non-U.S. Person must inform the issuing entity within 30 days of the change. If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a W-8BEN or a similar form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding

Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold the required amount (currently at 28%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Foreign Account Tax Compliance

Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain Non-U.S. Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Non-U.S. Persons unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. These rules were generally to be effective with respect to payments made after December 31, 2012, but would exempt from withholding payment on, or proceeds in respect of, debt instruments outstanding on the date two years after the date of enactment (March 18, 2010). A recent Internal Revenue Service publication states that these rules are now effective with respect to payments made after December 31, 2013. The IRS recently published proposed Treasury Regulations with respect to this legislation which would exempt from withholding any payment on debt instruments outstanding on January 1, 2013. The proposed Treasury Regulations have not been adopted as final. Although proposed Treasury Regulations have been issued, the scope and application of this legislation remain unclear. As a result, potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Possible Alternative Treatment of the Notes

In the opinion of federal tax counsel, in the event that any series of notes were not treated as debt for federal income tax purposes, the series of notes would be characterized for federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the issuing entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the notes. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the notes as debt, the characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes, plus possibly some other items, even though the issuing entity might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the issuing entity to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

CERTAIN ERISA CONSIDERATIONS

The prospectus supplement for each series of securities will summarize, subject to the limitations discussed in each prospectus supplement, considerations under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code or similar state laws relevant to the purchase of the securities by employee benefit plans, individual retirement accounts and other investors subject to such laws.

PLAN OF DISTRIBUTION

The notes offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the depositor of the sale.

The offered notes will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods, or an offering of a particular series of securities may be made through a combination of two or more of these methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

•	by placements by the depositor with investors through dealers; and

•	by direct placements by the depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered notes, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered notes of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered notes will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

The depositor and World Omni Financial Corp. will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of the civil liabilities.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be described in the accompanying prospectus supplement. To the extent specified in the prospectus supplement for the related series, the depositor may retain or an affiliate of the depositor may purchase all or a portion of a class or classes of securities. Some or all of such securities may be sold by the depositor or its affiliates on or after the applicable closing date in one or more negotiated transactions at varying prices to be determined at the time of sale.

FINANCIAL INFORMATION

Certain specified trust assets will secure each series of securities. No issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust assets will be included in this prospectus or in the related prospectus supplement.

A prospectus supplement may contain the financial information or financial statements of any provider of credit enhancement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. We incorporate by reference into this prospectus any future annual report on Form 10-K, distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such form, we file with the SEC prior to the termination of the offering of the notes offered by this prospectus. These periodic reports will be filed under file number 333-159392.

For the time period that the applicable issuing entity is required to report under the Securities Exchange Act of 1934, the aforementioned periodic reports with respect to that issuing entity will be available to you through our website at http://www.worldomni.com/asset_securities.asp as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to securityholders referenced throughout this prospectus and the related prospectus supplement will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling (800) 732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

LEGAL MATTERS

The validity of the notes offered hereby and certain federal income tax matters will be passed upon for the depositor by Kirkland & Ellis LLP or by other counsel identified in the related prospectus supplement.

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms in this prospectus. References to the singular form of defined terms in this prospectus include reference to the plural and vice versa.

“Bankruptcy Action” means (1) the institution of or the consenting to the institution of any proceeding to have the issuing entity declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the assets of the issuing entity, (4) any assignment for the benefit of the issuing entity’s creditors, (5) causing the issuing entity to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the issuing entity to take any action) that would further items (1) through (6).

“Dodd-Frank Act” is defined on page 45.

“Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “Description of the Notes—The Indenture.”

“FDIC” is defined on page 45.

“Five-State Area” means Alabama, Florida, Georgia, North Carolina and South Carolina.

“JMFE” means JM Family Enterprises, Inc., a Delaware corporation.

“Non-U.S. Person” means a nonresident alien, foreign corporation or other non-U.S. Person.

“OLA” is defined on page 45.

“SEC” is defined on page 32.

“Short-Term Note” means a note which has a fixed maturity date not more than one year from the issue date of that note.

“Simple Interest Receivable” means a receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“Trust Accounts” means the collection account, the distribution account, any pre-funding account, any reserve account and other accounts so identified in the related prospectus supplement.

“U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•

a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•

a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

$713,410,000

World Omni Auto Receivables Trust 2012-A

Issuing Entity

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Asset-Backed Notes

Series 2012-A

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of the date of this prospectus supplement. Until ninety days after the date of this prospectus supplement, all dealers effecting transactions in the offered notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

Barclays	BofA Merrill Lynch	Morgan Stanley

Co-Managers of the Class A Notes

BB&T Capital Markets	Comerica Securities	J.P. Morgan	PNC Capital Markets	Raymond James/ Morgan Keegan	Wells Fargo Securities

Underwriters of the Class B Notes

Barclays	BofA Merrill Lynch	Morgan Stanley

The date of this Prospectus Supplement is July    , 2012